[GRAPHIC]                                                        Exhibit (17)(j)

FUNDS

SEMI-ANNUAL REPORT

JUNE 30, 2005

CLASSES I AND S


ING VARIABLE PRODUCT FUNDS

DOMESTIC EQUITY AND INCOME PORTFOLIOS
-  ING VP BALANCED PORTFOLIO
-  ING VP GROWTH AND INCOME PORTFOLIO

DOMESTIC EQUITY GROWTH PORTFOLIOS
-  ING VP GROWTH PORTFOLIO
-  ING VP SMALL COMPANY PORTFOLIO

DOMESTIC EQUITY VALUE PORTFOLIO
-  ING VP VALUE OPPORTUNITY PORTFOLIO

FIXED INCOME PORTFOLIOS
-  ING VP INTERMEDIATE BOND PORTFOLIO
-  ING VP MONEY MARKET PORTFOLIO

GLOBAL AND INTERNATIONAL EQUITY PORTFOLIOS
-  ING VP GLOBAL SCIENCE AND TECHNOLOGY PORTFOLIO
-  ING VP INTERNATIONAL EQUITY PORTFOLIO

THIS REPORT IS SUBMITTED FOR GENERAL INFORMATION TO SHAREHOLDERS OF THE ING FUNDS. IT IS NOT AUTHORIZED FOR DISTRIBUTION TO PROSPECTIVE SHAREHOLDERS UNLESS ACCOMPANIED OR PRECEDED BY A PROSPECTUS WHICH INCLUDES DETAILS REGARDING THE FUNDS' INVESTMENT OBJECTIVES, RISKS, CHARGES, EXPENSES AND OTHER INFORMATION. THIS INFORMATION SHOULD BE READ CAREFULLY.

[ING LOGO]

                                TABLE OF CONTENTS

PRESIDENT'S LETTER                                                            1

MARKET PERSPECTIVE                                                            2

SHAREHOLDER EXPENSE EXAMPLES                                                  4

STATEMENTS OF ASSETS AND LIABILITIES                                          7

STATEMENTS OF OPERATIONS                                                      9

STATEMENTS OF CHANGES IN NET ASSETS                                          11

FINANCIAL HIGHLIGHTS                                                         16

NOTES TO FINANCIAL STATEMENTS                                                25

PORTFOLIOS OF INVESTMENTS                                                    38

ADVISORY CONTRACT APPROVAL DISCUSSION                                        77

PROXY VOTING INFORMATION

A description of the policies and procedures that the Registrants use to determine how to vote proxies related to portfolio securities is available (1) without charge, upon request, by calling Shareholder Services toll-free at 800-992-0180; (2) on the Registrants' website at www.ingfunds.com and (3) on the SEC's website at www.sec.gov. Information regarding how the Registrants voted proxies related to portfolio securities during the most recent 12-month period ended June 30 is available without charge on the Registrants' website at www.ingfunds.com and on the SEC's website at www.sec.gov.

QUARTERLY PORTFOLIO HOLDINGS

The Registrants file their complete schedule of portfolio holdings with the Commission for the first and third quarters of each fiscal year on Form N-Q. The Registrants' Forms N-Q are available on the SEC's website at www.sec.gov. The Registrants' Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC, and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330; and is available upon request from the Registrants by calling Shareholder Services toll-free at 800-992-0180.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                               PRESIDENT'S LETTER

[PHOTO OF JAMES M. HENNESSY]

Dear Shareholder,

We are in the midst of an exciting time here at ING Funds. We began the year by introducing a new ING global fund that gave investors an opportunity to invest in global companies with a history of attractive dividend yields.

The new fund was a bold and innovative opportunity and it captured the attention of investors. When the fund's initial offering period closed, it proved to be one of the five largest unleveraged closed-end funds in history.

The success of the new fund offering illustrates what ING Funds is really all about: fresh thinking in financial services. The fund's offering success also confirmed something else that we have long believed; namely, that investors are excited about opportunities beyond our shores.

As globalization grows, investment opportunities grow as well. In 1970, only about one-third of equity market capitalization was located abroad; by 2004, that number had jumped to 50 percent(1). It is often said that the world is becoming ever more complicated. This is undoubtedly true in the world of investments where the range of asset classes and investment techniques has never been wider. To take advantage of the opportunities that are now available, it is essential to seek investment partners who have the required breadth and depth of experience -- on a global basis.

Our goal at ING Funds is to deliver innovative investment products that help you, the investor, to achieve your financial dreams. We have also long been committed to uncovering opportunities worldwide.

We will continue to bring you opportunities -- wherever they occur. With access to more than 700 ING investment management professionals who are located around the world and who, in our consideration, deliver exceptional insight into markets in Europe, the Americas and the Asia-Pacific region, we believe we are in a unique position to help you take advantage of the opportunities that the world has to offer.

On behalf of everyone here at ING Funds, I thank you for your continued support and loyalty. We look forward to serving you in the future.

Sincerely,

/s/ James M. Hennessy

James M. Hennessy
President
ING Funds
July 27, 2005

----------
(1)  Morgan Stanley Capital International

     International investing does pose special risks including currency fluctuation, economic and political risks not found in investments that are solely domestic.

     The views expressed in the President's Letter reflect those of the President as of the date of the letter. Any such views are subject to change at any time based upon market or other conditions and ING Funds disclaims any responsibility to update such views. These views may not be relied on as investment advice and because investment decisions for an ING Fund are based on numerous factors, may not be relied on as an indication of investment intent on behalf of any ING Fund. Reference to specific company securities should not be construed as recommendations or investment advice.

MARKET PERSPECTIVE:  SIX MONTHS ENDED JUNE 30, 2005

Global stocks posted mixed results in the first half of 2005 with the U.S market finally succumbing to inflation and interest rate fears while many international stocks advanced. As a whole, GLOBAL EQUITIES lost 0.7%, according to the Morgan Stanley Capital International ("MSCI") World Index(1) in dollars, including net reinvested dividends, dragged down by a resurgent DOLLAR, boosted by strong Gross Domestic Product ("GDP") growth, and rising short-term interest rates. The euro was further buffeted by the defeat of a proposal for a European constitution, followed by acrimonious stalemate on a European budget. For the six months, the U.S. dollar rose 11.9% against the euro, 7.1% against the pound and 8.1% against the oil price sensitive yen.

Trends in investment grade U.S. FIXED INCOME securities had been dominated since the middle of 2004 by the flattening of the Treasury yield curve as ten-year yields fell even as the Federal Open Market Committee ("FOMC") raised short-term interest rates five times in 2004 and then twice more in February and March of 2005. The trend had been temporarily broken in the last few weeks of the first quarter as risk appetites soured, but not for long. From April 1, evidence of slowing activity and firming inflation mounted. May saw the curve-flattening trend sustained by the eighth FOMC rate rise. Then Dallas Federal Reserve President Fisher said that the FOMC, after eight rate increases, was in the "eighth inning" of the tightening cycle, sending the ten-year Treasury yield plunging through 4%, squeezing the spread over the 90-day Bill on June 27th to 0.87%, a new low since April of 2001. But on the last day of the quarter the FOMC raised the Federal Funds rate for the ninth time, to 3.25%, and made it perfectly clear that extra innings were about to be played. For the six months, the yield on U.S. 10-year Treasury Notes fell by 0.27% to 3.95%, while the yield on 13-week Treasury Bills rose 0.88% to 3.06%. The return on the broader Lehman Brothers Aggregate Bond Index(2) was 2.5%, and the recovery of investors' risk appetites helped the Lehman Brothers High Yield Bond Index(3) add 1.1%.

The U.S. EQUITIES market in the form of the Standard & Poor's ("S&P") 500 Index(4), lost 0.8% in the first half of 2005 including dividends. At this point the market was trading at a price-to-earnings level of about 15.75 times earnings for the current fiscal year. An early retreat was relieved by encouraging elections in Iraq, an upsurge in merger and acquisition activity and generally better than expected company earnings. A solid employment report on March 4 propelled the S&P 500 Index to its best close of the quarter the next day. But the sell off was swift amid concerns about inflation and a slowing economy. Investors keenly watched the swirling crosscurrents in the fixed income markets. Falling bond yields make stocks relatively more attractive and have encouraged mortgage refinancing on a massive scale. The funds raised have tended not to stay long in the wallets of American consumers, keeping expansion strong. However, inexorably rising short-term rates dampen demand and profit margins. Little wonder then that Mr. Fisher's remarks encouraged the market to make a run in June from the previous March 7 high. Although, it was tripped up by the other major influence on stocks in recent quarters: the surging price of oil, which is potentially inflationary through costs and deflationary since it acts like a tax. The price of a barrel of oil for July delivery reached a new record on June 17, stopping the stock market rally in its tracks. June ended on a down note when the FOMC indicated that the tightening game was far from over.

JAPAN EQUITIES fell 5.8%, based on the MSCI Japan Index(5) plus net dividends in dollars, but rose 1.8% in local currency. By month end the broad market was trading at about 15.5 times current fiscal year earnings. The period saw the familiar raft of macro-economic disappointments, but from May the news improved. GDP growth was estimated at 4.9% after three weak quarters. Profits are growing in Japan, by 15.8% in the first quarter, and the banks' bad loan crisis appears to be over.

EUROPEAN EX UK markets jumped 11.3% in local currencies during the first six months of 2005, repeatedly reaching three-year high levels, but fell 1.1% in dollars, according to the MSCI Europe ex UK Index(6) including net dividends. Markets were trading on average at about 13.5 times earnings for the current fiscal year. Such bullish performance belied bearish economic conditions with high unemployment and barely growing economies. This and the political setbacks referred to above served only to depress the euro. Stock markets cheered the weaker currency, while corporate profits held up and merger and acquisition activity revived, allowing stocks to rise in the face of record low bond yields.

The UK market gained 8.1% in sterling, based on the MSCI UK Index(7) including net dividends, making new four-year highs, but only 0.9% in dollars. It was then trading at just under 13 times current fiscal year earnings. The UK economy as a whole has been healthy, with 3.2% growth in 2004 and low unemployment. However, over-stretched consumers and soaring real estate prices held growth in check. Five interest rate increases through August 2004 eventually took their toll. By the end of June, house prices were falling, manufacturing was in decline and GDP growth slowed. The next move in interest rates, in our opinion, clearly is a decrease and it was this expectation, plus a weaker pound that boosted a fairly inexpensive stock market.

----------
(1) The MSCI WORLD INDEX is an unmanaged index that measures the performance of over 1,400 securities listed on exchanges in the U.S., Europe, Canada, Australia, New Zealand and the Far East.

(2) The LEHMAN BROTHERS AGGREGATE BOND INDEX is a widely recognized, unmanaged index of publicly issued investment grade U.S. Government, mortgage-backed, asset-backed and corporate debt securities.

(3) The LEHMAN BROTHERS HIGH YIELD BOND INDEX is an unmanaged index that measures the performance of fixed-income securities generally representative of corporate bonds rated below investment-grade.

(4) The STANDARD & POOR'S 500 INDEX is an unmanaged index that measures the performance of securities of approximately 500 large-capitalization companies whose securities are traded on major U.S. stock markets.

(5) The MSCI JAPAN INDEX is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Japan.

(6) The MSCI EUROPE EX UK INDEX is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in Europe, excluding the UK.

(7) The MSCI UK INDEX is a free float-adjusted market capitalization index that is designed to measure developed market equity performance in the UK.

ALL INDICES ARE UNMANAGED AND INVESTORS CANNOT INVEST DIRECTLY IN AN INDEX.

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE PERFORMANCE QUOTED REPRESENTS PAST PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE OF AN INVESTMENT WILL FLUCTUATE, AND SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. THE FUNDS' PERFORMANCE IS SUBJECT TO CHANGE SINCE THE PERIOD'S END AND MAY BE LOWER OR HIGHER THAN THE PERFORMANCE DATA SHOWN. PLEASE CALL (800) 992-0180 OR LOG ON TO www.ingfunds.com TO OBTAIN PERFORMANCE DATA CURRENT TO THE MOST RECENT MONTH END.

MARKET PERSPECTIVE REFLECTS THE VIEWS OF THE CHIEF INVESTMENT RISK OFFICER ONLY THROUGH THE END OF THE PERIOD, AND IS SUBJECT TO CHANGE BASED ON MARKET AND OTHER CONDITIONS.

                    SHAREHOLDER EXPENSE EXAMPLES (UNAUDITED)

As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments, reinvested dividends, or other distributions; redemption fees; and exchange fees; and (2) ongoing costs, including management fees; distribution [and/or service] (12b-1) fees; and other Fund expenses. These Examples are intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The Examples are based on an investment of $1,000 invested at the beginning of the period and held for the entire period from January 1, 2005 to June 30, 2005.

ACTUAL EXPENSES

The first section of the table shown, "Actual Fund Return," provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second section of the table shown, "Hypothetical 5% Return," provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the hypothetical lines of the table are useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

                                                        BEGINNING           ENDING                      EXPENSES PAID
                                                         ACCOUNT           ACCOUNT       ANNUALIZED    DURING THE SIX
                                                          VALUE             VALUE         EXPENSE       MONTHS ENDED
     ING VP BALANCED PORTFOLIO                       JANUARY 1, 2005    JUNE 30, 2005      RATIO       JUNE 30, 2005*
     -------------------------                       ---------------   ---------------   ----------   ----------------
     Actual Fund Return
     Class I                                         $      1,000.00   $      1,011.90         0.60%  $           2.99
     Class S                                                1,000.00          1,011.20         0.85               4.24
     Hypothetical (5% return before expenses)
     Class I                                         $      1,000.00   $      1,021.82         0.60%  $           3.01
     Class S                                                1,000.00          1,020.58         0.85               4.26

----------
* Expenses are equal to each Portfolio's respective annualized expense ratios multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

                                                        BEGINNING           ENDING                      EXPENSES PAID
                                                         ACCOUNT           ACCOUNT       ANNUALIZED    DURING THE SIX
                                                          VALUE             VALUE         EXPENSE       MONTHS ENDED
     ING VP GROWTH AND INCOME PORTFOLIO              JANUARY 1, 2005    JUNE 30, 2005      RATIO       JUNE 30, 2005*
     ----------------------------------              ---------------   ---------------   ----------   ----------------
     Actual Fund Return
     Class I                                         $      1,000.00   $      1,002.10         0.59%  $           2.93
     Class S                                                1,000.00          1,001.00         0.84               4.17
     Hypothetical (5% return before expenses)
     Class I                                         $      1,000.00   $      1,021.87         0.59%  $           2.96
     Class S                                                1,000.00          1,020.63         0.84               4.21

                                                        BEGINNING           ENDING                      EXPENSES PAID
                                                         ACCOUNT           ACCOUNT       ANNUALIZED    DURING THE SIX
                                                          VALUE             VALUE         EXPENSE       MONTHS ENDED
     ING VP GROWTH PORTFOLIO                         JANUARY 1, 2005    JUNE 30, 2005      RATIO       JUNE 30, 2005*
     -----------------------                         ---------------   ---------------   ----------   ----------------
     Actual Fund Return
     Class I                                         $      1,000.00   $        988.50         0.70%  $           3.45
     Class S                                                1,000.00            987.40         0.95               4.68
     Hypothetical (5% return before expenses)
     Class I                                         $      1,000.00   $      1,021.32         0.70%  $           3.51
     Class S                                                1,000.00          1,020.08         0.95               4.76

                                                        BEGINNING           ENDING                      EXPENSES PAID
                                                         ACCOUNT           ACCOUNT       ANNUALIZED    DURING THE SIX
                                                          VALUE             VALUE         EXPENSE       MONTHS ENDED
     ING VP SMALL COMPANY PORTFOLIO                  JANUARY 1, 2005    JUNE 30, 2005      RATIO       JUNE 30, 2005*
     ------------------------------                  ---------------   ---------------   ----------   ----------------
     Actual Fund Return
     Class I                                         $      1,000.00   $      1,009.00         0.85%  $           4.23
     Class S                                                1,000.00          1,008.00         1.10               5.48
     Hypothetical (5% return before expenses)
     Class I                                         $      1,000.00   $      1,020.58         0.85%  $           4.26
     Class S                                                1,000.00          1,019.34         1.10               5.51

                                                        BEGINNING           ENDING                      EXPENSES PAID
                                                         ACCOUNT           ACCOUNT       ANNUALIZED    DURING THE SIX
                                                          VALUE             VALUE         EXPENSE       MONTHS ENDED
     ING VP VALUE OPPORTUNITY PORTFOLIO              JANUARY 1, 2005    JUNE 30, 2005      RATIO       JUNE 30, 2005*
     ----------------------------------              ---------------   ---------------   ----------   ----------------
     Actual Fund Return
     Class I                                         $      1,000.00   $        989.40         0.70%  $           3.45
     Class S                                                1,000.00            988.60         0.95               4.68
     Hypothetical (5% return before expenses)
     Class I                                         $      1,000.00   $      1,021.32         0.70%  $           3.51
     Class S                                                1,000.00          1,020.08         0.95               4.76

----------
* Expenses are equal to each Portfolio's respective annualized expense ratios multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

                                                        BEGINNING           ENDING                      EXPENSES PAID
                                                         ACCOUNT           ACCOUNT       ANNUALIZED    DURING THE SIX
                                                          VALUE             VALUE         EXPENSE       MONTHS ENDED
     ING VP INTERMEDIATE BOND PORTFOLIO              JANUARY 1, 2005    JUNE 30, 2005      RATIO       JUNE 30, 2005*
     ----------------------------------              ---------------   ---------------   ----------   ----------------
     Actual Fund Return
     Class I                                         $      1,000.00   $      1,028.20         0.49%  $           2.46
     Class S                                                1,000.00          1,026.70         0.74               3.72
     Hypothetical (5% return before expenses)
     Class I                                         $      1,000.00   $      1,022.36         0.49%  $           2.46
     Class S                                                1,000.00          1,021.12         0.74               3.71

                                                        BEGINNING           ENDING                      EXPENSES PAID
                                                         ACCOUNT           ACCOUNT       ANNUALIZED    DURING THE SIX
                                                          VALUE             VALUE         EXPENSE       MONTHS ENDED
     ING VP MONEY MARKET PORTFOLIO                   JANUARY 1, 2005    JUNE 30, 2005      RATIO       JUNE 30, 2005*
     ----------------------------------              ---------------   ---------------   ----------   ----------------
     Actual Fund Return
     Class I                                         $      1,000.00   $      1,011.90         0.36%  $           1.80
     Hypothetical (5% return before expenses)
     Class I                                         $      1,000.00   $      1,023.01         0.36%  $           1.81

                                                        BEGINNING           ENDING                      EXPENSES PAID
                                                         ACCOUNT           ACCOUNT       ANNUALIZED    DURING THE SIX
     ING VP GLOBAL SCIENCE AND                            VALUE             VALUE         EXPENSE       MONTHS ENDED
     TECHNOLOGY PORTFOLIO                            JANUARY 1, 2005    JUNE 30, 2005      RATIO       JUNE 30, 2005*
     -------------------------                       ---------------   ---------------   ----------   ----------------
     Actual Fund Return
     Class I                                         $      1,000.00   $        958.10         1.06%  $           5.15
     Hypothetical (5% return before expenses)
     Class I                                         $      1,000.00   $      1,019.54         1.06%  $           5.31

                                                        BEGINNING           ENDING                      EXPENSES PAID
                                                         ACCOUNT           ACCOUNT       ANNUALIZED    DURING THE SIX
                                                          VALUE             VALUE         EXPENSE       MONTHS ENDED
     ING VP INTERNATIONAL EQUITY PORTFOLIO           JANUARY 1, 2005    JUNE 30, 2005      RATIO       JUNE 30, 2005*
     -------------------------------------           ---------------   ---------------   ----------   ----------------
     Actual Fund Return
     Class I                                         $      1,000.00   $        987.40         1.15%  $           5.67
     Class S                                                1,000.00            986.20         1.40               6.89
     Hypothetical (5% return before expenses)
     Class I                                         $      1,000.00   $      1,019.09         1.15%  $           5.76
     Class S                                                1,000.00          1,017.85         1.40               7.00

----------
* Expenses are equal to each Portfolio's respective annualized expense ratios multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).

      STATEMENTS OF ASSETS AND LIABILITIES AS OF JUNE 30, 2005 (UNAUDITED)

                                                                  ING                                  ING               ING
                                               ING             VP GROWTH            ING             VP SMALL           VP VALUE
                                           VP BALANCED         AND INCOME        VP GROWTH           COMPANY         OPPORTUNITY
                                            PORTFOLIO          PORTFOLIO         PORTFOLIO          PORTFOLIO         PORTFOLIO
                                            ---------          ---------         ---------          ---------         ---------
ASSETS:
Investments in securities at value+*     $  1,319,271,579   $  3,015,469,935  $    167,500,486   $   432,593,355   $    203,657,663
Short-term investments**                      266,535,605        610,745,542        27,569,919       116,294,747         26,281,689
Repurchase agreement                            9,310,000         77,751,000         4,557,000        20,724,000                 --
Cash                                               69,563             97,547            29,795            66,953             17,226
Cash collateral for futures                       362,831          5,166,000           173,250           568,489                 --
Receivables:
     Investment securities sold                35,319,755        121,732,695           536,170           403,173          1,637,506
     Fund shares sold                             679,884                 --                --                --                 --
     Dividends and interest                     3,689,523          4,021,320            84,727           655,851            305,548
     Variation margin                             166,313                 --                --                --                 --
Prepaid expenses                                   27,552             68,803             5,244            14,110              6,291
                                         ----------------   ----------------  ----------------   ---------------   ----------------
          Total assets                      1,635,432,605      3,835,052,842       200,456,591       570,917,505        231,905,923
                                         ----------------   ----------------  ----------------   ---------------   ----------------

LIABILITIES:
Payable for investment securities
   purchased                                  104,191,382         98,489,807         1,242,757                --          1,011,081
Payable for fund shares redeemed                1,532,180                 --                --         3,636,054                 --
Payable for futures variation margin               90,515            605,798            13,557                --                 --
Payable upon receipt of securities
   loaned                                     229,050,863        540,958,508        27,569,919       116,294,747         26,281,689
Payable to affiliates                             598,871          1,479,412            93,899           306,387            112,217
Payable for director fees                          23,748             87,047             8,932            12,097              2,926
Unrealized depreciation on swap
   agreements                                      53,582                 --                --                --                 --
Other accrued expenses and liabilities            161,006            201,560            48,305            50,109             55,201
                                         ----------------   ----------------  ----------------   ---------------   ----------------
          Total liabilities                   335,702,147        641,822,132        28,977,369       120,299,394         27,463,114
                                         ----------------   ----------------  ----------------   ---------------   ----------------
NET ASSETS                               $  1,299,730,458   $  3,193,230,710  $    171,479,222   $   450,618,111   $    204,442,809
                                         ================   ================  ================   ===============   ================

NET ASSETS WERE COMPRISED OF:
Paid-in capital                          $  1,255,697,485   $  5,470,116,399  $    352,346,699   $   348,894,072   $    220,488,359
Undistributed net investment income            45,107,048         17,846,911         1,421,436         2,438,141          5,533,047
Accumulated net realized gain (loss)
   on investments, foreign currency
   related transactions, futures and
   swaps                                      (53,568,961)    (2,572,067,361)     (200,191,464)       37,672,863        (33,864,497)
Net unrealized appreciation on
   investments, foreign currency
   related transactions, futures and
   swaps                                       52,494,886        277,334,761        17,902,551        61,613,035         12,285,900
                                         ----------------   ----------------  ----------------   ---------------   ----------------
NET ASSETS                               $  1,299,730,458   $  3,193,230,710  $    171,479,222   $   450,618,111   $    204,442,809
                                         ================   ================  ================   ===============   ================

----------
  + Including securities loaned at
    value                                $    222,917,256   $    528,004,754  $     26,735,574   $   112,646,399   $     25,474,665
  * Cost of investments in securities    $  1,266,839,713   $  2,737,395,701  $    149,536,388   $   370,980,320   $    191,371,763
 ** Cost of short-term investments       $    266,537,810   $    610,753,400  $     27,569,919   $   116,294,747   $     26,281,689

CLASS I:
Net Assets                               $  1,296,749,119   $  3,191,399,264  $    171,169,181   $   404,469,258   $    200,987,622
Shares authorized                             500,000,000          unlimited       100,000,000       100,000,000        100,000,000
Par value                                $          0.001   $          1.000  $          0.001   $         0.001   $          0.001
Shares outstanding                             95,623,150        164,603,963        18,113,022        20,100,286         15,398,124
Net asset value and redemption price
   per share                             $          13.56   $          19.39  $           9.45   $         20.12   $          13.05

CLASS S:
Net Assets                               $      2,981,339   $      1,831,446  $        310,041   $    46,148,853   $      3,455,187
Shares authorized                             500,000,000          unlimited       100,000,000       100,000,000        100,000,000
Par value                                $          0.001   $          1.000  $          0.001   $         0.001   $          0.001
Shares outstanding                                220,889             94,604            33,070         2,300,132            266,401
Net asset value and redemption price
   per share                             $          13.50   $          19.36  $           9.38   $         20.06   $          12.97

                 See Accompanying Notes to Financial Statements

                                                                  ING               ING                ING               ING
                                                            VP INTERMEDIATE       VP MONEY      VP GLOBAL SCIENCE  VP INTERNATIONAL
                                                                  BOND             MARKET        AND TECHNOLOGY         EQUITY
                                                               PORTFOLIO         PORTFOLIO          PORTFOLIO         PORTFOLIO
                                                               ---------         ---------          ---------         ---------
ASSETS:
Investments in securities at value+*                        $  1,735,107,141  $             --  $      71,155,913  $     52,626,478
Short-term investments**                                         418,843,525       995,150,899         17,011,035                --
Repurchase agreement                                              21,585,000       100,645,000                 --                --
Cash                                                                 156,604            32,735            534,317             4,746
Cash collateral for futures                                          985,529                --                 --                --
Foreign currencies at value***                                           179                --          1,485,550           159,221
Receivables:
     Investment securities sold                                   35,315,094                --            982,147           510,260
     Fund shares sold                                              2,277,314            14,081                 --                --
     Dividends and interest                                        8,742,823         2,558,228             75,630           112,814
     Variation margin                                                415,781                --                 --                --
Prepaid expenses                                                      42,297            22,953              2,171             1,289
                                                            ----------------  ----------------  -----------------  ----------------
          Total assets                                         2,223,471,287     1,098,423,896         91,246,763        53,414,808
                                                            ----------------  ----------------  -----------------  ----------------

LIABILITIES:
Payable for investment securities purchased                      308,385,005                --            622,589           127,867
Payable for fund shares redeemed                                   5,476,333         7,687,979                 --                --
Payable for futures variation margin                                 232,993                --                 --                --
Payable upon receipt of securities loaned                        340,290,708                --         17,011,035                --
Payable to affiliates                                                669,677           274,140             61,442            49,645
Payable for director fees                                             31,752            24,391              1,788             1,510
Unrealized depreciation on swap agreements                           178,605                --                 --                --
Other accrued expenses and liabilities                                81,048           132,876             32,234            36,255
                                                            ----------------  ----------------  -----------------  ----------------
          Total liabilities                                      655,346,121         8,119,386         17,729,088           215,277
                                                            ----------------  ----------------  -----------------  ----------------
NET ASSETS                                                  $  1,568,125,166  $  1,090,304,510  $      73,517,675  $     53,199,531
                                                            ================  ================  =================  ================

NET ASSETS WERE COMPRISED OF:
Paid-in capital                                             $  1,517,295,319  $  1,082,144,075  $     124,752,671  $     71,472,019
Undistributed net investment income (accumulated net
   investment loss)                                               29,223,905        13,066,004           (195,599)        1,285,634
Accumulated net realized gain (loss) on investments,
   foreign currency related transactions, futures and
   swaps                                                          16,602,967        (4,704,355)       (57,652,256)      (23,077,985)
Net unrealized appreciation (depreciation) on
   investments, foreign currency related transactions,
   futures and swaps                                               5,002,975          (201,214)         6,612,859         3,519,863
                                                            ----------------  ----------------  -----------------  ----------------
NET ASSETS                                                  $  1,568,125,166  $  1,090,304,510  $      73,517,675  $     53,199,531
                                                            ================  ================  =================  ================

----------
   + Including securities loaned at value                   $    334,028,379  $             --  $      16,501,216  $             --
   * Cost of investments in securities                      $  1,730,031,826  $             --  $      64,533,008  $     49,107,591
  ** Cost of short-term investments                         $    418,848,209  $    995,352,113  $      17,011,035  $             --
 *** Cost of foreign currencies                             $            161  $             --  $       1,495,099  $        160,016

CLASS I:
Net Assets                                                  $  1,119,316,063  $  1,090,304,510  $      73,517,675  $     52,918,158
Shares authorized                                                  unlimited         unlimited        100,000,000       100,000,000
Par value                                                   $          1.000  $          1.000  $           0.001  $          0.001
Shares outstanding                                                82,842,395        84,249,664         20,106,179         6,128,539
Net asset value and redemption price per share              $          13.51  $          12.94  $            3.66  $           8.63

CLASS S:
Net Assets                                                  $    448,809,103               n/a                n/a  $        281,373
Shares authorized                                                  unlimited         unlimited        100,000,000       100,000,000
Par value                                                   $          1.000  $          1.000  $           0.001  $          0.001
Shares outstanding                                                33,384,883               n/a                n/a            32,779
Net asset value and redemption price per share              $          13.44               n/a                n/a  $           8.58

                 See Accompanying Notes to Financial Statements

   STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2005 (UNAUDITED)

                                                                  ING                                  ING               ING
                                               ING             VP GROWTH            ING             VP SMALL           VP VALUE
                                           VP BALANCED         AND INCOME        VP GROWTH           COMPANY         OPPORTUNITY
                                            PORTFOLIO          PORTFOLIO         PORTFOLIO          PORTFOLIO         PORTFOLIO
                                            ---------          ---------         ---------          ---------         ---------
INVESTMENT INCOME:
Dividends, net of foreign taxes
   withheld*                             $      6,103,439   $     25,650,701  $        735,853   $     3,529,773   $      2,375,304
Interest                                       12,100,880          1,659,728            20,908           268,773             35,919
Securities lending income                         198,397            313,528             9,625            13,437              3,892
                                         ----------------   ----------------  ----------------   ---------------   ----------------
     Total investment income                   18,402,716         27,623,957           766,386         3,811,983          2,415,115
                                         ----------------   ----------------  ----------------   ---------------   ----------------

EXPENSES:
Investment management fees                      3,273,577          8,236,600           529,717         1,837,492            636,289
Distribution and service fees:
     Class S                                        3,762              2,264               361            92,565              4,438
Transfer agent fees                                   233              3,596               180               285                146
Administrative service fees                       360,083            905,998            48,556           134,745             58,324
Shareholder reporting expense                      46,469            113,801             2,171            17,870             14,085
Professional fees                                  52,522            110,191             3,612            18,403             10,736
Custody and accounting expense                     93,329            185,750            14,355            34,390             12,180
Director fees                                      49,401            113,283             6,176            22,830              6,107
Miscellaneous expense                              39,072            100,708             5,969            18,988              7,950
                                         ----------------   ----------------  ----------------   ---------------   ----------------
     Total expenses                             3,918,448          9,772,191           611,097         2,177,568            750,255
                                         ----------------   ----------------  ----------------   ---------------   ----------------
Net investment income                          14,484,268         17,851,766           155,289         1,634,415          1,664,860
                                         ----------------   ----------------  ----------------   ---------------   ----------------

REALIZED AND UNREALIZED GAIN (LOSS) ON
   INVESTMENTS, FOREIGN CURRENCY
   RELATED TRANSACTIONS, FUTURES AND
   SWAPS:
Net realized gain (loss) on:
     Investments                               37,809,615        140,043,464         4,897,562        31,732,089          6,756,631
     Foreign currency related
        transactions                                3,265                 --                --            12,032                 --
     Futures and swaps                          1,151,065         (3,043,147)          (39,627)               --                 --
                                         ----------------   ----------------  ----------------   ---------------   ----------------
Net realized gain on investments,
   foreign currency related
   transactions, futures and swaps             38,963,945        137,000,317         4,857,935        31,744,121          6,756,631
                                         ----------------   ----------------  ----------------   ---------------   ----------------
Net change in unrealized appreciation
   or depreciation on:
     Investments                              (37,819,228)      (151,150,770)       (7,517,729)      (36,506,341)       (10,886,141)
     Foreign currency related
        transactions                                 (114)           (10,317)               --             8,675                 --
     Futures and swaps                            (31,471)        (1,405,158)          (71,572)               --                 --
                                         ----------------   ----------------  ----------------   ---------------   ----------------
Net change in unrealized appreciation
   or depreciation on investments,
   foreign currency related
   transactions, futures and swaps            (37,850,813)      (152,566,245)       (7,589,301)      (36,497,666)       (10,886,141)
                                         ----------------   ----------------  ----------------   ---------------   ----------------
Net realized and unrealized gain
   (loss) on investments, foreign
   currency related transactions,
   futures and swaps                            1,113,132        (15,565,928)       (2,731,366)       (4,753,545)        (4,129,510)
                                         ----------------   ----------------  ----------------   ---------------   ----------------
INCREASE (DECREASE) IN NET ASSETS
   RESULTING FROM OPERATIONS             $     15,597,400   $      2,285,838  $     (2,576,077)  $    (3,119,130)  $     (2,464,650)
                                         ================   ================  ================   ===============   ================

----------
*Foreign taxes                           $          1,298   $        340,300  $         14,261   $        69,693   $         11,640

                 See Accompanying Notes to Financial Statements

                                                                  ING               ING                ING               ING
                                                            VP INTERMEDIATE       VP MONEY      VP GLOBAL SCIENCE  VP INTERNATIONAL
                                                                  BOND             MARKET        AND TECHNOLOGY         EQUITY
                                                               PORTFOLIO         PORTFOLIO          PORTFOLIO         PORTFOLIO
                                                               ---------         ---------          ---------         ---------
INVESTMENT INCOME:
Dividends, net of foreign taxes withheld*                   $        203,013  $             --  $         182,994  $        972,153
Interest                                                          32,148,420        15,017,247              5,973            81,330
Securities lending income                                            527,513             3,103             13,848                --
Other                                                                 48,318                --                 --                --
                                                            ----------------  ----------------  -----------------  ----------------
     Total investment income                                      32,927,264        15,020,350            202,815         1,053,483
                                                            ----------------  ----------------  -----------------  ----------------

EXPENSES:
Investment management fees                                         2,900,964         1,353,477            356,311           229,590
Distribution and service fees:
     Class S                                                         456,169                --                 --               334
Transfer agent fees                                                    2,481               481                 58               118
Administrative service fees                                          398,870           297,756             20,628            14,855
Shareholder reporting expense                                         26,340           198,534              6,719             1,719
Professional fees                                                     45,019            36,444              1,028             2,889
Custody and accounting expense                                        68,462             9,875              7,855            12,998
Director fees                                                         45,120            18,400              2,444             1,086
Miscellaneous expense                                                 37,726            30,012              3,371             2,154
                                                            ----------------  ----------------  -----------------  ----------------
     Total expenses                                                3,981,151         1,944,979            398,414           265,743
     Net recouped fees                                                    --                --                 --            40,500
                                                            ----------------  ----------------  -----------------  ----------------
     Net expenses                                                  3,981,151         1,944,979            398,414           306,243
                                                            ----------------  ----------------  -----------------  ----------------
Net investment income (loss)                                      28,946,113        13,075,371           (195,599)          747,240
                                                            ----------------  ----------------  -----------------  ----------------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS,
   FOREIGN CURRENCY RELATED TRANSACTIONS, FUTURES AND
   SWAPS:
Net realized gain (loss) on:
     Investments                                                   9,873,210             8,164         (2,769,205)        3,245,275
     Foreign currency related transactions                            10,882                --            (23,123)           39,562
     Futures and swaps                                             2,739,329                --                 --            24,901
                                                            ----------------  ----------------  -----------------  ----------------
Net realized gain (loss) on investments, foreign
   currency related transactions, futures and swaps               12,623,421             8,164         (2,792,328)        3,309,738
                                                            ----------------  ----------------  -----------------  ----------------
Net change in unrealized appreciation or depreciation on:
     Investments                                                    (744,530)           30,812         (1,183,081)       (4,715,357)
     Foreign currency related transactions                              (446)               --            (10,196)           (9,807)
     Futures and swaps                                              (226,444)               --                 --                --
                                                            ----------------  ----------------  -----------------  ----------------
Net change in unrealized appreciation or depreciation on
   investments, foreign currency related transactions,
   futures and swaps                                                (971,420)           30,812         (1,193,277)       (4,725,164)
                                                            ----------------  ----------------  -----------------  ----------------
Net realized and unrealized gain (loss) on investments,
   foreign currency related transactions, futures and
   swaps                                                          11,652,001            38,976         (3,985,605)       (1,415,426)
                                                            ----------------  ----------------  -----------------  ----------------

INCREASE (DECREASE) IN NET ASSETS RESULTING FROM
   OPERATIONS                                               $     40,598,114  $     13,114,347  $      (4,181,204) $       (668,186)
                                                            ================  ================  =================  ================

----------
*Foreign taxes                                              $             --  $             --  $          15,300  $        119,551

                 See Accompanying Notes to Financial Statements

                 STATEMENTS OF CHANGES IN NET ASSETS (UNAUDITED)

                                                                                                         ING VP GROWTH AND
                                                                ING VP BALANCED PORTFOLIO                 INCOME PORTFOLIO
                                                            ----------------------------------  -----------------------------------
                                                               SIX MONTHS           YEAR           SIX MONTHS            YEAR
                                                                 ENDED             ENDED              ENDED             ENDED
                                                                JUNE 30,        DECEMBER 31,        JUNE 30,         DECEMBER 31,
                                                                  2005              2004              2005               2004
                                                                  ----              ----              ----               ----
FROM OPERATIONS:
Net investment income                                       $     14,484,268  $     29,739,087   $    17,851,766   $     50,522,560
Net realized gain on investments, foreign currency
   related transactions, futures and swaps                        38,963,945       114,097,263       137,000,317        447,317,782
Net change in unrealized appreciation or depreciation on
   investments, foreign currency related transactions,
   futures and swap                                              (37,850,813)      (24,069,800)     (152,566,245)      (216,790,994)
                                                            ----------------  ----------------   ---------------   ----------------
   Net increase in net assets resulting from operations           15,597,400       119,766,550         2,285,838        281,049,348
                                                            ----------------  ----------------   ---------------   ----------------

FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income:
     Class I                                                              --       (28,402,664)               --        (84,513,202)
     Class S                                                              --           (45,416)               --            (36,994)
                                                            ----------------  ----------------   ---------------   ----------------
Total distributions                                                       --       (28,448,080)               --        (84,550,196)
                                                            ----------------  ----------------   ---------------   ----------------

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                                  10,300,477        72,475,813         1,481,768         61,659,142
Dividends reinvested                                                      --        28,448,080                --         84,494,957
                                                            ----------------  ----------------   ---------------   ----------------
                                                                  10,300,477       100,923,893         1,481,768        146,154,099
Cost of shares redeemed                                          (87,137,570)     (207,015,009)     (343,736,011)      (606,618,345)
                                                            ----------------  ----------------   ---------------   ----------------
Net decrease in net assets resulting from capital share
   transactions                                                  (76,837,093)     (106,091,116)     (342,254,243)      (460,464,246)
                                                            ----------------  ----------------   ---------------   ----------------
Net decrease in net assets                                       (61,239,693)      (14,772,646)     (339,968,405)      (263,965,094)
                                                            ----------------  ----------------   ---------------   ----------------

NET ASSETS:
Beginning of period                                            1,360,970,151     1,375,742,797     3,533,199,115      3,797,164,209
                                                            ----------------  ----------------   ---------------   ----------------
End of period                                               $  1,299,730,458  $  1,360,970,151   $ 3,193,230,710   $  3,533,199,115
                                                            ================  ================   ===============   ================

Undistributed net investment income (distributions in
   excess of net investment income) at end of period        $     45,107,048  $     30,622,780   $    17,846,911   $         (4,855)
                                                            ================  ================   ===============   ================

                 See Accompanying Notes to Financial Statements

                                                                 ING VP GROWTH PORTFOLIO          ING VP SMALL COMPANY PORTFOLIO
                                                            ---------------------------------   ------------------------------------
                                                               SIX MONTHS          YEAR            SIX MONTHS            YEAR
                                                                 ENDED             ENDED             ENDED              ENDED
                                                                JUNE 30,       DECEMBER 31,         JUNE 30,         DECEMBER 31,
                                                                  2005             2004               2005               2004
                                                                  ----             ----               ----               ----
FROM OPERATIONS:
Net investment income                                       $        155,289  $     1,271,506   $      1,634,415   $      1,040,282
Net realized gain on investments and foreign currency
   related transactions                                            4,857,935       14,574,755         31,744,121         51,270,584
Net change in unrealized appreciation or depreciation on
   investments and foreign currency related transactions          (7,589,301)      (3,535,888)       (36,497,666)        17,092,665
                                                            ----------------  ---------------   ----------------   ----------------
   Net increase (decrease) in net assets resulting from
     operations                                                   (2,576,077)      12,310,373         (3,119,130)        69,403,531
                                                            ----------------  ---------------   ----------------   ----------------

FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income:
     Class I                                                              --         (268,051)                --         (1,319,890)
     Class S                                                              --               --                 --            (32,250)
                                                            ----------------  ---------------   ----------------   ----------------
Total distributions                                                       --         (268,051)                --         (1,352,140)
                                                            ----------------  ---------------   ----------------   ----------------

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                                     682,851        5,337,872         57,674,963        128,623,947
Dividends reinvested                                                      --          268,051                 --          1,352,140
                                                            ----------------  ---------------   ----------------   ----------------
                                                                     682,851        5,605,923         57,674,963        129,976,087
Cost of shares redeemed                                          (20,264,038)     (48,634,103)      (137,168,988)      (129,864,806)
                                                            ----------------  ---------------   ----------------   ----------------
Net increase (decrease) in net assets resulting from
   capital share transactions                                    (19,581,187)     (43,028,180)       (79,494,025)           111,281
                                                            ----------------  ---------------   ----------------   ----------------
Net increase (decrease) in net assets                            (22,157,264)     (30,985,858)       (82,613,155)        68,162,672

NET ASSETS:
Beginning of period                                              193,636,486      224,622,344        533,231,266        465,068,594
                                                            ----------------  ---------------   ----------------   ----------------
End of period                                               $    171,479,222  $   193,636,486   $    450,618,111   $    533,231,266
                                                            ================  ===============   ================   ================
Undistributed net investment income at end of period        $      1,421,436  $     1,266,147   $      2,438,141   $        818,766
                                                            ================  ===============   ================   ================

                 See Accompanying Notes to Financial Statements

                                                                       ING VP VALUE                     ING VP INTERMEDIATE
                                                                  OPPORTUNITY PORTFOLIO                    BOND PORTFOLIO
                                                            ----------------------------------   ----------------------------------
                                                               SIX MONTHS           YEAR           SIX MONTHS            YEAR
                                                                 ENDED             ENDED              ENDED             ENDED
                                                                JUNE 30,        DECEMBER 31,        JUNE 30,         DECEMBER 31,
                                                                  2005              2004              2005               2004
                                                                  ----              ----              ----               ----
FROM OPERATIONS:
Net investment income                                       $      1,664,860  $      3,871,948   $    28,946,113   $     47,873,508
Net realized gain on investments, foreign currency
   related transactions, futures and swaps                         6,756,631           494,455        12,623,421         26,705,050
Net change in unrealized appreciation or depreciation on
   investments, foreign currency related transactions,
   futures and swaps                                             (10,886,141)       17,597,293          (971,420)       (14,331,669)
                                                            ----------------  ----------------   ---------------   ----------------
   Net increase (decrease) in net assets resulting from
     operations                                                   (2,464,650)       21,963,696        40,598,114         60,246,889
                                                            ----------------  ----------------   ---------------   ----------------

FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income:
     Class I                                                              --        (2,050,084)               --        (87,943,133)
     Class S                                                              --           (22,234)               --        (15,582,872)
Net realized gains:
     Class I                                                              --                --                --        (44,509,550)
     Class S                                                              --                --                --         (7,324,711)
                                                            ----------------  ----------------   ---------------   ----------------
Total distributions                                                       --        (2,072,318)               --       (155,360,266)
                                                            ----------------  ----------------   ---------------   ----------------

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                                   3,726,888        13,547,407       220,104,217        399,481,829
Dividends reinvested                                                      --         2,072,318                --        155,282,029
                                                            ----------------  ----------------   ---------------   ----------------
                                                                   3,726,888        15,619,725       220,104,217        554,763,858
Cost of shares redeemed                                          (20,213,723)      (71,840,954)      (86,861,194)      (263,169,907)
                                                            ----------------  ----------------   ---------------   ----------------
Net increase (decrease) in net assets resulting from
   capital share transactions                                    (16,486,835)      (56,221,229)      133,243,023        291,593,951
                                                            ----------------  ----------------   ---------------   ----------------
Net increase (decrease) in net assets                            (18,951,485)      (36,329,851)      173,841,137        196,480,574

NET ASSETS:
Beginning of period                                              223,394,294       259,724,145     1,394,284,029      1,197,803,455
                                                            ----------------  ----------------   ---------------   ----------------
End of period                                               $    204,442,809  $    223,394,294   $ 1,568,125,166   $  1,394,284,029
                                                            ================  ================   ===============   ================
Undistributed net investment income at end of period        $      5,533,047  $      3,868,187   $    29,223,905   $        277,792
                                                            ================  ===============   ================   ================

                 See Accompanying Notes to Financial Statements

                                                                                                     ING VP GLOBAL SCIENCE AND
                                                              ING VP MONEY MARKET PORTFOLIO             TECHNOLOGY PORTFOLIO
                                                              -----------------------------        -----------------------------
                                                               SIX MONTHS           YEAR           SIX MONTHS            YEAR
                                                                 ENDED             ENDED              ENDED             ENDED
                                                                JUNE 30,        DECEMBER 31,        JUNE 30,         DECEMBER 31,
                                                                  2005              2004              2005               2004
                                                                  ----              ----              ----               ----
FROM OPERATIONS:
Net investment income (loss)                                $     13,075,371  $     12,793,575   $      (195,599)  $       (594,321)
Net realized gain (loss) on investments and foreign
   currency related transactions                                       8,164          (244,520)       (2,792,328)         7,901,963
Net change in unrealized appreciation or depreciation on
   investments and foreign currency related transactions              30,812          (473,680)       (1,193,277)        (9,818,607)
                                                            ----------------  ----------------   ---------------   ----------------
   Net increase (decrease) in net assets resulting from
     operations                                                   13,114,347        12,075,375        (4,181,204)        (2,510,965)
                                                            ----------------  ----------------   ---------------   ----------------

FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income:
     Class I                                                     (12,797,898)      (12,932,164)               --                 --
                                                            ----------------  ----------------   ---------------   ----------------
Total distributions                                              (12,797,898)      (12,932,164)               --                 --
                                                            ----------------  ----------------   ---------------   ----------------

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                                 123,168,806       327,235,099         6,075,052         22,118,107
Dividends reinvested                                              12,797,898        12,932,164                --                 --
                                                            ----------------  ----------------   ---------------   ----------------
                                                                 135,966,704       340,167,263         6,075,052         22,118,107
Cost of shares redeemed                                         (147,449,857)     (475,422,886)      (14,667,454)       (31,058,339)
                                                            ----------------  ----------------   ---------------   ----------------
Net decrease in net assets resulting from capital share
   transactions                                                  (11,483,153)     (135,255,623)       (8,592,402)        (8,940,232)
                                                            ----------------  ----------------   ---------------   ----------------
Net decrease in net assets                                       (11,166,704)     (136,112,412)      (12,773,606)       (11,451,197)

NET ASSETS:
Beginning of period                                            1,101,471,214     1,237,583,626        86,291,281         97,742,478
                                                            ----------------  ----------------   ---------------   ----------------
End of period                                               $  1,090,304,510  $  1,101,471,214   $    73,517,675   $     86,291,281
                                                            ================  ================   ===============   ================
Undistributed net investment income (accumulated net
   investment loss) at end of period                        $     13,066,004  $     12,788,531   $      (195,599)  $             --
                                                            ================  ================   ===============   ================

                 See Accompanying Notes to Financial Statements

                                                                                                      ING VP INTERNATIONAL
                                                                                                        EQUITY PORTFOLIO
                                                                                               ----------------------------------
                                                                                                 SIX MONTHS            YEAR
                                                                                                    ENDED             ENDED
                                                                                                  JUNE 30,         DECEMBER 31,
                                                                                                    2005               2004
                                                                                                    ----               ----
FROM OPERATIONS:
Net investment income                                                                          $       747,240   $        450,758
Net realized gain on investments and foreign currency related transactions                           3,309,738          5,357,182
Net change in unrealized appreciation or depreciation on investments and foreign currency
   related transactions                                                                             (4,725,164)         1,700,251
                                                                                               ---------------   ----------------
   Net increase (decrease) in net assets resulting from operations                                    (668,186)         7,508,191
                                                                                               ---------------   ----------------

FROM DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income:
   Class I                                                                                                  --           (546,129)
   Class S                                                                                                  --             (2,180)
                                                                                               ---------------   ----------------
Total distributions                                                                                         --           (548,309)
                                                                                               ---------------   ----------------

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                                                                    11,082,302         19,056,891
Dividends reinvested                                                                                        --            548,309
                                                                                               ---------------   ----------------
                                                                                                    11,082,302         19,605,200
Cost of shares redeemed                                                                             (9,984,433)       (14,528,943)
                                                                                               ---------------   ----------------
Net increase in net assets resulting from capital share transactions                                 1,097,869          5,076,257
                                                                                               ---------------   ----------------
Net increase in net assets                                                                             429,683         12,036,139

NET ASSETS:
Beginning of period                                                                                 52,769,848         40,733,709
                                                                                               ---------------   ----------------
End of period                                                                                  $    53,199,531   $     52,769,848
                                                                                               ===============   ================
Undistributed net investment income at end of period                                           $     1,285,634   $        538,394
                                                                                               ===============   ================

                 See Accompanying Notes to Financial Statements

ING VP BALANCED PORTFOLIO (UNAUDITED)                       FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                          CLASS I
                                                     SIX MONTHS   -------------------------------------------------------
                                                       ENDED                      YEAR ENDED DECEMBER 31,
                                                      JUNE 30,    -------------------------------------------------------
                                                        2005        2004       2003        2002        2001        2000
-------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period        $          13.40      12.50      10.73       12.09       13.40       15.57
   Income (loss) from investment operations:
   Net investment income                       $           0.15*      0.29       0.25        0.25        0.31        0.43
   Net realized and unrealized gain
   (loss) on investments                       $           0.01       0.87       1.76       (1.49)      (0.87)      (0.49)
   Total from investment operations            $           0.16       1.16       2.01       (1.24)      (0.56)      (0.06)
   Less distributions from:
   Net investment income                       $             --       0.26       0.24        0.12        0.28        0.46
   Net realized gains on investments           $             --         --         --          --        0.47        1.65
   Total distributions                         $             --       0.26       0.24        0.12        0.75        2.11
   Net asset value, end of period              $          13.56      13.40      12.50       10.73       12.09       13.40
   TOTAL RETURN(1)                             %           1.19       9.42      18.87      (10.31)      (4.21)      (0.56)

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (millions)        $          1,297      1,358      1,375       1,223       1,591       1,777
   Ratios to average net assets:
   Expenses(2)                                 %           0.60       0.59       0.60        0.60        0.59        0.59
   Net investment income(2)                    %           2.21       2.15       2.04        2.00        2.46        2.72
   Portfolio turnover rate                     %            142        272        333         345         167         182

                                                                                               CLASS S
                                                                                   -------------------------------
                                                                  SIX MONTHS           YEAR             MAY 29,
                                                                    ENDED              ENDED           2003(3) TO
                                                                   JUNE 30,        DECEMBER 31,       DECEMBER 31,
                                                                     2005              2004               2003
------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period                        $       13.35              12.49              11.53
   Income from investment operations:
   Net investment income                                       $        0.13               0.22               0.34
   Net realized and unrealized gain on investments             $        0.02               0.89               0.85
   Total from investment operations                            $        0.15               1.11               1.19
   Less distributions from:
   Net investment income                                       $          --               0.25               0.23
   Total distributions                                         $          --               0.25               0.23
   Net asset value, end of period                              $       13.50              13.35              12.49
   TOTAL RETURN(1)                                             %        1.12               9.06              10.51

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (millions)                        $           3                  3                  1
   Ratios to average net assets:
   Expenses(2)                                                 %        0.85               0.84               0.83
   Net investment income(2)                                    %        1.97               1.98               3.06
   Portfolio turnover rate                                     %         142                272                333

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.
(2)  Annualized for periods less than one year.
(3)  Commencement of operations.

* Per share data calculated using average number of shares outstanding throughout the period.

                 See Accompanying Notes to Financial Statements.

ING VP GROWTH AND INCOME PORTFOLIO (UNAUDITED)              FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                   CLASS I
                                                     --------------------------------------------------------------------
                                                     SIX MONTHS
                                                       ENDED                      YEAR ENDED DECEMBER 31,
                                                      JUNE 30,    -------------------------------------------------------
                                                        2005        2004       2003        2002        2001        2000
-------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period        $          19.35      18.28      14.50       19.54       24.12       30.69
   Income (loss) from investment operations:
   Net investment income                       $           0.11       0.28       0.16        0.16        0.14        0.17
   Net realized and unrealized gain
   (loss) on investments                       $          (0.07)      1.24       3.62       (5.04)      (4.58)      (3.46)
   Total from investment operations            $           0.04       1.52       3.78       (4.88)      (4.44)      (3.29)
   Less distributions from:
   Net investment income                       $             --       0.45         --        0.16        0.14        0.16
   Net realized gains on investments           $             --         --         --          --          --        3.12
   Total distributions                         $             --       0.45         --        0.16        0.14        3.28
   Net asset value, end of period              $          19.39      19.35      18.28       14.50       19.54       24.12
   TOTAL RETURN(1)                             %           0.21       8.39      26.07      (24.99)     (18.40)     (10.97)

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (millions)        $          3,191      3,531      3,795       3,525       5,639       7,797
   Ratios to average net assets:
   Expenses(2)                                 %           0.59       0.58       0.60        0.59        0.59        0.58
   Net investment income(2)                    %           1.08       1.41       0.95        0.83        0.62        0.55
   Portfolio turnover rate                     %             37        139        150         246         185         149

                                                                                             CLASS S
                                                                 -------------------------------------------------
                                                                  SIX MONTHS           YEAR             MAY 29,
                                                                    ENDED              ENDED           2003(3) TO
                                                                   JUNE 30,        DECEMBER 31,       DECEMBER 31,
                                                                     2005              2004               2003
------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period                        $       19.34              18.26            16.32
   Income (loss) from investment operations:
   Net investment income (loss)                                $        0.08               0.21             0.04
   Net realized and unrealized gain on investments             $       (0.06)              1.26             1.90
   Total from investment operations                            $        0.02               1.47             1.94
   Less distributions from:
   Net investment income                                       $          --               0.39               --
   Total distributions                                         $          --               0.39               --
   Net asset value, end of period                              $       19.36              19.34            18.26
   TOTAL RETURN(1)                                             %        0.10               8.10            11.89

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (millions)                        $           2                  2                2
   Ratios to average net assets:
   Expenses(2)                                                 %        0.84               0.83             0.84
   Net investment income(2)                                    %        0.83               1.18             0.57
   Portfolio turnover rate                                     %          37                139              150

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.
(2)  Annualized for periods less than one year.
(3)  Commencement of operations.

                 See Accompanying Notes to Financial Statements.

ING VP GROWTH PORTFOLIO (UNAUDITED)                         FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                   CLASS I
                                                     --------------------------------------------------------------------
                                                     SIX MONTHS
                                                       ENDED                      YEAR ENDED DECEMBER 31,
                                                      JUNE 30,    -------------------------------------------------------
                                                        2005        2004       2003        2002        2001        2000
-------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period        $           9.56       8.93       6.85        9.64       14.99       17.32
   Income (loss) from investment operations:
   Net investment income (loss)                $           0.02       0.06       0.01       (0.01)      (0.01)       0.01
   Net realized and unrealized
   gain (loss) on investments                  $          (0.13)      0.58       2.07       (2.78)      (3.87)      (2.02)
   Total from investment operations            $          (0.11)      0.64       2.08       (2.79)      (3.88)      (2.01)
   Less distributions from:
   Net investment income                       $             --       0.01         --          --        0.01        0.01
   Net realized gains on investments           $             --         --         --          --        1.46        0.31
   Total distributions                         $             --       0.01         --          --        1.47        0.32
   Net asset value, end of period              $           9.45       9.56       8.93        6.85        9.64       14.99
   TOTAL RETURN(1)                             %          (1.15)      7.19      30.36      (28.94)     (27.06)     (11.95)

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's)           $        171,169    193,280    224,330     181,029     305,624     460,578
   Ratios to average net assets:
   Expenses(2)                                 %           0.70       0.69       0.71        0.72        0.70        0.70
   Net investment income (loss)(2)             %           0.18       0.61       0.13       (0.06)      (0.08)       0.06
   Portfolio turnover rate                     %             74        123        162         241         216         179

                                                                                    CLASS S
                                               ---------------------------------------------------------------------
                                                    SIX MONTHS                                         NOVEMBER 1,
                                                      ENDED           YEAR ENDED DECEMBER 31,          2001(3) TO
                                                     JUNE 30,    ------------------------------------  DECEMBER 31,
                                                       2005         2004       2003       2002            2001
--------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period        $           9.50       8.88       6.83        9.63            8.96
   Income (loss) from investment operations:
   Net investment income (loss)                $          (0.00)*     0.04       0.00*      (0.01)           0.00*
   Net realized and unrealized gain
   (loss) on investments                       $          (0.12)      0.58       2.05       (2.79)           0.67
   Total from investment operations            $          (0.12)      0.62       2.05       (2.80)           0.67
   Net asset value, end of period              $           9.38       9.50       8.88        6.83            9.63
   TOTAL RETURN(1)                             %          (1.26)      6.98      30.01      (29.08)           7.48

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's)           $            310        356        292          53              11
   Ratios to average net assets:
   Expenses(2)                                 %           0.95       0.94       0.96        0.97            0.94
   Net investment income (loss)(2)             %          (0.07)      0.44      (0.10)      (0.31)          (0.32)
   Portfolio turnover rate                     %             74        123        162         241             216

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.
(2)  Annualized for periods less than one year.
(3)  Commencement of operations.

*    Amount is less than $0.01 or $(0.01) per share.

                 See Accompanying Notes to Financial Statements.

ING VP SMALL COMPANY PORTFOLIO (UNAUDITED)                  FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                    CLASS I
                                        ---------------------------------------------------------------------------------------
                                          SIX MONTHS
                                             ENDED                                  YEAR ENDED DECEMBER 31,
                                           JUNE 30,      ----------------------------------------------------------------------
                                             2005         2004            2003            2002            2001           2000
-------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of
   period                            $       19.94         17.48           12.75           16.68           16.65          16.52
   Income (loss) from investment
   operations:
   Net investment income             $        0.08          0.04            0.06            0.05            0.06           0.11
   Net realized and unrealized
   gain (loss) on investments        $        0.10          2.47            4.71           (3.91)           0.58           1.09
   Total from investment operations  $        0.18          2.51            4.77           (3.86)           0.64           1.20
   Less distributions from:
   Net investment income             $          --          0.05            0.04            0.07            0.10           0.02
   Net realized gains on
   investments                       $          --            --              --              --            0.51           1.05
   Total distributions               $          --          0.05            0.04            0.07            0.61           1.07
   Net asset value, end of period    $       20.12         19.94           17.48           12.75           16.68          16.65
   TOTAL RETURN(1)                   %        0.90         14.39           37.47          (23.23)           4.00           6.72

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's) $     404,469       461,014         464,228         288,890         341,332        273,617
   Ratios to average net assets:
   Expenses(2)                       %        0.85          0.84            0.85            0.87            0.86           0.87
   Net investment income(2)          %        0.70          0.21            0.47            0.39            0.50           0.80
   Portfolio turnover rate           %          36            93             178             371             240            330

                                                                                  CLASS S
                                         ---------------------------------------------------------------------------------------
                                               SIX MONTHS                                                           NOVEMBER 1,
                                                 ENDED                     YEAR ENDED DECEMBER 31,                   2001(3) TO
                                                JUNE 30,    -----------------------------------------------------   DECEMBER 31,
                                                 2005             2004              2003              2002             2001
--------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period  $       19.90            17.49             12.72              16.68           14.90
   Income (loss) from investment
   operations:
   Net investment income (loss)          $        0.05**           0.03**            0.01              (0.04)           0.00*
   Net realized and unrealized gain
   (loss) on investments                 $        0.11             2.43              4.79              (3.86)           1.78
   Total from investment operations      $        0.16             2.46              4.80              (3.90)           1.78
   Less distribution from:
   Net investment income                 $          --             0.05              0.03               0.06              --
   Total distribution                    $          --             0.05              0.03               0.06              --
   Net asset value, end of period        $       20.06            19.90             17.49              12.72           16.68
   TOTAL RETURN(1)                       %        0.80            14.09             37.76             (23.45)          11.95

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's)     $      46,149           72,225               840                184              11
   Ratios to average net assets:
   Expenses(2)                           %        1.10             1.09              1.10               1.12            1.10
   Net investment income(2)              %        0.49             0.19              0.22               0.14            0.29
   Portfolio turnover rate               %          36               93               178                371             240

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.
(2)  Annualized for periods less than one year.
(3)  Commencement of operations.
*    Amount is less than $0.01 per share.
** Per share data calculated using average number of shares outstanding throughout the period.

                 See Accompanying Notes to Financial Statements.

ING VP VALUE OPPORTUNITY PORTFOLIO (UNAUDITED)              FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                 CLASS I
                                         -----------------------------------------------------------------------------------------
                                          SIX MONTHS
                                             ENDED                               YEAR ENDED DECEMBER 31,
                                           JUNE 30,   ----------------------------------------------------------------------------
                                             2005          2004           2003            2002            2001            2000
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of
   period                              $     13.19         12.08            9.77           13.25           15.34           16.42
   Income (loss) from investment
   operations:
   Net investment income               $      0.10*         0.24            0.10            0.04            0.03            0.07
   Net realized and unrealized gain
   (loss) on investments               $     (0.24)         0.98            2.29           (3.47)          (1.43)           1.49
   Total from investment operations    $     (0.14)         1.22            2.39           (3.43)          (1.40)           1.56
   Less distributions from:
   Net investment income               $        --          0.11            0.08            0.05            0.05            0.03
   Net realized gains on investments   $        --            --              --              --            0.64            2.61
   Total distributions                 $        --          0.11            0.08            0.05            0.69            2.64
   Net asset value, end of period      $     13.05         13.19           12.08            9.77           13.25           15.34
   TOTAL RETURN(1)                     %     (1.06)        10.15           24.59          (25.96)          (9.62)          10.19

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's)   $   200,988       219,889         257,448         211,470         219,287         116,029
   Ratios to average net assets:
   Expenses(2)                         %      0.70          0.69            0.70            0.72            0.71            0.75
   Net investment income(2)            %      1.57          1.61            0.91            0.51            0.54            0.58
   Portfolio turnover rate             %        46            16             251             304             185             171

                                                                                    CLASS S
                                               ----------------------------------------------------------------------------------
                                                SIX MONTHS                                                             JULY 16,
                                                  ENDED                     YEAR ENDED DECEMBER 31,                  2001(3) TO
                                                 JUNE 30,    -----------------------------------------------------   DECEMBER 31,
                                                  2005             2004              2003              2002             2001
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period  $        13.12           12.03               9.75             13.24           14.58
   Income (loss) from investment
   operations:
   Net investment income                 $         0.09            0.13               0.04              0.01            0.00**
   Net realized and unrealized gain
   (loss) on investments                 $        (0.24)           1.05               2.31             (3.46)          (1.34)
   Total from investment operations      $        (0.15)           1.18               2.35             (3.45)          (1.34)
   Less distributions from:
   Net investment income                 $           --            0.09               0.07              0.04              --
   Total distributions                   $           --            0.09               0.07              0.04              --
   Net asset value, end of period        $        12.97           13.12              12.03              9.75           13.24
   TOTAL RETURN(1)                       %        (1.14)           9.88              24.21            (26.12)          (9.19)

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's)     $        3,455           3,505              2,277             1,092             307
   Ratios to average net assets:
   Expenses(2)                           %         0.95            0.94               0.95              0.97            0.96
   Net investment income(2)              %         1.33            1.36               0.64              0.26            0.29
   Portfolio turnover rate               %           46              16                251               304             185

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.
(2)  Annualized for periods less than one year.
(3)  Commencement of operations.
* Per share data calculated using average number of shares outstanding throughout the period.
**   Amount is less than $0.01 per share.

                 See Accompanying Notes to Financial Statements.

ING VP INTERMEDIATE BOND PORTFOLIO (UNAUDITED)             FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                 CLASS I
                                         ----------------------------------------------------------------------------------------
                                          SIX MONTHS
                                             ENDED                               YEAR ENDED DECEMBER 31,
                                           JUNE 30,   ---------------------------------------------------------------------------
                                             2005          2004           2003            2002            2001            2000
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of
   period                              $    13.14          14.15           13.53           12.95           12.61          12.17
   Income from investment operations:
   Net investment income               $     0.27           0.53            0.56            0.45            0.59           0.79
   Net realized and unrealized gain
   on investments                      $     0.10           0.13            0.29            0.63            0.51           0.37
   Total from investment operations    $     0.37           0.66            0.85            1.08            1.10           1.16
   Less distributions from:
   Net investment income               $       --           1.11            0.11            0.43            0.65           0.72
   Net realized gains on investments   $       --           0.56            0.12            0.07            0.11
   Total distributions                 $       --           1.67            0.23            0.50            0.76           0.72
   Net asset value, end of period      $    13.51          13.14           14.15           13.53           12.95          12.61
   TOTAL RETURN(1)                     %     2.82           4.88            6.30            8.33            8.75           9.64

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period
   (millions)                          $    1,119          1,093           1,126           1,206           1,024            711
   Ratios to average net assets:
   Expenses(2)                         %     0.49           0.48            0.50            0.49            0.50           0.50
   Net investment income(2)            %     4.05           3.79            3.77            3.50            5.06           6.29
   Portfolio turnover rate             %      241            407             521             565             219            334

                                                                                            CLASS S
                                                             ----------------------------------------------------------------
                                                              SIX MONTHS                                            MAY 3,
                                                                ENDED             YEAR ENDED DECEMBER 31,         2002(3) TO
                                                               JUNE 30,   -------------------------------------  DECEMBER 31,
                                                                2005            2004               2003              2002
-----------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period              $         13.09            14.13              13.53            13.05
   Income (loss) from investment operations:
   Net investment income                             $          0.25*            0.40               0.49             0.16
   Net realized and unrealized gain on investments   $          0.10             0.22               0.32             0.81
   Total from investment operations                  $          0.35             0.62               0.81             0.97
   Less distributions from:
   Net investment income                             $            --             1.10               0.09             0.42
   Net realized gains on investments                 $            --             0.56               0.12             0.07
   Total distributions                               $            --             1.66               0.21             0.49
   Net asset value, end of period                    $         13.44            13.09              14.13            13.53
   TOTAL RETURN(1)                                   %          2.67             4.58               6.04             7.45

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (millions)              $           449              301                 71               50
   Ratios to average net assets:
   Expenses(2)                                       %          0.74             0.73               0.75             0.74
   Net investment income(2)                          %          3.81             3.52               3.52             3.25
   Portfolio turnover rate                           %           241              407                521              565

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.
(2)  Annualized for periods less than one year.
(3)  Commencement of operations.
* Per share numbers have been calculated using the average number of shares outstanding throughout the period.

                 See Accompanying Notes to Financial Statements.

ING VP MONEY MARKET PORTFOLIO                               FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                 CLASS I
                                         ----------------------------------------------------------------------------------------
                                          SIX MONTHS
                                             ENDED                               YEAR ENDED DECEMBER 31,
                                           JUNE 30,   ---------------------------------------------------------------------------
                                             2005           2004            2003           2002            2001            2000
---------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of
   period                              $     12.94          12.94           13.03          13.33           13.61           13.42
   Income (loss) from investment
   operations:
   Net investment income               $      0.16           0.15            0.08           0.21            0.50            0.83
   Net realized and unrealized gain
   (loss) on investments               $     (0.01)         (0.01)           0.03             --            0.01           (0.02)
   Total from investment operations    $      0.15           0.14            0.11           0.21            0.51            0.81
   Less distributions from:
   Net investment income               $      0.15           0.14            0.20           0.51            0.79            0.62
   Total distributions                 $      0.15           0.14            0.20           0.51            0.79            0.62
   Net asset value, end of period      $     12.94          12.94           12.94          13.03           13.33           13.61
   TOTAL RETURN(1)                     %      1.19           1.06            0.92           1.66            3.94            6.38

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period
   (millions)                          $     1,090          1,101           1,238          1,552           1,519           1,196
   Ratios to average net assets:
   Expenses(2)                         %      0.36           0.34            0.35           0.34            0.34            0.34
   Net investment income(2)            %      2.42           1.11            0.91           1.63            4.07            6.20

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges.
(2)  Annualized for periods less than one year.

                 See Accompanying Notes to Financial Statements.

ING VP GLOBAL SCIENCE AND TECHNOLOGY PORTFOLIO (UNAUDITED)             FINANCIAL
                                                                      HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                 CLASS I
                                        --------------------------------------------------------------------------------------------
                                         SIX MONTHS                                                                      MAY 1,
                                            ENDED                        YEAR ENDED DECEMBER 31,                       2000(1) TO
                                          JUNE 30,    --------------------------------------------------------------  DECEMBER 31,
                                            2005           2004           2003            2002            2001           2000
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of
   period                             $      3.82           3.87             2.66           4.53            5.88           10.00
   Income (loss) from investment
   operations:
   Net investment loss                $     (0.01)         (0.03)           (0.02)         (0.03)          (0.02)          (0.02)
   Net realized and unrealized gain
   (loss) on investments              $     (0.15)         (0.02)            1.23          (1.84)          (1.33)          (4.10)
   Total from investment operations   $     (0.16)         (0.05)            1.21          (1.87)          (1.35)          (4.12)
   Net asset value, end of period     $      3.66           3.82             3.87           2.66            4.53            5.88
   TOTAL RETURN(2)                    %     (4.19)         (1.29)           45.49         (41.28)         (22.96)         (41.20)

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's)  $    73,518         86,291           97,742         45,559          62,878          44,621
   Ratios to average net assets:
   Net expenses after expense
   reimbursement/recoupment(3)(4)     %      1.06           1.05             1.11           1.11            1.11            1.15
   Gross expenses prior to expense
   reimbursement/recoupment(3)        %      1.06           1.05             1.10           1.12            1.11            1.20
   Net investment loss after
   expense
   reimbursement/recoupment(3)(4)     %     (0.52)         (0.67)           (0.88)         (0.89)          (0.49)          (0.61)
   Portfolio turnover rate            %        63            163               15             61             129             150

(1)  Commencement of operations.
(2) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.
(3)  Annualized for periods less than one year.
(4) The Investment Manager has agreed to limit expenses, (excluding interest, taxes, brokerage and extraordinary expenses) subject to possible recoupment by ING Investments, LLC within three years.

                 See Accompanying Notes to Financial Statements.

ING VP INTERNATIONAL EQUITY PORTFOLIO (UNAUDITED)           FINANCIAL HIGHLIGHTS

Selected data for a share of beneficial interest outstanding throughout each period.

                                                                                 CLASS I
                                        --------------------------------------------------------------------------------------------
                                         SIX MONTHS
                                            ENDED                                YEAR ENDED DECEMBER 31,
                                          JUNE 30,    ------------------------------------------------------------------------------
                                            2005           2004           2003            2002            2001            2000
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of
   period                             $      8.74           7.55            5.78            7.90           10.40           15.92
   Income (loss) from investment
   operations:
   Net investment income (loss)       $      0.12           0.07            0.06            0.03            0.02           (0.02)
   Net realized and unrealized gain
   (loss) on investments              $     (0.23)          1.21            1.78           (2.13)          (2.51)          (3.17)
   Total from investment operations   $     (0.11)          1.28            1.84           (2.10)          (2.49)          (3.19)
   Less distributions from:
   Net investment income              $        --           0.09            0.07            0.02            0.01            0.01
   Net realized gains on investments  $        --             --              --              --              --            2.32
   Total distributions                $        --           0.09            0.07            0.02            0.01            2.33
   Net asset value, end of period     $      8.63           8.74            7.55            5.78            7.90           10.40
   TOTAL RETURN(1)                    %     (1.26)         17.17           32.05          (26.68)         (23.88)         (20.33)

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's)  $    52,918         52,505          40,537          28,917          48,652          52,210
   Ratios to average net assets:
   Net expenses after expense
   reimbursement/recoupment(2)(3)     %      1.15           1.15            1.15            1.15            1.15            1.15
   Gross expenses prior to expense
   reimbursement/recoupment(2)(3)     %      1.00           0.95            1.38            1.46            1.26            1.34
   Net investment income (loss)
   after expense
   reimbursement/recoupment(2)(3)     %      2.77           1.00            1.04            0.40            0.23           (0.18)
   Portfolio turnover rate            %        51            137              85             266             229             212

                                                                                  CLASS S
                                           -----------------------------------------------------------------------------------------
                                            SIX MONTHS                                                               NOVEMBER 1,
                                              ENDED                       YEAR ENDED DECEMBER 31,                    2001(4) TO
                                             JUNE 30,       -----------------------------------------------------    DECEMBER 31,
                                              2005               2004              2003              2002               2001
------------------------------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE:
   Net asset value, beginning of period  $     8.70              7.53              5.78               7.90              7.38
   Income (loss) from investment
   operations:
   Net investment income (loss)          $     0.10              0.05             (0.01)              0.01                --
   Net realized and unrealized gain
   (loss) on investments                 $    (0.22)             1.21              1.82              (2.13)             0.52
   Total from investment operations      $    (0.12)             1.26              1.81              (2.12)             0.52
   Less distributions from:
   Net investment income                 $       --              0.09              0.06                 --                --
   Total distributions                   $       --              0.09              0.06                 --                --
   Net asset value, end of period        $     8.58              8.70              7.53               5.78              7.90
   TOTAL RETURN(1)                       %    (1.38)            16.87             31.62             (26.84)             7.05

RATIOS AND SUPPLEMENTAL DATA:
   Net assets, end of period (000's)     $      281               265               197                  8                11
   Ratios to average net assets:
   Net expenses after expense
   reimbursement/recoupment(2)(3)        %     1.40              1.40              1.40               1.40              1.39
   Gross expenses prior to expense
   reimbursement/recoupment(3)           %     1.25              1.20              1.63               1.71              1.49
   Net investment income after expense
   reimbursement/recoupment(2)(3)        %     2.49              0.68              0.79               0.15              0.01
   Portfolio turnover rate               %       51               137                85                266               229

(1) Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and does not reflect the effect of insurance contract charges. Total return for periods less than one year is not annualized.
(2) The Investment Manager has agreed to limit expenses, (excluding interest, taxes, brokerage and extraordinary expenses) subject to possible recoupment by ING Investments, LLC within three years.
(3)  Annualized for periods less than one year.
(4)  Commencement of operations.

                 See Accompanying Notes to Financial Statements.

          NOTES TO FINANCIAL STATEMENTS AS OF JUNE 30, 2005 (UNAUDITED)

NOTE 1 -- ORGANIZATION

ORGANIZATION. The ING Variable Product Funds are comprised of ING VP Balanced Portfolio, Inc., ING Variable Funds, ING Variable Portfolios, Inc., ING VP Intermediate Bond Portfolio and ING VP Money Market Portfolio, all of which are open-end investment management companies registered under the Investment Company Act of 1940, as amended.

ING VP Balanced Portfolio, Inc. ("Balanced") is a company incorporated under the laws of Maryland on December 14, 1988. ING Variable Funds is a business trust formed under the laws of Massachusetts on January 25, 1984 with one portfolio, ING VP Growth and Income Portfolio ("Growth and Income"). ING Variable Portfolios, Inc. is a company incorporated under the laws of Maryland on June 4, 1996 and has eight separate portfolios. The five portfolios that are in this report are: ING VP Growth Portfolio ("Growth"), ING VP Small Company Portfolio ("Small Company"), ING VP Value Opportunity Portfolio ("Value Opportunity"), ING VP Global Science and Technology Portfolio ("Global Science and Technology") and ING VP International Equity Portfolio ("International"). ING VP Intermediate Bond Portfolio is a business trust formed under the laws of Massachusetts on January 25, 1984 with one portfolio, ING VP Intermediate Bond Portfolio ("Intermediate Bond"). ING VP Money Market Portfolio is a business trust under the laws of Massachusetts on January 25, 1984 with one portfolio, ING VP Money Market Portfolio ("Money Market").

The following is a brief description of each Portfolio's investment objective:

- Balanced seeks to maximize investment return consistent with reasonable safety of principal, by investing in a diversified portfolio of one or more of the following asset classes: stocks, bonds, and cash equivalents;

- Growth and Income seeks to maximize total return through investments in a diversified portfolio of common stocks and securities convertible into common stock;

- Growth seeks growth of capital through investment in a diversified portfolio consisting primarily of common stocks and securities convertible into common stock;

- Small Company seeks growth of capital primarily through investment in a diversified portfolio of common stocks of companies with smaller market capitalizations;

- Value Opportunity seeks growth of capital primarily through investment in a diversified portfolio of common stocks;

- Intermediate Bond seeks to maximize total return consistent with reasonable risk by investing in a diversified portfolio consisting primarily of debt securities;

- Money Market seeks to provide high current return, consistent with preservation of capital and liquidity, through investment in high-quality money market instruments;

- Global Science and Technology seeks long-term capital appreciation by investment primarily in equity securities issued by science and technology companies; and

- International seeks long-term capital growth primarily through investment in a diversified portfolio of common stocks principally traded in countries outside of the United States.

Each Portfolio offers Class I and Class S shares. The two classes differ principally in applicable distribution and service fees. Shareholders of each class also bear certain expenses that pertain to that particular class. All shareholders bear the common expenses of the Portfolios and earn income and realized gains/losses from the Portfolio pro rata based on the average daily net assets of each class, without discrimination between share classes. Differences in per share dividend rates generally result from differences in separate class expenses, including distribution, and shareholder servicing fees.

ING Investments, LLC ("ING Investments" or the "Investment Manager"), an Arizona limited liability company, serves as the Investment Manager to the Portfolios. ING Investments has engaged ING Investment Management Co. ("ING IM"), a Connecticut corporation, to serve as the Sub-Adviser to each Portfolio, with the exception of the Global Science and Technology. ING Funds Distributor, LLC (the "Distributor") is the principal underwriter of the Portfolios. ING Investments, ING IM and the Distributor are indirect, wholly-owned subsidiaries of ING Groep N.V. ("ING Groep"). ING Groep is one of the largest financial services organizations in the world, and offers an array of banking, insurance and asset management services to both individuals and institutional investors.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies are consistently followed by the Portfolios in the preparation of their financial statements. Such policies are in conformity with accounting principles generally accepted in the United States of America for investment companies.

A. SECURITY VALUATION. Investments in equity securities traded on a national securities exchange are valued at the last reported sale price. Securities reported by NASDAQ are valued at the NASDAQ official closing prices. Securities traded on an exchange or NASDAQ for which there has been no sale and securities traded in the over-the-counter-market are valued at the mean between the last reported bid and ask prices. All investments quoted in foreign currencies will be valued daily in U.S. dollars on the basis of the foreign currency exchange rates prevailing at that time. Debt securities are valued at prices obtained from independent services or from one or more dealers making markets in the securities and may be adjusted based on the Portfolios' valuation procedures. U.S. Government obligations are valued by using market quotations or independent pricing services that use prices provided by market-makers or estimates of market values obtained from yield data relating to instruments or securities with similar characteristics.

     Securities and assets for which market quotations are not readily available (which may include certain restricted securities, which are subject to limitations as to their sale) are valued at their fair values as determined in good faith by or under the supervision of the Portfolios' Board of Directors ("Board"), in accordance with methods that are specifically authorized by the Board. Securities traded on exchanges, including foreign exchanges, which close earlier than the time that a Portfolio calculates its net asset value may also be valued at their fair values as determined in good faith by or under the supervision of a Portfolio's Board, in accordance with methods that are specifically authorized by the Board. If an event occurs after the time at which the market for foreign securities held by the Portfolio closes but before the time that the Portfolio's net asset value ("NAV") is calculated, such event may cause the closing price on the foreign exchange to not represent a readily available reliable market value quotation for such securities at the time the Portfolio determines its NAV. In such a case, the Portfolio will use the fair value of such securities as determined under the Portfolio's valuation procedures. Events after the close of trading on a foreign market that could require the Portfolio to fair value some or all of its foreign securities include, among others, securities trading in the U.S. and other markets, corporate announcements, natural and other disasters, and political and other events. Among other elements of analysis in the determination of a security's fair value, the Board has authorized the use of one or more independent research services to assist with such determinations. An independent research service may use statistical analyses and quantitative models to help determine fair value as of the time a Portfolio calculates its NAV. There can be no assurance that such models accurately reflect the behavior of the applicable markets or the effect of the behavior of such markets on the fair value of securities, or that such markets will continue to behave in a fashion that is consistent with such models. Unlike the closing price of a security on an exchange, fair value determinations employ elements of judgment. Consequently, the fair value assigned to a security may not represent the actual value that the Portfolio could obtain if it were to sell the security at the time of the close of the NYSE. Pursuant to procedures adopted by the Board, the Portfolio is not obligated to use the fair valuations suggested by any research service, and valuation recommendations provided by such research services may be overridden if other events have occurred or if other fair valuations are determined in good faith to be more accurate. Unless an event is such that it causes the Portfolio to determine that the closing prices for one or more securities do not represent readily available reliable market value quotations at the time the Portfolio determines its NAV, events that occur between the time of the close of the foreign market on which they are traded and the close of regular trading on the NYSE will not be reflected in the Portfolio's NAV. Investments in securities maturing in 60 days or less at the date of valuation are valued at amortized cost, which, when combined with accrued interest, approximates market value.

B. SECURITY TRANSACTIONS AND REVENUE RECOGNITION. Securities transactions are accounted for on the trade date. Realized gains and losses are reported on the basis of identified cost of securities sold. Interest income is recorded on an accrual basis. Dividend income is recorded on the ex-dividend date, or for certain foreign securities, when the information becomes available to the Portfolios. Premium amortization and discount accretion are determined by the effective yield method.

C. FOREIGN CURRENCY TRANSLATION. The books and records of the portfolios are maintained in U.S. dollars. Any foreign currency amounts are translated into U.S. dollars on the following basis:

        (1) Market value of investment securities, other assets and liabilities -- at the exchange rates prevailing at the end of the day.

        (2) Purchases and sales of investment securities, income and expenses -- at the rates of exchange prevailing on the respective dates of such transactions.

     Although the net assets and the market values are presented at the foreign exchange rates at the end of the day, the Portfolios do not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses from investments. For securities, which are subject to foreign withholding tax upon disposition, liabilities are recorded on the Statements of Assets and Liabilities for the estimated tax withholding based on the securities' current market value. Upon disposition, realized gains or losses on such securities are recorded net of foreign withholding tax.

     Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities at fiscal year end, resulting from changes in the exchange rate. Foreign security and currency transactions may involve certain considerations and risks not typically associated with investing in U.S. companies and U.S. Government securities. These risks include, but are not limited to, revaluation of currencies and future adverse political and economic developments, which could cause securities and their markets to be less liquid and prices more volatile than those of comparable U.S. companies and U.S. Government securities.

D. FOREIGN CURRENCY TRANSACTIONS AND FUTURES CONTRACTS. Certain Portfolios may enter into foreign currency exchange transactions to convert to and from different foreign currencies and to and from the U.S. dollar in connection with the planned purchases or sales of securities. When entering into a currency forward contract, a Portfolio agrees to receive or deliver a fixed quantity of foreign currency for an agreed-upon price on an agreed future date. The Portfolios either enter into these transactions on a spot basis at the spot rate prevailing in the foreign currency exchange market or use forward foreign currency contracts to purchase or sell foreign currencies. When the contract is fulfilled or closed, gains or losses are realized. Until then, the gain or loss is included in unrealized appreciation or depreciation. Risks may arise upon entering into forward contracts from the potential inability of counterparties to meet the terms of their forward contracts and from unanticipated movements in the value of foreign currencies relative to the U.S. dollar.

     Each Portfolio, with the exception of Money Market, may enter into futures contracts involving foreign currency, interest rates, securities and securities indices. A futures contract obligates the seller of the contract to deliver and the purchaser of the contract to take delivery of the type of foreign currency, financial instrument or security called for in the contract at a specified future time for a specified price. Upon entering into such a contract, a Portfolio is required to deposit and maintain as collateral such initial margin as required by the exchange on which the contract is traded. Pursuant to the contract, a Portfolio agrees to receive from or pay to the broker an amount equal to the daily fluctuations in the value of the contract. Such receipts or payments are known as variation margins and are recorded as unrealized gains or losses by the Portfolio. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

E. DISTRIBUTIONS TO SHAREHOLDERS. The Portfolios record distributions to their shareholders on the ex-dividend date. Balanced, Growth, Small Company, Value Opportunity, Money Market and Global Science and Technology Portfolios declare and pay dividends annually. Growth and Income and Intermediate Bond Portfolios declare and pay dividends semi-annually. The Portfolios may make distributions on a more frequent basis to comply with the distribution requirements of the Internal Revenue Code. The characteristics of income and gains to be distributed are determined in accordance with income tax regulations, which may differ from accounting principles generally accepted in the United States of America for investment companies.

F. FEDERAL INCOME TAXES. It is the policy of the Portfolios to comply with subchapter M of the Internal Revenue Code and related excise tax provisions applicable to regulated investment companies and to distribute substantially all of their net investment income and any net realized capital gains to their shareholders. Therefore, no federal income tax provision is required. No capital gain distributions shall be made until any capital loss carryforwards have been fully utilized or expired.

G. USE OF ESTIMATES. Management of the Portfolios has made certain estimates and assumptions relating to the reporting of assets, liabilities, income, and expenses to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America for investment companies. Actual results could differ from these estimates.

H. REPURCHASE AGREEMENTS. Each Portfolio may invest in repurchase agreements only with government securities dealers recognized by the Board of Governors of the Federal Reserve System. Under such agreements, the seller of the security agrees to repurchase it at a mutually agreed upon time and price. The resale price is in excess of the purchase price and reflects an agreed upon interest rate for the period of time the agreement is outstanding. The period of the repurchase agreements is usually short, from overnight to one week, while the underlying securities generally have longer maturities. Each Portfolio will receive as collateral securities acceptable to it whose market value is equal to at least 100% of the carrying amount of the repurchase agreements, plus accrued interest, being invested by the Portfolio. The underlying collateral is valued daily on a mark-to-market basis to assure that the value, including accrued interest is at least equal to the repurchase price. There would be potential loss to the Portfolio in the event the Portfolio is delayed or prevented from exercising its right to dispose of the collateral, and it might incur disposition costs in liquidating the collateral.

I. SECURITIES LENDING. Each Portfolio has the option to temporarily loan up to 30% of its total assets to brokers, dealers or other financial institutions in exchange for a negotiated lender's fee. The borrower is required to fully collateralize the loans with cash or U.S. Government securities. Generally, in the event of counterparty default, the Portfolio has the right to use collateral to offset losses incurred. There would be potential loss to the Portfolio in the event the Portfolio is delayed or prevented from exercising its right to dispose of the collateral. The Portfolio bears the risk of loss with respect to the investment of collateral. Engaging in securities lending could have a leveraging effect, which may intensify the credit, market and other risks associated with investing in a Portfolio.

J. ILLIQUID AND RESTRICTED SECURITIES. The Portfolios may not invest more than 15% (10% for Money Market) of their net assets in illiquid securities. Illiquid securities are not readily marketable. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolios to sell them promptly at an acceptable price. The Portfolios may also invest in restricted securities, which include those sold under Rule 144A of the Securities Act of 1933 ("1933 Act") or securities offered pursuant to Section 4(2) of the 1933 Act, and/or are subject to legal or contractual restrictions on resale and may not be publicly sold without registration under the 1933 Act. Certain restricted securities may be considered liquid pursuant to guidelines approved by the Board or may be deemed to be illiquid because they may not be readily marketable. Illiquid and restricted securities are valued using market quotations when readily available. In the absence of market quotations, the securities are valued based upon their fair value determined under procedures approved by the Board.

K. DELAYED DELIVERY TRANSACTIONS. Each Portfolio may purchase or sell securities on a when-issued or forward commitment basis. The price of the underlying securities and date when the securities will be delivered and paid for are fixed at the time the transaction is negotiated. The market value of such is identified in the Portfolios' Portfolio of Investments. Losses may arise due to changes in the market value of the securities or from the inability of counterparties to meet the terms of the contract. In connection with such purchases, the Portfolios are required to hold liquid assets as collateral with the Portfolios' custodian sufficient to cover the purchase price.

L. MORTGAGE DOLLAR ROLL TRANSACTIONS. In connection with a portfolio's ability to purchase or sell securities on a when-issued basis, Balanced, Growth and Income, Intermediate Bond and

     Money Market Portfolios may engage in dollar roll transactions with respect to mortgage-backed securities issued by Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corp. In a dollar roll transaction, a Portfolio sells a mortgage-backed security to a financial institution, such as a bank or broker/dealer, and simultaneously agrees to repurchase a substantially similar (i.e., same type, coupon, and maturity) security from the institution on a delayed delivery basis at an agreed upon price. The mortgage-backed securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories. The Portfolios account for dollar roll transactions as purchases and sales.

M. OPTIONS CONTRACTS. Each Portfolio, with the exception of Money Market, may purchase put and call options and may write (sell) put options and covered call options. The Portfolios may engage in option transactions as a hedge against adverse movements in the value of portfolio holdings or to increase market exposure. Option contracts are valued daily and unrealized gains or losses are recorded based upon the last sales price on the principal exchange on which the options are traded. The Portfolios will realize a gain or loss upon the expiration or closing of the option contract. When an option is exercised, the proceeds on sales of the underlying security for a written call option, the purchase cost of the security for a written put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid. Realized and unrealized gains or losses on option contracts are reflected in the accompanying financial statements. The risk in writing a call option is that the Portfolios give up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Portfolios may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Portfolios pay a premium whether or not the option is exercised. Risks may also arise from an illiquid secondary market or from the inability of counterparties to meet the terms of the contract.

N. SWAP CONTRACTS. Each Portfolio, with the exception of Money Market, may enter into interest rate swaps, currency swaps and other types of swap agreements, including swaps on securities and indices. A swap is an agreement between two parties pursuant to which each party agrees to make one or more payments to the other on regularly scheduled dates over a stated term, based on different interest rates, currency exchange rates, security prices, the prices or rates of other types of financial instruments or assets or the levels of specified indices. During the term of the swap, changes in the value of the swap are recognized as unrealized appreciation or depreciation.

NOTE 3 -- INVESTMENT TRANSACTIONS

For the six months ended June 30, 2005, the cost of purchases and proceeds from the sales of securities, excluding short-term securities, were as follows:

                                                                                   PURCHASES            SALES
                                                                                   ---------            -----
Balanced                                                                       $     964,112,760  $   1,035,812,157
Growth and Income                                                                  1,185,905,083      1,592,278,718
Growth                                                                               131,254,303        149,644,948
Small Company                                                                        166,214,402        239,084,307
Value Opportunity                                                                     93,984,216        108,393,739
Intermediate Bond                                                                    722,450,946        743,889,492
Global Science and Technology                                                         47,081,491         55,993,673
International                                                                         30,431,192         26,895,772

U.S. Government securities not included above were as follows:

                                                                                  PURCHASES             SALES
                                                                                  ---------             -----
Balanced                                                                       $    933,382,825   $     906,368,073
Intermediate Bond                                                                 3,289,085,042       3,078,367,032

NOTE 4 -- INVESTMENT MANAGEMENT AND ADMINISTRATIVE FEES

The Portfolios entered into Investment Management Agreements with the Investment Manager. The Investment Management Agreements compensate the Investment Manager with a fee, computed daily and payable monthly, based on the average daily net assets of each Portfolio, at the following annual rates:

Balanced                                                                      0.50%
Growth and Income                                                             0.50% on first $10 billion;
                                                                              0.45% on next $5 billion; and
                                                                              0.425% over $15 billion
Growth                                                                        0.60%
Small Company                                                                 0.75%
Value Opportunity                                                             0.60%
Intermediate Bond                                                             0.40%
Money Market                                                                  0.25%
Global Science and Technology                                                 0.95%
International                                                                 0.85%

The Investment Manager entered into Sub-Advisory Agreements with ING IM. ING IM acts as Sub-Adviser to all Portfolios except for Global Science and Technology. Subject to such policies as the Board or the Investment Manager may determine, ING IM manages the Portfolios' assets in accordance with the Portfolios' investment objectives, policies, and limitations.

BlackRock Advisors, Inc., ("BlackRock"), a Delaware Corporation, serves as Sub-Adviser to Global Science and Technology pursuant to a Sub-Advisory Agreement effective April 1, 2004 between the Investment Manager and BlackRock through December 31, 2005. From January 1, 2004 to March 31, 2004, Global Science and Technology was sub-advised by BlackRock under an interim Sub-Advisory Agreement.

Pursuant to Administration Agreements, ING Funds Services, LLC ("IFS"), an indirect, wholly-owned subsidiary of ING Groep, acts as administrator and provides certain administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other service providers.

IFS is entitled to receive from each Portfolio a fee at an annual rate of 0.055% on the first $5 billion of daily net assets and 0.03% thereafter.

NOTE 5 -- DISTRIBUTION AND SERVICE FEES

Class S shares of the Portfolios have adopted Distribution Plans pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plans"), whereby the Distributor is reimbursed or compensated by the Portfolios for expenses incurred in the distribution of each Portfolio's shares ("Distribution Fees"). Pursuant to the 12b-1 Plans, the Distributor is entitled to a payment each month to reimburse or compensate for expenses incurred in the distribution and promotion of each Portfolio's shares, including expenses incurred in printing prospectuses and reports used for sales purposes, expenses incurred in preparing and printing sales literature and other such distribution related expenses, including any distribution or shareholder servicing fees ("Service Fees") paid to securities dealers who have executed a distribution agreement with the Distributor. Under the 12b-1 Plans, Class S shares of the Portfolios pay the Distributor a fee calculated at an annual rate of 0.25% of average daily net assets.

NOTE 6 -- OTHER TRANSACTIONS WITH AFFILIATED AND RELATED PARTIES

At June 30, 2005, the Portfolios had the following amounts recorded in payable to affiliates on the accompanying Statements of Assets and Liabilities (see Notes 4 and 5):

                                                                                    ACCRUED
                                                ACCRUED                           SHAREHOLDER
                                              INVESTMENT          ACCRUED         SERVICE AND
                                              MANAGEMENT       ADMINISTRATIVE     DISTRIBUTION
                                                 FEES              FEES              FEES           RECOUPMENT            TOTAL
                                                 ----              ----              ----           ----------            -----
Balanced                                    $   538,977         $  59,286         $     608          $   --           $   598,871
Growth and Income                             1,332,467           146,567               378              --             1,479,412
Growth                                           85,958             7,879                62              --                93,899
Small Company                                   276,895            20,305             9,187              --               306,387
Value Opportunity                               102,139             9,363               715              --               112,217
Intermediate Bond                               510,072            70,133            89,472              --               669,677
Money Market                                    224,706            49,434                --              --               274,140
Global Science and Technology                    58,080             3,362                --              --                61,442
International                                    37,650             2,436                58           9,501                49,645

The Portfolios have adopted a Deferred Compensation Plan (the "Plan"), which allows eligible non-affiliated directors as described in the Plan to defer the receipt of all or a portion of the directors' fees payable. Deferred fees are invested in various funds advised by ING Investments, LLC until distribution in accordance with the Plan.

NOTE 7 -- EXPENSE LIMITATIONS

ING Investments entered into written Expense Limitation Agreements with each of the following Portfolios whereby the Investment Manager has agreed to limit expenses, excluding interest, taxes, brokerage and extraordinary expenses to the levels listed below:

                                                                          CLASS I           CLASS S
                                                                          -------           -------
Growth                                                                      0.80%             1.05%
Small Company                                                               0.95%             1.20%
Value Opportunity                                                           0.80%             1.05%
Global Science and Technology                                               1.15%             1.40%
International                                                               1.15%             1.40%

The Investment Manager may at a later date recoup from a Portfolio management fees waived and other expenses assured by the Investment Manager during the previous 36 months, but only if, after such recoupment, the Portfolio's expense ratio does not exceed the percentage described above. Waived and reimbursed fees net of any recoupment by the Investment Manager of such waived and reimbursed fees are reflected on the accompanying Statements of Operations. Amounts payable by the Investment Manager are reflected on the accompanying Statements of Assets and Liabilities for each Portfolio.

As of June 30, 2005, the amounts of waived and reimbursed fees that are subject to possible recoupment by the Investment Manager, and the related expiration dates are as follows:

                                                             JUNE 30,
                                                 --------------------------------
                                                   2006        2007        2008        TOTAL
                                                 --------    --------    --------    ---------
International                                     $10,452     $27,287    $     --      $37,739

The Expense Limitation Agreements are contractual and shall renew automatically for one-year terms unless ING Investments provides written notice of the termination of an Expense Limitation Agreement within 90 days of the end of the then current term.

NOTE 8 -- LINE OF CREDIT

The Portfolios, in addition to certain other funds managed by the Investment Manager, have entered into an unsecured committed revolving line of credit agreement (the "Credit Agreement") with a syndicate of banks led by Citibank, N.A. for an aggregate amount of $100,000,000. The proceeds may be used only to:
(1) temporarily finance the purchase and sale of securities; (2) finance the redemption of shares of an investor in the funds; and (3) enable the funds to meet other emergency expenses as defined in the Credit Agreement. The funds to which the line of credit is available pay a commitment fee equal to 0.09% per annum on the daily unused portion of the committed line amount. Each of the Portfolios will pay its pro rata share of both the agent and commitment fee. Generally, borrowings under the Credit Agreement accrue interest at the Federal Funds Rate plus a specified margin. Repayments generally must be made within 30 days after the date of a revolving credit advance. The following Portfolios utilized the line of credit during the six months ended June 30, 2005:

                                                                                                                   APPROXIMATE
                                                                                             APPROXIMATE             WEIGHTED
                                                                                            AVERAGE DAILY            AVERAGE
                                                                          DAYS               BALANCE FOR          INTEREST RATE
                                                                        UTILIZED            DAYS UTILIZED       FOR DAYS UTILIZED
                                                                        --------            -------------       -----------------
Balanced                                                                   2               $     2,065,000              3.17%
Growth                                                                     1                       680,000              2.76
Intermediate Bond                                                          2                       600,000              3.41
International                                                              5                     1,738,000              8.23
Value Opportunity                                                          2                     1,760,000              3.47

NOTE 9 -- CAPITAL SHARES

Transactions in capital shares and dollars were as follows:

                                                                      CLASS I SHARES                       CLASS S SHARES
                                                             ---------------------------------   ----------------------------------
                                                               SIX MONTHS           YEAR            SIX MONTHS           YEAR
                                                                 ENDED              ENDED             ENDED             ENDED
                                                                JUNE 30,         DECEMBER 31,        JUNE 30,         DECEMBER 31,
                                                                  2005              2004              2005               2004
                                                                  ----              ----              ----               ----
BALANCED (NUMBER OF SHARES)
Shares sold                                                          753,605         5,541,276            18,545            161,044
Dividends reinvested                                                      --         2,277,679                --              3,651
Shares redeemed                                                   (6,500,384)      (16,373,623)          (31,131)           (29,578)
                                                             ---------------  ----------------   ---------------   ----------------
Net increase (decrease) in shares outstanding                     (5,746,779)       (8,554,668)          (12,586)           135,117
                                                             ===============  ================   ===============   ================
BALANCED ($)
Shares sold                                                  $    10,053,117  $     70,448,531   $       247,360   $      2,027,282
Dividends reinvested                                                      --        28,402,664                --             45,416
Shares redeemed                                                  (86,726,503)     (206,636,262)         (411,067)          (378,747)
                                                             ---------------  ----------------   ---------------   ----------------
Net increase (decrease)                                      $   (76,673,386) $   (107,785,067)  $      (163,707)  $      1,693,951
                                                             ===============  ================   ===============   ================

                                                                      CLASS I SHARES                       CLASS S SHARES
                                                             ----------------------------------  -----------------------------------
                                                               SIX MONTHS           YEAR           SIX MONTHS            YEAR
                                                                  ENDED            ENDED              ENDED             ENDED
                                                                JUNE 30,        DECEMBER 31,        JUNE 30,         DECEMBER 31,
                                                                  2005              2004              2005               2004
                                                                  ----              ----              ----               ----
GROWTH AND INCOME (NUMBER OF SHARES)
Shares sold                                                           65,636         3,269,845            10,212             20,905
Dividends reinvested                                                      --         4,494,881                --              1,972
Shares redeemed                                                  (17,984,501)      (32,855,572)           (7,454)           (25,390)
                                                             ---------------- -----------------  ----------------  -----------------
Net increase (decrease) in shares outstanding                    (17,918,865)      (25,090,846)            2,758             (2,513)
                                                             ================ =================  ================  =================
GROWTH AND INCOME ($)
Shares sold                                                  $     1,284,073  $     61,270,078   $       197,695   $        389,064
Dividends reinvested                                                      --        84,457,963                --             36,994
Shares redeemed                                                 (343,594,012)     (606,157,122)         (141,999)          (461,223)
                                                             ---------------- -----------------  ----------------  -----------------
Net increase (decrease)                                      $  (342,309,939) $   (460,429,081)  $        55,696   $        (35,165)
                                                             ================ =================  ================  =================

                                                                      CLASS I SHARES                       CLASS S SHARES
                                                             ----------------------------------  -----------------------------------
                                                               SIX MONTHS          YEAR           SIX MONTHS            YEAR
                                                                 ENDED             ENDED             ENDED              ENDED
                                                                JUNE 30,        DECEMBER 31,        JUNE 30,         DECEMBER 31,
                                                                  2005              2004              2005               2004
                                                                  ----              ----              ----               ----
GROWTH (NUMBER OF SHARES)
Shares sold                                                           71,285           585,684             1,852              6,466
Dividends reinvested                                                      --            29,983                --                 --
Shares redeemed                                                   (2,175,814)       (5,512,414)           (6,299)            (1,856)
                                                             ---------------  ----------------   ---------------   ----------------
Net increase (decrease) in shares outstanding                     (2,104,529)       (4,896,747)           (4,447)             4,610
                                                             ===============  ================   ===============   ================
GROWTH ($)
Shares sold                                                  $       665,177  $      5,279,704   $        17,674   $         58,168
Dividends reinvested                                                      --           268,051                --                 --
Shares redeemed                                                  (20,205,588)      (48,617,581)          (58,450)           (16,522)
                                                             ---------------  ----------------   ---------------   ----------------
Net increase (decrease)                                      $   (19,540,411) $    (43,069,826)  $       (40,776)  $         41,646
                                                             ===============  ================   ===============   ================

                                                                      CLASS I SHARES                       CLASS S SHARES
                                                             ---------------------------------   ----------------------------------
                                                               SIX MONTHS          YEAR           SIX MONTHS            YEAR
                                                                 ENDED             ENDED             ENDED              ENDED
                                                                JUNE 30,        DECEMBER 31,        JUNE 30,         DECEMBER 31,
                                                                  2005              2004              2005               2004
                                                                  ----              ----              ----               ----
SMALL COMPANY (NUMBER OF SHARES)
Shares sold                                                          204,845         2,256,129         2,787,524          5,026,850
Dividends reinvested                                                      --            74,193                --              1,814
Shares redeemed                                                   (3,229,337)       (5,763,081)       (4,116,402)        (1,447,699)
                                                             ---------------  ----------------   ---------------   ----------------
Net increase (decrease) in shares outstanding                     (3,024,492)       (3,432,759)       (1,328,878)         3,580,965
                                                             ===============  ================   ===============   ================
SMALL COMPANY ($)
Shares sold                                                  $     3,962,123  $     40,720,939   $    53,712,840   $     87,903,008
Dividends reinvested                                                      --         1,319,890                --             32,250
Shares redeemed                                                  (62,347,831)     (103,038,487)      (74,821,157)       (26,826,319)
                                                             ---------------  ----------------   ---------------   ----------------
Net increase (decrease)                                      $   (58,385,708) $    (60,997,658)  $   (21,108,317)  $     61,108,939
                                                             ===============  ================   ===============   ================

                                                                      CLASS I SHARES                       CLASS S SHARES
                                                             ----------------------------------  -----------------------------------
                                                               SIX MONTHS           YEAR           SIX MONTHS          YEAR
                                                                 ENDED             ENDED             ENDED             ENDED
                                                                JUNE 30,        DECEMBER 31,        JUNE 30,         DECEMBER 31,
                                                                  2005              2004              2005               2004
                                                                  ----              ----              ----               ----
VALUE OPPORTUNITY (NUMBER OF SHARES)
Shares sold                                                          251,202           970,091            35,931            127,023
Dividends reinvested                                                      --           168,177                --              1,831
Shares redeemed                                                   (1,522,753)       (5,784,691)          (36,608)           (51,003)
                                                             ---------------  ----------------   ---------------   ----------------
Net increase (decrease) in shares outstanding                     (1,271,551)       (4,646,423)             (677)            77,851
                                                             ===============  ================   ===============   ================
VALUE OPPORTUNITY ($)
Shares sold                                                  $     3,255,583  $     11,987,060   $       471,305   $      1,560,347
Dividends reinvested                                                      --         2,050,084                --             22,234
Shares redeemed                                                  (19,745,747)      (71,212,120)         (467,976)          (628,834)
                                                             ---------------  ----------------   ---------------   ----------------
Net increase (decrease)                                      $   (16,490,164) $    (57,174,976)  $         3,329   $        953,747
                                                             ===============  ================   ===============   ================

                                                                      CLASS I SHARES                       CLASS S SHARES
                                                             ---------------------------------   ----------------------------------
                                                               SIX MONTHS          YEAR            SIX MONTHS           YEAR
                                                                 ENDED             ENDED             ENDED              ENDED
                                                                JUNE 30,        DECEMBER 31,        JUNE 30,         DECEMBER 31,
                                                                  2005              2004              2005               2004
                                                                  ----              ----              ----               ----
INTERMEDIATE BOND (NUMBER OF SHARES)
Shares sold                                                        3,586,362        10,565,378        13,045,996         18,424,679
Dividends reinvested                                                      --         9,919,704                --          1,734,423
Shares redeemed                                                   (3,890,970)      (16,940,447)       (2,673,847)        (2,197,934)
                                                             ---------------  ----------------   ---------------   ----------------
Net increase (decrease) in shares outstanding                       (304,608)        3,544,635        10,372,149         17,961,168
                                                             ===============  ================   ===============   ================
INTERMEDIATE BOND ($)
Shares sold                                                  $    47,579,904  $    147,968,344   $   172,524,313   $    251,513,485
Dividends reinvested                                                      --       132,374,446                --         22,907,583
Shares redeemed                                                  (51,495,191)     (233,418,138)      (35,366,003)       (29,751,769)
                                                             ---------------  ----------------   ---------------   ----------------
Net increase (decrease)                                      $    (3,915,287) $     46,924,652   $   137,158,310   $    244,669,299
                                                             ===============  ================   ===============   ================

                                                                      CLASS I SHARES
                                                             ---------------------------------
                                                               SIX MONTHS          YEAR
                                                                 ENDED             ENDED
                                                                JUNE 30,        DECEMBER 31,
                                                                  2005              2004
                                                                  ----              ----
MONEY MARKET (NUMBER OF SHARES)
Shares sold                                                        9,560,282        25,412,249
Dividends reinvested                                                 999,103         1,009,615
Shares redeemed                                                  (11,444,501)      (36,946,032)
                                                             ---------------  ----------------
Net decrease in shares outstanding                                  (885,116)      (10,524,168)
                                                             ===============  ================
MONEY MARKET ($)
Shares sold                                                  $   123,168,806  $    327,235,099
Dividends reinvested                                              12,797,898        12,932,164
Shares redeemed                                                 (147,449,857)     (475,422,886)
                                                             ---------------  ----------------
Net decrease                                                 $   (11,483,153) $   (135,255,623)
                                                             ===============  ================

                                                                      CLASS I SHARES
                                                             ---------------------------------
                                                               SIX MONTHS          YEAR
                                                                 ENDED             ENDED
                                                                JUNE 30,        DECEMBER 31,
                                                                  2005              2004
                                                                  ----              ----
GLOBAL SCIENCE AND TECHNOLOGY (NUMBER OF SHARES)
Shares sold                                                        1,696,082         5,874,957
Shares redeemed                                                   (4,149,870)       (8,566,152)
                                                             ---------------  ----------------
Net decrease in shares outstanding                                (2,453,788)       (2,691,195)
                                                             ===============  ================
GLOBAL SCIENCE AND TECHNOLOGY ($)
Shares sold                                                  $     6,075,052  $     22,118,107
Shares redeemed                                                  (14,667,454)      (31,058,339)
                                                             ---------------  ----------------
Net decrease                                                 $    (8,592,402) $     (8,940,232)
                                                             ===============  ================

                                                                      CLASS I SHARES                       CLASS S SHARES
                                                             ---------------------------------   ----------------------------------
                                                               SIX MONTHS          YEAR           SIX MONTHS            YEAR
                                                                 ENDED             ENDED             ENDED              ENDED
                                                                JUNE 30,        DECEMBER 31,        JUNE 30,         DECEMBER 31,
                                                                  2005              2004              2005               2004
                                                                  ----              ----              ----               ----
INTERNATIONAL (NUMBER OF SHARES)
Shares sold                                                        1,217,808         2,386,273            53,767             53,937
Dividends reinvested                                                      --            70,834                --                284
Shares redeemed                                                   (1,098,852)       (1,816,473)          (51,488)           (49,868)
                                                             ---------------  ----------------   ---------------   ----------------
Net increase in shares outstanding                                   118,956           640,634             2,279              4,353
                                                             ===============  ================   ===============   ================
INTERNATIONAL ($)
Shares sold                                                  $    10,619,415  $     18,639,301   $       462,887   $        417,590
Dividends reinvested                                                      --           546,129                --              2,180
Shares redeemed                                                   (9,540,200)      (14,143,468)         (444,233)          (385,475)
                                                             ---------------  ----------------   ---------------   ----------------
Net increase                                                 $     1,079,215  $      5,041,962   $        18,654   $         34,295
                                                             ===============  ================   ===============   ================

NOTE 10 -- ILLIQUID SECURITIES

Pursuant to guidelines adopted by the Portfolios' Board, the following securities have been deemed to be illiquid. Each Portfolio currently limits investment in illiquid securities to 15% (10% for Money Market) of the Portfolios' net assets, at market value, at time of purchase. Fair value for these securities was determined by ING Funds Valuation Committee appointed by the Portfolios' Board of Directors/Trustees.

                                                                           INITIAL                                        PERCENT
                                                            PRINCIPAL    ACQUISITION                                       OF NET
PORTFOLIO                       SECURITY                     AMOUNT         DATE            COST           VALUE          ASSETS
---------                       --------                     ------         ----            ----           -----          ------
Balanced        Alpine III, 3.800%, due 08/16/14          $     418,000    08/16/14     $     418,000  $      419,124        0.0%
                Alpine III, 4.218%, due 08/16/14                418,000    08/16/14           418,000         418,913        0.0%
                Alpine III, 6.000%, due 08/16/14                222,000    08/16/14           222,000         222,875        0.0%
                Alpine III, 9.268%, due 08/16/14                645,000    08/16/14           645,000         647,572        0.1%
                                                                                        -------------  --------------  ---------
                                                                                        $   1,703,000  $    1,708,484        0.1%
                                                                                        =============  ==============  =========
Intermediate
   Bond         Alpine III, 3.800%, due 08/16/14                948,000    08/16/14     $     948,000  $      950,549        0.1%
                Alpine III, 4.218%, due 08/16/14                948,000    08/16/14           948,000         950,070        0.1%
                Alpine III, 6.000%, due 08/16/14                502,000    08/16/14           502,000         503,978        0.0%
                Alpine III, 9.268%, due 08/16/14              1,460,000    08/16/14         1,460,000       1,465,821        0.1%
                                                                                        -------------  --------------  ---------
                                                                                        $   3,858,000  $    3,870,418        0.3%
                                                                                        =============  ==============  =========

Money Market    Money Market Trust Series A, 3.295%,
                  due 07/10/06                              31,400,000    05/10/06      $  31,400,000  $   31,402,229        2.9%
                Goldman Sachs Group, 3.296%, due
                  07/29/05                                  11,400,000    02/13/06         11,400,000      11,401,079        1.0%
                Newcastle CDO I Ltd., 3.330%, due
                  10/24/05                                  13,900,000    09/24/38         13,900,000      13,900,000        1.3%
                                                                                        -------------  --------------  ---------
                                                                                        $  56,700,000  $   56,703,308        5.2%
                                                                                        =============  ==============  =========

NOTE 11 -- SECURITIES LENDING

Under an agreement with The Bank of New York ("BNY"), the Portfolios can lend their securities to approved brokers, dealers and other financial institutions. Loans are collateralized by cash and U.S. Government securities. The collateral must be in an amount equal to at least 105% of the market value of non-U.S. securities loaned and 102% of the market value of U.S. securities loaned. The cash collateral received is invested in approved investments as defined in the Securities Lending Agreement with BNY (the "Agreement"). The securities purchased with cash collateral received are reflected in the Portfolio of Investments. Generally, in the event of counterparty default, the Portfolios have the right to use the collateral to offset losses incurred. The Agreement contains certain guarantees by BNY in the event of counterparty default and/or a borrower's failure to return a loaned security, however there would be a potential loss to the Portfolios in the event the Portfolios are delayed or prevented from exercising their right to dispose of the collateral. The Portfolios bear the risk of loss with respect to the investment of collateral. Engaging in securities lending could have a leveraging effect, which may intensify the credit, market and other risks associated with investing in a Portfolio. At June 30, 2005, the Portfolios had securities on loan with the following market values:

                                                         VALUE OF
                                                        SECURITIES           VALUE OF
                                                          LOANED            COLLATERAL
                                                          ------            ----------
Balanced                                              $  222,917,256      $  229,050,863
Growth and Income                                        528,004,754         540,958,508
Growth                                                    26,735,574          27,569,919
Small Company                                            112,646,399         116,294,747
Value Opportunity                                         25,474,665          26,281,689
Intermediate Bond                                        334,028,379         340,290,708
Global Science and Technology                             16,501,216          17,011,035

NOTE 12 -- FEDERAL INCOME TAXES

The amount of distributions from net investment income and net realized capital gains are determined in accordance with federal income tax regulations, which may differ from accounting principles generally accepted in the United States of America for investment companies. These book/tax differences may be either temporary or permanent. Permanent differences are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences are not reclassified. Key differences include the treatment of short-term capital gains, foreign currency transactions, and wash sale deferrals. Distributions in excess of available earnings and profits, current and accumulated, for tax purposes are reported as distributions of paid-in capital.

The tax composition of dividends and distributions to shareholders was as follows:

                                                        SIX MONTHS, ENDED                    YEAR ENDED
                                                          JUNE 30, 2005                   DECEMBER 31, 2004
                                                        -----------------      ---------------------------------------
                                                                                                            LONG-TERM
                                                         ORDINARY INCOME        ORDINARY INCOME           CAPITAL GAIN
                                                         ---------------        ---------------           ------------
                           Balanced                     $           --         $    28,448,079            $         --
                           Growth and Income                        --              84,550,196                      --
                           Growth                                   --                 268,051                      --
                           Small Company                            --               1,352,140                      --
                           Value Opportunity                        --               2,072,318                      --
                           Intermediate Bond                        --             150,191,405               5,168,861
                           Money Market                     12,797,898              12,932,164                      --
                           International                            --                 548,309                      --

The tax-basis components of distributable earnings and the expiration dates of the capital loss carryforwards which may be used to offset future realized capital gains for federal income tax purposes as of December 31, 2004 were as follows:

                                  UNDISTRIBUTED    UNDISTRIBUTED     UNREALIZED     POST OCTOBER         CAPITAL
                                    ORDINARY         LONG-TERM      APPRECIATION   CAPITAL LOSSES          LOSS         EXPIRATION
                                     INCOME         CAPITAL GAIN   (DEPRECIATION)     DEFERRED        CARRYFORWARDS        DATES
                                     ------        -------------   --------------     --------        -------------        -----
Balanced                         $ 30,617,051      $          --   $   69,492,918  $           --   $    (71,674,395)       2010

Growth and Income                          --                 --      408,871,050          (4,855)  $   (223,910,727)       2009
                                                                                                      (2,401,044,421)       2010
                                                                                                         (63,082,574)       2011
                                                                                                    ----------------
                                                                                                    $ (2,688,037,722)
                                                                                                    ================

Growth                              1,253,609                 --       20,993,544              --   $   (137,330,879)       2009
                                                                                                         (63,207,672)       2010
                                                                                                    ----------------
                                                                                                    $   (200,538,551)
                                                                                                    ================
Small Company                         637,301          6,278,078       97,927,790              --                 --

Value Opportunity                   3,868,187                 --       22,207,958              --   $    (39,657,046)       2010

Intermediate Bond                   4,128,083            986,159        5,117,529             (37)                --

Money Market                       12,788,532                 --         (232,026)             --   $       (751,862)       2008
                                                                                                          (3,715,968)       2009
                                                                                                                (169)       2011
                                                                                                            (244,520)       2012
                                                                                                    ----------------
                                                                                                    $     (4,712,519)
                                                                                                    ================
Global Science and Technology              --                 --        7,198,758              --   $    (33,805,623)       2009
                                                                                                         (15,534,432)       2010
                                                                                                          (4,912,495)       2011
                                                                                                    ----------------
                                                                                                    $    (54,252,550)
                                                                                                    ================
International                         538,930                 --        8,088,309              --   $    (16,949,751)       2009
                                                                                                          (9,221,611)       2010
                                                                                                    ----------------
                                                                                                    $    (26,171,362)
                                                                                                    ================

NOTE 13 -- INFORMATION REGARDING TRADING OF ING'S U.S. MUTUAL FUNDS

ING Investments, LLC ("Investments"), the adviser to the ING Funds, has reported to the Boards of Directors/Trustees (the "Board") of the ING Funds that, like many U.S. financial services companies, Investments and certain of its U.S. affiliates have received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. Investments has advised the Board that it and its affiliates have cooperated fully with each request.

In addition to responding to regulatory and governmental requests, Investments reported that management of U.S. affiliates of ING Groep N.V., including Investments (collectively, "ING"), on their own initiative, have conducted, through independent special counsel and a national accounting firm, an extensive internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. ING's internal review related to mutual fund trading is now substantially completed. ING has reported that, of the millions of customer relationships that ING maintains, the internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within ING's variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred, despite measures taken by ING intended to combat market timing. ING further reported that each of these arrangements has been terminated and fully disclosed to regulators. The results of the internal review were also reported to the independent members of the Board.

Investments has advised the Board that most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question in the U.S. Investments further reported that the companies in question did not receive special benefits in return for any of these arrangements, which have all been terminated. Based on the internal review, Investments has advised the Board that the identified arrangements do not represent a systemic problem in any of the companies that were involved.

More specifically, Investments reported to the Board that, at this time, these instances include the following:

- ING has identified three arrangements, dating from 1995, 1996 and 1998, under which the administrator to the then-Pilgrim Funds, which subsequently became part of the ING Funds, entered formal and informal arrangements that permitted frequent trading. ING Funds Distributor, LLC ("IFD") has received a notice from the staff of the NASD informing IFD that it has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and certain provisions of the federal securities laws in connection with these arrangements.

- Aeltus Investment Management, Inc. (a predecessor entity to ING Investment Management Co.) has identified two investment professionals who engaged in extensive frequent trading in certain ING Funds. One was subsequently terminated for cause and incurred substantial financial penalties in connection with this conduct and the second has been disciplined.

- ReliaStar Life Insurance Company ("ReliaStar") entered into agreements seven years ago permitting the owner of policies issued by the insurer to engage in frequent trading and to submit orders until 4pm Central Time. In 2001 ReliaStar also entered into a selling agreement with a broker-dealer that engaged in frequent trading. Employees of ING affiliates were terminated and/or disciplined in connection with these matters.

- In 1998, Golden American Life Insurance Company entered into arrangements permitting a broker-dealer to frequently trade up to certain specific limits in a fund available in an ING variable annuity product. No employee responsible for this arrangement remains at the company.

For additional information regarding these matters, you may consult the Form 8-K for each of four life insurance companies, ING USA Annuity and Life Insurance Company, ING Life Insurance and Annuity Company, ING Insurance Company of America, and ReliaStar Life Insurance Company of New York, each filed with the Securities and Exchange Commission (the "SEC") on September 9, 2004. These Forms 8-K can be accessed through the SEC's Web site at http://www.sec.gov. Despite the extensive internal review conducted through independent special counsel and a national accounting firm, there can be no assurance that the instances of inappropriate trading reported to the Board are the only instances of such trading respecting the ING Funds. Investments reported to the Board that ING is committed to conducting its business with the highest standards of ethical conduct with zero tolerance for noncompliance.

Accordingly, Investments advised the Board that ING management was disappointed that its voluntary internal review identified these situations. Viewed in the context of the breadth and magnitude of its U.S. business as a whole, ING management does not believe that ING's acquired companies had systemic ethical or compliance issues in these areas. Nonetheless, Investments reported that given ING's refusal to tolerate any lapses, it has taken the steps noted below, and will continue to seek opportunities to further strengthen the internal controls of its affiliates.

- ING has agreed with the ING Funds to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the Securities and Exchange Commission. Investments reported to the Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or its U.S. business.

- ING updated its Code of Conduct for employees reinforcing its employees' obligation to conduct personal trading activity consistent with the law, disclosed limits, and other requirements.

- The ING Funds, upon a recommendation from ING, updated their respective Codes of Ethics applicable to investment professionals with ING entities and certain other fund personnel, requiring such personnel to pre-clear any purchases or sales of ING Funds that are not systematic in nature (i.e., dividend reinvestment), and imposing minimum holding periods for shares of ING Funds.

- ING instituted excessive trading policies for all customers in its variable insurance and retirement products and for shareholders of the ING Funds sold to the public through financial intermediaries. ING does not make exceptions to these policies.

- ING reorganized and expanded its U.S. Compliance Department, and created an Enterprise Compliance team to enhance controls and consistency in regulatory compliance.

NOTE 14 - LITIGATION

On December 12, 2003, Aeltus Investment Management, Inc., received a copy of a complaint (the "Complaint") filed in the United States Bankruptcy Court for the Southern District of New York styled Enron Corp. v. Mass Mutual Life Insurance Co., et al. Among other defendants named in the Complaint are defendants ING VP Balanced Portfolio, and ING VP Bond Portfolio (the "Subject Portfolios"). The Complaint alleges that Enron Corp. ("Enron") transferred to the defendants, including the Subject Portfolios, over $1 billion in the aggregate for the purpose of prepaying certain commercial paper issued by Enron (the "Notes") and held by the defendants prior to the filing by Enron for bankruptcy protection under Chapter 11 of Title 11 of the Bankruptcy Code (the "Bankruptcy Code"). The Complaint seeks to hold the defendants, including the Subject Portfolios, liable for these transfers as preferential transfers or as fraudulent transfers under the Bankruptcy Code. Although the Complaint does not specify the amount of each transfer in dispute, it appears that the sale by ING VP Balanced Portfolio, Inc. of $23,181,757 of the Notes on or about October 29, 2001 and the sale by ING VP Bond Portfolio, Inc. of $24,963,125 of the Notes on or about October 29, 2001 are in dispute. The Complaint seeks to require the Subject Portfolios to repay to Enron the full amounts of these transfers, in which event the Subject Portfolios would be granted unsecured claims against the Enron bankruptcy estate in the amounts of the repayments.

The Subject Portfolios moved to dismiss all counts of the Complaint, contending, among other things, that section 546(e) of the Bankruptcy Code provides a complete defense. The Bankruptcy Court denied the motion on July 1, 2005. Accordingly, the Subject Portfolios filed an answer to the Complaint on July 29, 2005. In addition, the Subject Portfolios have moved for leave to pursue an immediate appeal of the Bankruptcy Court's decision to the district court. The district court has not yet ruled, and there can be no assurance that leave will be granted to pursue the appeal now. The Bankruptcy Court has set a discovery calendar indicating that discovery is to proceed through 2006. The Subject Portfolios and their counsel have reviewed the Subject Portfolios' records concerning the factual background of the allegations in the Complaint, and have considered remaining potential defenses to the allegations in the Complaint. Because only limited discovery has taken place, the Subject Portfolios are unable to predict whether Enron will prevail, in whole or in part, in its claims against the Subject Portfolios, and therefore have not recorded a liability in the financial statements for any potential loss. Defendants continue to contend there is an affirmative defense for the claims presented.

NOTE 15 -- SUBSEQUENT EVENTS

DIVIDENDS: Subsequent to June 30, 2005, the following Portfolios declared dividends and distributions with a payable date of July 6, 2005 and a record date of June 30, 2005:

                                             PER SHARE AMOUNTS
                    -----------------------------------------------------------------
                     NET INVESTMENT             SHORT-TERM                LONG-TERM
                         INCOME                CAPITAL GAINS            CAPITAL GAINS
                         ------                -------------            -------------
BALANCED
Class I               $    0.3195               $        --              $        --
Class S               $    0.2941               $        --              $        --

GROWTH
Class I               $    0.0694               $        --              $        --
Class S               $    0.0447               $        --              $        --

SMALL COMPANY
Class I               $    0.0313               $        --              $    0.2805
Class S               $    0.0051               $        --              $    0.2805

VALUE OPPORTUNITY
Class I               $    0.2484               $        --              $        --
Class S               $    0.2205               $        --              $        --

INTERMEDIATE BOND
Class I               $    0.0034               $    0.0332              $    0.0085
Class S               $        --               $    0.0332              $    0.0085

INTERNATIONAL
Class I               $    0.0881               $        --              $        --
Class S               $    0.0744               $        --              $        --

                                                        PORTFOLIO OF INVESTMENTS
ING VP BALANCED PORTFOLIO                        AS OF JUNE 30, 2005 (UNAUDITED)

[CHART]

                                INVESTMENT TYPES*
                               AS OF JUNE 30, 2005
                          (AS A PERCENT OF NET ASSETS)

Common Stock                            59.0%
Preferred Stock                          0.5%
Corporate Bonds/Notes                   10.0%
U.S. Government Agency Obligations      13.6%
U.S. Treasury Obligations                6.8%
Asset-Backed Securities                  2.3%
Collaterized Mortgage Obligations        8.8%
Other Bonds                              0.3%
Municipal Bonds                          0.1%
Commercial Paper                         2.9%
Repurchase Agreement                     0.7%

          * Excludes other assets and liabilities of -22.7% of net assets and 17.6% of net assets for short-term investments related to securities lending.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 59.0%

                                 ADVERTISING: 0.3%
           43,600       L        Omnicom Group, Inc.                                                              $       3,481,896
                                                                                                                  -----------------
                                                                                                                          3,481,896
                                                                                                                  -----------------
                                 AEROSPACE/DEFENSE: 1.2%
           44,250       L        Boeing Co.                                                                               2,920,500
            6,820       @        DRS Technologies, Inc.                                                                     349,730
           10,085                Engineered Support Systems, Inc.                                                           361,346
           38,500                General Dynamics Corp.                                                                   4,217,290
           70,650                Lockheed Martin Corp.                                                                    4,583,065
            9,691       @        Moog, Inc.                                                                                 305,170
            9,430      @,L       Teledyne Technologies, Inc.                                                                307,229
           56,000                United Technologies Corp.                                                                2,875,600
                                                                                                                  -----------------
                                                                                                                         15,919,930
                                                                                                                  -----------------
                                 AGRICULTURE: 1.2%
           33,817                Alliance One Intl., Inc.                                                                   203,240
          105,900       L        Altria Group, Inc.                                                                       6,847,494
           60,250                Monsanto Co.                                                                             3,787,918
           30,600       L        Reynolds American, Inc.                                                                  2,411,280
           43,900                UST, Inc.                                                                                2,004,474
                                                                                                                  -----------------
                                                                                                                         15,254,406
                                                                                                                  -----------------
                                 AIRLINES: 0.1%
           14,275      @,L       Alaska Air Group, Inc.                                                                     424,681
           16,550                Skywest, Inc.                                                                              300,879
                                                                                                                  -----------------
                                                                                                                            725,560
                                                                                                                  -----------------
                                 APPAREL: 0.8%
          103,500      @,L       Coach, Inc.                                                                              3,474,495
            2,467                Haggar Corp.                                                                     $          50,203
            8,355                K-Swiss, Inc.                                                                              270,201
           45,700       L        Nike, Inc.                                                                               3,957,619
            9,320       @        Quiksilver, Inc.                                                                           148,934
           29,800                VF Corp.                                                                                 1,705,156
           13,650                Wolverine World Wide, Inc.                                                                 327,737
                                                                                                                  -----------------
                                                                                                                          9,934,345
                                                                                                                  -----------------
                                 AUTO MANUFACTURERS: 0.3%
          382,000                Ford Motor Co.                                                                           3,911,680
            6,747       L        Oshkosh Truck Corp.                                                                        528,155
                                                                                                                  -----------------
                                                                                                                          4,439,835
                                                                                                                  -----------------
                                 AUTO PARTS AND EQUIPMENT: 0.1%
           18,900       L        BorgWarner, Inc.                                                                         1,014,363
           49,500      @,L       Goodyear Tire & Rubber Co.                                                                 737,550
                                                                                                                  -----------------
                                                                                                                          1,751,913
                                                                                                                  -----------------
                                 BANKS: 2.8%
           12,700                Associated Banc-Corp.                                                                      427,482
          348,200       L        Bank of America Corp.                                                                   15,881,401
           19,200       L        Bank of Hawaii Corp.                                                                       974,400
           49,000                Colonial Bancgroup, Inc.                                                                 1,080,940
           45,000                Comerica, Inc.                                                                           2,601,000
           16,850                Commerce Bancorp, Inc.                                                                     510,724
           10,089                Community Bank System, Inc.                                                                246,071
            4,440       L        East-West Bancorp, Inc.                                                                    149,140
            9,325      @@,L      First Bancorp Puerto Rico                                                                  374,399
            7,560                First Republic Bank                                                                        267,095
           16,545                Fremont General Corp.                                                                      402,540
           17,247                Hibernia Corp.                                                                             572,255
          104,000                U.S. Bancorp                                                                             3,036,800
           83,450                Wachovia Corp.                                                                           4,139,120
           89,350                Wells Fargo & Co.                                                                        5,502,173
            5,170                Whitney Holding Corp.                                                                      168,697
                                                                                                                  -----------------
                                                                                                                         36,334,237
                                                                                                                  -----------------
                                 BEVERAGES: 1.3%
           25,348       L        Brown-Forman Corp.                                                                       1,532,540
          233,750       L        Coca-Cola Co.                                                                            9,759,062
              100       @        Constellation Brands, Inc.                                                                   2,950
           37,700                PepsiAmericas, Inc.                                                                        967,382
           88,750                PepsiCo, Inc.                                                                            4,786,288
                                                                                                                  -----------------
                                                                                                                         17,048,222
                                                                                                                  -----------------
                                 BIOTECHNOLOGY: 0.3%
           65,900       @        Amgen, Inc.                                                                              3,984,314
           12,840       @        Arqule, Inc.                                                                                83,203
                                                                                                                  -----------------
                                                                                                                          4,067,517
                                                                                                                  -----------------
                                 BUILDING MATERIALS: 0.0%
            3,055       L        Florida Rock Industries, Inc.                                                              224,084
            5,200       L        Martin Marietta Materials, Inc.                                                            359,424
                                                                                                                  -----------------
                                                                                                                            583,508
                                                                                                                  -----------------
                                 CHEMICALS: 0.9%
           63,300      @,L       Crompton Corp.                                                                             895,695
           52,800                Dow Chemical Co.                                                                         2,351,184
           53,700                E.I. du Pont EI de Nemours & Co.                                                         2,309,637
           17,939       @        FMC Corp.                                                                                1,007,095
            8,800                Lubrizol Corp.                                                                             369,688
           28,787       L        Lyondell Chemical Co.                                                                      760,553
           45,000                PPG Industries, Inc.                                                                     2,824,200

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 CHEMICALS (CONTINUED)
           33,200                Sherwin-Williams Co.                                                             $       1,563,388
           13,000       L        Wellman, Inc.                                                                              132,470
                                                                                                                  -----------------
                                                                                                                         12,213,910
                                                                                                                  -----------------
                                 COAL: 0.0%
            5,460       L        Massey Energy Co.                                                                          205,951
                                                                                                                  -----------------
                                                                                                                            205,951
                                                                                                                  -----------------
                                 COMMERCIAL SERVICES: 1.1%
            9,100                Administaff, Inc.                                                                          216,216
           20,475      @,L       Alliance Data Systems Corp.                                                                830,466
           30,700      @,L       Career Education Corp.                                                                   1,123,927
            7,140                Chemed Corp.                                                                               291,883
            4,790      @,L       Consolidated Graphics, Inc.                                                                195,288
           26,404       @        Education Management Corp.                                                                 890,607
           33,750       L        Equifax, Inc.                                                                            1,205,213
            9,100       L        Healthcare Services Group                                                                  182,728
            7,770      @,L       Heidrick & Struggles Intl., Inc.                                                           202,642
           19,345      @,L       Korn/Ferry Intl.                                                                           343,374
           13,290       @        Labor Ready, Inc.                                                                          309,790
            9,665                Manpower, Inc.                                                                             384,474
           76,200       L        McKesson Corp.                                                                           3,412,997
              444                MoneyGram IntL., Inc.                                                                        8,489
           90,400                Paychex, Inc.                                                                            2,941,615
           10,325      @,L       Pharmaceutical Product Development, Inc.                                                   483,830
            4,840       L        Pre-Paid Legal Services, Inc.                                                              216,106
           53,300      @,L       Quanta Services, Inc.                                                                      469,040
            5,998                Rollins, Inc.                                                                              120,200
            3,910      @,L       Vertrue, Inc.                                                                              152,334
                                                                                                                  -----------------
                                                                                                                         13,981,219
                                                                                                                  -----------------
                                 COMPUTERS: 3.4%
           11,640       L        Agilysys, Inc.                                                                             182,748
          134,100       @        Apple Computer, Inc.                                                                     4,936,221
            6,490      @,L       CACI Intl., Inc.                                                                           409,908
           71,500      @,L       Cadence Design Systems, Inc.                                                               976,690
           12,630      @,L       Cognizant Technology Solutions Corp.                                                       595,252
          256,750       @        Dell, Inc.                                                                              10,144,192
            6,500                Diebold, Inc.                                                                              293,215
           20,500       @        DST Systems, Inc.                                                                          959,400
          381,500       @        EMC Corp.                                                                                5,230,365
          153,700                Hewlett-Packard Co.                                                                      3,613,487
           14,878       L        Imation Corp.                                                                              577,118
           88,050                International Business Machines Corp.                                                    6,533,309
            2,565      @,L       Kronos, Inc.                                                                               103,600
            8,530      @,L       Micros Systems, Inc.                                                                       381,718
            7,020                MTS Systems Corp.                                                                          235,732
          103,200      @,L       Network Appliance, Inc.                                                                  2,917,464
           16,825      @,L       SanDisk Corp.                                                                              399,257
           34,595       @        Storage Technology Corp.                                                                 1,255,453
          870,450       @        Sun Microsystems, Inc.                                                                   3,246,779
           45,900      @,L       Synopsys, Inc.                                                                             765,153
            7,940                Talx Corp.                                                                                 229,545
           62,766       @        Western Digital Corp.                                                                      842,320
                                                                                                                  -----------------
                                                                                                                         44,828,926
                                                                                                                  -----------------
                                 COSMETICS/PERSONAL CARE: 0.5%
          132,800       L        Procter & Gamble Co.                                                                     7,005,200
                                                                                                                  -----------------
                                                                                                                          7,005,200
                                                                                                                  -----------------
                                 DISTRIBUTION/WHOLESALE: 0.1%
            4,000                Building Material Holding Corp.                                                  $         277,160
            6,760       L        CDW Corp.                                                                                  385,928
            5,180                Hughes Supply, Inc.                                                                        145,558
            4,250       L        SCP Pool Corp.                                                                             149,133
            2,600      @,L       United Stationers, Inc.                                                                    127,660
                                                                                                                  -----------------
                                                                                                                          1,085,439
                                                                                                                  -----------------
                                 DIVERSIFIED FINANCIAL SERVICES: 2.8%
           64,000                American Express Co.                                                                     3,406,720
           45,228      @,L       AmeriCredit Corp.                                                                        1,153,314
           60,400                CIT Group, Inc.                                                                          2,595,388
          154,000                Citigroup, Inc.                                                                          7,119,419
          109,700                Countrywide Financial Corp.                                                              4,235,517
           51,000                Fannie Mae                                                                               2,978,400
           22,900                Indymac Bancorp, Inc.                                                                      932,717
           11,672       L        Legg Mason, Inc.                                                                         1,215,172
           47,800       L        Lehman Brothers Holdings, Inc.                                                           4,745,584
           49,650       L        Merrill Lynch & Co., Inc.                                                                2,731,247
           58,000                Morgan Stanley                                                                           3,043,260
           79,050     @,W,L      Providian Financial Corp.                                                                1,393,652
            7,293       @        World Acceptance Corp                                                                      219,155
                                                                                                                  -----------------
                                                                                                                         35,769,545
                                                                                                                  -----------------
                                 ELECTRIC: 1.8%
          100,200       L        Duke Energy Corp.                                                                        2,978,946
           42,700       L        Energy East Corp.                                                                        1,237,446
           72,350       L        Exelon Corp.                                                                             3,713,726
           53,435                Pepco Holdings, Inc.                                                                     1,279,234
           27,900       L        PNM Resources, Inc.                                                                        803,799
           12,310                Scana Corp.                                                                                525,760
           80,400       L        Southern Co.                                                                             2,787,468
           98,800                TXU Corp.                                                                                8,209,292
           12,800                Wisconsin Energy Corp.                                                                     499,200
           15,032       L        WPS Resources Corp.                                                                        845,550
                                                                                                                  -----------------
                                                                                                                         22,880,421
                                                                                                                  -----------------
                                 ELECTRICAL COMPONENTS AND EQUIPMENT: 0.5%
           24,650       W        AMETEK, Inc.                                                                             1,031,603
           73,200                Emerson Electric Co.                                                                     4,584,515
           20,564      @,L       Energizer Holdings, Inc.                                                                 1,278,464
                                                                                                                  -----------------
                                                                                                                          6,894,582
                                                                                                                  -----------------
                                 ELECTRONICS: 0.3%
           23,427                Amphenol Corp.                                                                             941,063
            4,641       L        Analogic Corp.                                                                             233,535
           33,191       @        Arrow Electronics, Inc.                                                                    901,468
            1,622                Bel Fuse, Inc.                                                                              49,568
            3,480       @        Benchmark Electronics, Inc.                                                                105,862
           11,321                Brady Corp.                                                                                350,951
            8,490      @,L       Coherent, Inc.                                                                             305,725
            6,504                Daktronics, Inc.                                                                           130,145
            5,390      @,L       FLIR Systems, Inc.                                                                         160,838
            7,750                Park Electrochemical Corp.                                                                 195,300
          257,124      @,L       Solectron Corp.                                                                            974,499
            4,190      @,L       Trimble Navigation Ltd.                                                                    163,284
                                                                                                                  -----------------
                                                                                                                          4,512,238
                                                                                                                  -----------------
                                 ENERGY-ALTERNATE SOURCES: 0.0%
           10,100      @,L       Headwaters, Inc.                                                                           347,238
                                                                                                                  -----------------
                                                                                                                            347,238
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 ENGINEERING AND CONSTRUCTION: 0.0%
           18,060      @,L       Shaw Group, Inc.                                                                 $         388,471
            3,400       @        URS Corp.                                                                                  126,990
                                                                                                                  -----------------
                                                                                                                            515,461
                                                                                                                  -----------------
                                 ENTERTAINMENT: 0.0%
            7,120       @        Argosy Gaming Co.                                                                          331,863
                                                                                                                  -----------------
                                                                                                                            331,863
                                                                                                                  -----------------
                                 ENVIRONMENTAL CONTROL: 0.1%
           36,920                Republic Services, Inc.                                                                  1,329,489
            3,685      @,L       Waste Connections, Inc.                                                                    137,414
                                                                                                                  -----------------
                                                                                                                          1,466,903
                                                                                                                  -----------------
                                 FOOD: 1.0%
          151,950       L        Archer-Daniels-Midland Co.                                                               3,248,691
            5,790                Corn Products Intl., Inc.                                                                  137,570
            9,300                Flowers Foods, Inc.                                                                        328,848
           76,600                General Mills, Inc.                                                                      3,584,115
           13,098                Hormel Foods Corp.                                                                         384,164
            4,980       L        Nash Finch Co.                                                                             182,965
           37,577                SUPERVALU, Inc.                                                                          1,225,386
            7,150                Whole Foods Market, Inc.                                                                   845,845
           50,900                Wm. Wrigley Jr. Co.                                                                      3,503,956
                                                                                                                  -----------------
                                                                                                                         13,441,540
                                                                                                                  -----------------
                                 FOREST PRODUCTS AND PAPER: 0.0%
            5,847                Schweitzer-Mauduit Intl., Inc.                                                             182,017
                                                                                                                  -----------------
                                                                                                                            182,017
                                                                                                                  -----------------
                                 GAS: 0.1%
           10,350                Energen Corp.                                                                              362,768
           13,720      @,L       Southern Union Co.                                                                         336,826
           33,330                UGI Corp.                                                                                  929,907
                                                                                                                  -----------------
                                                                                                                          1,629,501
                                                                                                                  -----------------
                                 HAND/MACHINE TOOLS: 0.2%
           23,100       L        Black & Decker Corp.                                                                     2,075,535
                                                                                                                  -----------------
                                                                                                                          2,075,535
                                                                                                                  -----------------
                                 HEALTHCARE-PRODUCTS: 1.9%
            6,500       @        Advanced Neuromodulation Systems, Inc.                                                     257,920
           63,400                Becton Dickinson & Co.                                                                   3,326,598
            3,555       L        Cooper Cos., Inc.                                                                          216,357
           60,200                Guidant Corp.                                                                            4,051,460
            7,100      @,L       Haemonetics Corp.                                                                          288,544
            6,800       @        Hologic, Inc.                                                                              270,300
            2,590      @,L       Idexx Laboratories, Inc.                                                                   161,435
          156,500                Johnson & Johnson                                                                       10,172,499
           67,150                Medtronic, Inc.                                                                          3,477,699
           34,595      @,L       Patterson Cos., Inc.                                                                     1,559,543
            2,760       @        ResMed, Inc.                                                                               182,132
           13,450      @,L       Respironics, Inc.                                                                          485,680
            3,840                Vital Signs, Inc.                                                                          166,349
                                                                                                                  -----------------
                                                                                                                         24,616,516
                                                                                                                  -----------------
                                 HEALTHCARE-SERVICES: 2.3%
           52,200                Aetna, Inc.                                                                              4,323,204
           10,660      @,L       AMERIGROUP Corp.                                                                           428,532
           10,210      @,L       Centene Corp.                                                                              342,852
           24,800       @        Community Health Systems, Inc.                                                             937,192
           25,350       @        Coventry Health Care, Inc.                                                               1,793,513
           32,600       @        Health Net, Inc.                                                                 $       1,244,016
           39,400       @        Humana, Inc.                                                                             1,565,756
           29,425      @,L       Lincare Holdings, Inc.                                                                   1,201,717
           21,955      @,L       PacifiCare Health Systems, Inc.                                                          1,568,685
            5,170      @,L       Pediatrix Medical Group, Inc.                                                              380,202
            6,605      @,L       RehabCare Group, Inc.                                                                      176,552
            5,710      @,L       Sierra Health Services, Inc.                                                               408,037
          149,600                UnitedHealth Group, Inc.                                                                 7,800,143
           18,600       L        Universal Health Services, Inc.                                                          1,156,548
           85,700       @        WellPoint, Inc.                                                                          5,968,147
                                                                                                                  -----------------
                                                                                                                         29,295,096
                                                                                                                  -----------------
                                 HOME BUILDERS: 0.3%
           15,900                Lennar Corp.                                                                             1,008,855
            2,880       L        MDC Holdings, Inc.                                                                         236,880
            4,900      @,L       Meritage Homes Corp.                                                                       389,550
              840      @,L       NVR, Inc.                                                                                  680,400
            2,480       L        Standard-Pacific Corp.                                                                     218,116
           15,700      @,L       Toll Brothers, Inc.                                                                      1,594,335
                                                                                                                  -----------------
                                                                                                                          4,128,136
                                                                                                                  -----------------
                                 HOME FURNISHINGS: 0.0%
            6,960                Harman Intl. Industries, Inc.                                                              566,266
                                                                                                                  -----------------
                                                                                                                            566,266
                                                                                                                  -----------------
                                 HOUSEHOLD PRODUCTS/WARES: 0.5%
           29,850       L        American Greetings Corp.                                                                   791,025
           24,020       L        Church & Dwight, Inc.                                                                      869,524
           79,171                Kimberly-Clark Corp.                                                                     4,955,313
            3,430      @,L       Spectrum Brands, Inc.                                                                      113,190
                                                                                                                  -----------------
                                                                                                                          6,729,052
                                                                                                                  -----------------
                                 HOUSEWARES: 0.0%
            9,890       L        Toro Co.                                                                                   381,853
                                                                                                                  -----------------
                                                                                                                            381,853
                                                                                                                  -----------------
                                 INSURANCE: 4.5%
           70,677       @@       ACE Ltd.                                                                                 3,169,863
           98,000                Allstate Corp.                                                                           5,855,499
           25,250                American Financial Group, Inc.                                                             846,380
          137,700                American Intl. Group, Inc.                                                               8,000,369
           84,000                Aon Corp.                                                                                2,103,360
           44,850       L        Chubb Corp.                                                                              3,839,609
           32,000       L        CIGNA Corp.                                                                              3,424,960
            7,870       L        Delphi Financial Group, Inc.                                                               347,461
            6,215      @@,L      Everest Re Group Ltd.                                                                      577,995
           18,918                Fidelity National Financial, Inc.                                                          675,183
           24,895                HCC Insurance Holdings, Inc.                                                               942,774
           23,741                Horace Mann Educators Corp.                                                                446,806
            4,970                LandAmerica Financial Group, Inc.                                                          295,069
          117,350       L        MetLife, Inc.                                                                            5,273,709
           27,700       L        MGIC Investment Corp.                                                                    1,806,594
           29,950       L        Ohio Casualty Corp.                                                                        724,191
           51,988                Old Republic Intl. Corp.                                                                 1,314,777
            4,530      @,L       Philadelphia Consolidated Holding Co.                                                      383,963
            7,900      @,L       ProAssurance Corp.                                                                         329,904
           40,100       L        Progressive Corp.                                                                        3,962,281
           81,700                Prudential Financial, Inc.                                                               5,364,422

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 INSURANCE (CONTINUED)
           25,900                Radian Group, Inc.                                                               $       1,222,998
           36,550                Safeco Corp.                                                                             1,986,127
            7,130       L        Selective Insurance Group, Inc.                                                            353,292
           10,600       L        UICI                                                                                       315,562
           34,600       L        W.R. Berkley Corp.                                                                       1,234,528
           39,200      @@,L      XL Capital Ltd.                                                                          2,917,264
            5,280                Zenith National Insurance Corp.                                                            358,301
                                                                                                                  -----------------
                                                                                                                         58,073,241
                                                                                                                  -----------------
                                 INTERNET: 0.8%
           65,900      @,L       eBay, Inc.                                                                               2,175,359
           12,800       @        Internet Security Systems                                                                  259,712
           40,375       @        McAfee, Inc.                                                                             1,057,018
          166,100      @,L       Symantec Corp.                                                                           3,611,013
            6,340      @,L       Websense, Inc.                                                                             304,637
           70,350       @        Yahoo!, Inc.                                                                             2,437,628
                                                                                                                  -----------------
                                                                                                                          9,845,367
                                                                                                                  -----------------
                                 IRON/STEEL: 0.3%
            6,250                Carpenter Technology Corp.                                                                 323,750
            5,600                Cleveland-Cliffs, Inc.                                                                     323,456
           44,300                Nucor Corp.                                                                              2,020,966
           28,850       L        United States Steel Corp.                                                                  991,575
                                                                                                                  -----------------
                                                                                                                          3,659,747
                                                                                                                  -----------------
                                 LEISURE TIME: 0.2%
            5,820                Arctic Cat, Inc.                                                                           119,485
           28,750       L        Carnival Corp.                                                                           1,568,312
            7,950      @@,L      Polaris Industries, Inc.                                                                   429,300
                                                                                                                  -----------------
                                                                                                                          2,117,097
                                                                                                                  -----------------
                                 LODGING: 0.1%
           20,750       L        Boyd Gaming Corp.                                                                        1,060,948
                                                                                                                  -----------------
                                                                                                                          1,060,948
                                                                                                                  -----------------
                                 MACHINERY-DIVERSIFIED: 0.3%
            9,310                Albany Intl. Corp.                                                                         298,944
            8,335       L        Applied Industrial Technologies, Inc.                                                      269,137
            7,450       @        Gardner Denver, Inc.                                                                       261,346
            8,350       @        Gerber Scientific, Inc.                                                                     58,116
            4,075                IDEX Corp.                                                                                 157,336
           50,050                Rockwell Automation, Inc.                                                                2,437,936
                                                                                                                  -----------------
                                                                                                                          3,482,815
                                                                                                                  -----------------
                                 MEDIA: 1.6%
          116,600      @,L       Comcast Corp.                                                                            3,579,620
           85,700                McGraw-Hill Cos., Inc.                                                                   3,792,225
          151,600       L        News Corp. - Class A                                                                     2,452,888
          244,950       @        Time Warner, Inc.                                                                        4,093,114
           84,900                Viacom, Inc.                                                                             2,718,498
          115,700                Walt Disney Co.                                                                          2,913,326
              730       L        Washington Post Co.                                                                        609,572
                                                                                                                  -----------------
                                                                                                                         20,159,243
                                                                                                                  -----------------
                                 METAL FABRICATE/HARDWARE: 0.2%
            4,980                Commercial Metals Co.                                                                      118,624
            2,945                Lawson Products, Inc.                                                                      114,325
           17,675                Precision Castparts Corp.                                                                1,376,882
            6,491       L        Quanex Corp.                                                                               344,087
            7,455       L        Timken Co.                                                                                 172,211
                                                                                                                  -----------------
                                                                                                                          2,126,129
                                                                                                                  -----------------
                                 MISCELLANEOUS MANUFACTURING: 2.6%
           42,850       L        3M Co.                                                                           $       3,098,055
            7,785       L        AptarGroup, Inc.                                                                           395,478
            4,310                Clarcor, Inc.                                                                              126,068
           68,000       L        Danaher Corp.                                                                            3,559,120
           28,350                Donaldson Co., Inc.                                                                        859,856
          558,400                General Electric Co.                                                                    19,348,559
          141,900       L        Honeywell Intl., Inc.                                                                    5,197,796
           11,050       L        Pentair, Inc.                                                                              473,051
            3,510                Roper Industries, Inc.                                                                     250,509
           14,467                Teleflex, Inc.                                                                             858,906
                                                                                                                  -----------------
                                                                                                                         34,167,398
                                                                                                                  -----------------
                                 OFFICE FURNISHINGS: 0.1%
           27,502                Herman Miller, Inc.                                                                        848,162
           18,385                HNI Corp.                                                                                  940,392
                                                                                                                  -----------------
                                                                                                                          1,788,554
                                                                                                                  -----------------
                                 OIL AND GAS: 5.4%
           62,600                Burlington Resources, Inc.                                                               3,458,024
          178,200                ChevronTexaco Corp.                                                                      9,964,943
           12,960      @,L       Cimarex Energy Co.                                                                         504,274
          134,100                ConocoPhillips                                                                           7,709,409
           74,650                Devon Energy Corp.                                                                       3,783,262
          408,850                Exxon Mobil Corp.                                                                       23,496,609
           26,467       @        Forest Oil Corp.                                                                         1,111,614
           11,700                Frontier Oil Corp.                                                                         343,395
           24,100                Helmerich & Payne, Inc.                                                                  1,130,772
           60,400       L        Marathon Oil Corp.                                                                       3,223,548
           19,158       L        Murphy Oil Corp.                                                                         1,000,622
           55,500                Occidental Petroleum Corp.                                                               4,269,615
            6,270      @,L       Petroleum Development Corp.                                                                199,700
            7,065      @,L       Remington Oil & Gas Corp.                                                                  252,221
            5,210      @,L       Southwestern Energy Co.                                                                    244,766
            6,020      @,L       Stone Energy Corp.                                                                         294,378
           17,050       L        Sunoco, Inc.                                                                             1,938,244
            7,550      @,L       Swift Energy Co.                                                                           270,441
           49,700                Unocal Corp.                                                                             3,232,985
           43,550       L        Valero Energy Corp.                                                                      3,445,241
           12,200                Vintage Petroleum, Inc.                                                                    371,734
                                                                                                                  -----------------
                                                                                                                         70,245,797
                                                                                                                  -----------------
                                 OIL AND GAS SERVICES: 0.2%
            3,020      @,L       Cal Dive Intl., Inc.                                                                       158,157
           21,900       @        Cooper Cameron Corp.                                                                     1,358,894
            6,789      @,L       Lone Star Technologies, Inc.                                                               308,900
           15,225      @,L       Weatherford Intl. Ltd.                                                                     882,746
                                                                                                                  -----------------
                                                                                                                          2,708,697
                                                                                                                  -----------------
                                 PHARMACEUTICALS: 2.6%
           29,900       L        AmerisourceBergen Corp.                                                                  2,067,585
           26,750       @        Barr Pharmaceuticals, Inc.                                                               1,303,795
           77,950                Cardinal Health, Inc.                                                                    4,488,361
           91,450       @        Caremark Rx, Inc.                                                                        4,071,354
           63,900       @        King Pharmaceuticals, Inc.                                                                 665,838
          115,950                Merck & Co., Inc.                                                                        3,571,260
          621,450                Pfizer, Inc.                                                                            17,139,591
           11,275      @,L       Sepracor, Inc.                                                                             676,613
                                                                                                                  -----------------
                                                                                                                         33,984,397
                                                                                                                  -----------------
                                 PIPELINES: 0.1%
           30,322                National Fuel Gas Co.                                                                      876,609
            9,250                Questar Corp.                                                                              609,575
                                                                                                                  -----------------
                                                                                                                          1,486,184
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 REAL ESTATE INVESTMENT TRUSTS: 0.1%
           11,950                Developers Diversified Realty Corp.                                              $         549,221
            1,780                Essex Property Trust, Inc.                                                                 147,847
            4,110                New Century Financial Corp.                                                                211,460
                                                                                                                  -----------------
                                                                                                                            908,528
                                                                                                                  -----------------
                                 RETAIL: 5.3%
            9,450       L        Abercrombie & Fitch Co.                                                                    649,215
            7,800       @        Advance Auto Parts, Inc.                                                                   503,490
           23,675      @,L       Aeropostale, Inc.                                                                          795,480
           40,670       L        American Eagle Outfitters, Inc.                                                          1,246,536
           24,090       @        Barnes & Noble, Inc.                                                                       934,692
           62,750                Best Buy Co., Inc.                                                                       4,301,513
           27,850       @        Brinker Intl., Inc.                                                                      1,115,393
           10,830                Cato Corp.                                                                                 223,640
            8,200       @        CEC Entertainment, Inc.                                                                    345,138
           46,000      @,L       Chico's FAS, Inc.                                                                        1,576,880
            5,700       @        Childrens Place                                                                            266,019
           52,375                Circuit City Stores, Inc.                                                                  905,564
           37,760                Claire's Stores, Inc.                                                                      908,128
           39,850                Darden Restaurants, Inc.                                                                 1,314,253
            3,878       @        GameStop Corp.                                                                             115,952
            6,900       @        Genesco, Inc.                                                                              255,921
            2,100       @        Guitar Center, Inc.                                                                        122,577
            6,900       @        Hibbett Sporting Goods, Inc.                                                               261,096
          240,100                Home Depot, Inc.                                                                         9,339,889
           64,450                J.C. Penney Co., Inc. Holding Co.                                                        3,388,781
            8,370      @,L       Jack in the Box, Inc.                                                                      317,390
            3,283      @,L       Jo-Ann Stores, Inc.                                                                         86,638
            8,000                Longs Drug Stores Corp.                                                                    344,400
           42,200                Lowe's Cos., Inc.                                                                        2,456,884
           72,800                McDonald's Corp.                                                                         2,020,200
           10,900       @        Men's Wearhouse, Inc.                                                                      375,287
           35,740                Michaels Stores, Inc.                                                                    1,478,564
            9,000                Movie Gallery, Inc.                                                                        237,870
            5,300                Neiman-Marcus Group, Inc.                                                                  513,676
           35,600      @,L       O'Reilly Automotive, Inc.                                                                1,061,236
            6,280      @,L       Panera Bread Co.                                                                           389,894
           34,575      @,L       Payless Shoesource, Inc.                                                                   663,840
            1,930      @,L       PF Chang's China Bistro, Inc.                                                              113,831
           23,500      @,L       Sears Holdings Corp.                                                                     3,521,945
           11,300       @        Select Comfort Corp.                                                                       242,159
            9,704       @        Shopko Stores, Inc.                                                                        235,904
           11,166                Sonic Automotive, Inc.                                                                     237,389
            4,940       @        Sonic Corp.                                                                                150,818
          174,475                Staples, Inc.                                                                            3,719,807
           22,300      @,L       Starbucks Corp.                                                                          1,152,018
           10,955                Stein Mart, Inc.                                                                           241,010
           51,000                Target Corp.                                                                             2,774,910
           10,310      @,L       Too, Inc.                                                                                  240,945
           59,700       @        Toys "R" Us, Inc.                                                                        1,580,856
            2,700       @        Tractor Supply Co.                                                                         132,570
           20,200      @,L       Urban Outfitters, Inc.                                                                   1,145,138
          178,350                Wal-Mart Stores, Inc.                                                                    8,596,470
          139,300       L        Walgreen Co.                                                                             6,406,407
            4,195      @,L       Zale Corp.                                                                                 132,940
                                                                                                                  -----------------
                                                                                                                         69,141,153
                                                                                                                  -----------------
                                 SAVINGS AND LOANS: 0.1%
            5,310                Downey Financial Corp.                                                                     388,692
            4,844      @,L       FirstFed Financial Corp.                                                                   288,751
            7,456       @        Sterling Financial Corp.                                                         $         278,854
                                                                                                                  -----------------
                                                                                                                            956,297
                                                                                                                  -----------------
                                 SEMICONDUCTORS: 1.6%
           34,300       @        Axcelis Technologies, Inc.                                                                 235,298
           10,165       @        DSP Group, Inc.                                                                            242,639
          554,150                Intel Corp.                                                                             14,441,148
           35,200      @,L       Lam Research Corp.                                                                       1,018,688
           35,500       @        Micrel, Inc.                                                                               408,960
           44,610                Microchip Technology, Inc.                                                               1,321,348
            2,800       @        Microsemi Corp.                                                                             52,640
           88,050       L        Texas Instruments, Inc.                                                                  2,471,564
            3,080      @,L       Varian Semiconductor Equipment Associates, Inc.                                            113,960
                                                                                                                  -----------------
                                                                                                                         20,306,245
                                                                                                                  -----------------
                                 SOFTWARE: 2.8%
          111,700       L        Adobe Systems, Inc.                                                                      3,196,854
           12,474       @        Advent Software, Inc.                                                                      252,723
            8,600      @,L       Ansys, Inc.                                                                                305,386
           64,500                Autodesk, Inc.                                                                           2,216,865
            2,935      @,L       Avid Technology, Inc.                                                                      156,377
           58,100      @,L       BMC Software, Inc.                                                                       1,042,895
            2,680      @,L       Cerner Corp.                                                                               182,160
           12,822                Certegy, Inc.                                                                              490,057
          112,450       @        Compuware Corp.                                                                            808,516
              200       @        Digi Intl., Inc.                                                                             2,372
            7,590      @,L       Dun & Bradstreet Corp.                                                                     467,924
           21,372       L        Fair Isaac Corp.                                                                           780,078
           11,400      @,L       FileNet Corp.                                                                              286,596
            6,880       L        Global Payments, Inc.                                                                      466,464
            3,215      @,L       Hyperion Solutions Corp.                                                                   129,372
           49,100       @        Intuit, Inc.                                                                             2,214,901
            4,200       @        Mantech Intl. Corp.                                                                        130,368
          537,150                Microsoft Corp.                                                                         13,342,805
            9,269       @        MRO Software, Inc.                                                                         135,420
          567,450       @        Oracle Corp.                                                                             7,490,339
           62,000      @,L       Parametric Technology Corp.                                                                395,560
           10,060       @        Progress Software Corp.                                                                    303,309
           33,800      @,L       Sybase, Inc.                                                                               620,230
            3,300      @,L       THQ, Inc.                                                                                   96,591
           16,500      @,L       Transaction Systems Architects, Inc.                                                       406,395
           35,725       @        Wind River Systems, Inc.                                                                   560,168
                                                                                                                  -----------------
                                                                                                                         36,480,725
                                                                                                                  -----------------
                                 TELECOMMUNICATIONS: 2.7%
            8,819      @,L       Anixter Intl., Inc.                                                                        327,802
            7,882      @,L       Audiovox Corp.                                                                             122,171
          350,150       @        Cisco Systems, Inc.                                                                      6,691,367
            2,825                Commonwealth Telephone Enterprises, Inc.                                                   118,396
           23,790      @,L       Commscope, Inc.                                                                            414,184
           12,420       L        Harris Corp.                                                                               387,628
          335,150                Motorola, Inc.                                                                           6,119,839
            8,900      @,L       Netgear, Inc.                                                                              165,540
           87,600                QUALCOMM, Inc.                                                                           2,891,676
           39,350                Scientific-Atlanta, Inc.                                                                 1,309,175
            7,275       L        Telephone & Data Systems, Inc.                                                             296,893
          467,700                Verizon Communications, Inc.                                                            16,159,034
                                                                                                                  -----------------
                                                                                                                         35,003,705
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 TOYS/GAMES/HOBBIES: 0.1%
            5,600       @        Department 56, Inc.                                                              $          57,400
           42,547                Hasbro, Inc.                                                                               884,552
           10,760      @,L       JAKKS Pacific, Inc.                                                                        206,700
                                                                                                                  -----------------
                                                                                                                          1,148,652
                                                                                                                  -----------------
                                 TRANSPORTATION: 1.0%
            7,892       L        Arkansas Best Corp.                                                                        251,045
            9,225       L        C.H. Robinson Worldwide, Inc.                                                              536,895
           60,700                CSX Corp.                                                                                2,589,462
            2,200                Expeditors Intl. Washington, Inc.                                                          109,582
            6,300      @,L       Kansas City Southern                                                                       127,134
            5,010      @,L       Landstar System, Inc.                                                                      150,901
          100,100                Norfolk Southern Corp.                                                                   3,099,096
            7,085      @,L       Offshore Logistics, Inc.                                                                   232,671
           17,405       L        Overseas Shipholding Group, Inc.                                                         1,038,208
           61,000       L        United Parcel Service, Inc.                                                              4,218,760
           20,100      @,L       Yellow Roadway Corp.                                                                     1,021,080
                                                                                                                  -----------------
                                                                                                                         13,374,834
                                                                                                                  -----------------
                                 Total Common Stock (Cost $716,602,779)                                                 766,851,530
                                                                                                                  -----------------

PREFERRED STOCK: 0.5%

                                 BANKS: 0.2%
              224      #,C       DG Funding Trust                                                                         2,409,400
                                                                                                                  -----------------
                                                                                                                          2,409,400
                                                                                                                  -----------------
                                 DIVERSIFIED FINANCIAL SERVICES: 0.1%
           31,625       C        National Rural Utilities Cooperative Finance Corp.                                         783,709
                                                                                                                  -----------------
                                                                                                                            783,709
                                                                                                                  -----------------
                                 ELECTRIC: 0.0%
           19,650      @,S       TECO Energy, Inc.                                                                          501,843
                                                                                                                  -----------------
                                                                                                                            501,843
                                                                                                                  -----------------
                                 INSURANCE: 0.2%
           72,360       @@       Aegon NV                                                                                 1,828,537
           30,000                Metlife, Inc.                                                                              755,400
                                                                                                                  -----------------
                                                                                                                          2,583,937
                                                                                                                  -----------------
                                 Total Preferred Stock (Cost $6,282,634)                                                  6,278,889
                                                                                                                  -----------------

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
CORPORATE BONDS/NOTES: 10.0%

                                 AGRICULTURE: 0.0%
$         491,000        #       R.J. Reynolds Tobacco Holdings, Inc., 6.500%, due 07/15/10                                 492,228
                                                                                                                  -----------------
                                                                                                                            492,228
                                                                                                                  -----------------
                                 AUTO MANUFACTURERS: 0.0%
           86,000                Ford Motor Co., 7.450%, due 07/16/31                                                        71,978
          306,000        L       General Motors Corp., 7.400%, due 09/01/25                                                 236,385
                                                                                                                  -----------------
                                                                                                                            308,363
                                                                                                                  -----------------
                                 BANKS: 2.4%
$       1,060,000     @@,C,L     Australia & New Zealand Banking Group Ltd., 3.556%, due                          $         912,151
          903,000     @@,#,S     Banco Santander Santiago Chile SA, 3.720%, due 12/09/09                                    905,859
        1,242,000     @@,L,S     Banco Santander Santiago Chile SA, 7.375%, due 07/18/12                                  1,433,853
          940,000      @@,C      Bank of Ireland, 3.689%, due 12/29/49                                                      826,158
          920,000      @@,C      Bank of Nova Scotia, 2.318%, due 08/31/85                                                  784,575
        1,237,000       C,S      BankAmerica Capital II, 8.000%, due 12/15/26                                             1,337,772
        1,111,000    @@,#,C,L    Chuo Mitsui Trust & Banking Co., Ltd., 5.506%, due 04/15/49                              1,093,511
          815,000    @@,#,C,L    Danske Bank A/S, 5.914%, due 12/29/49                                                      878,812
        1,000,000      @@,C      Den Norske Bank ASA, 3.250%, due 08/29/49                                                  835,000
        1,154,000        #       Dresdner Funding Trust I, 8.151%, due 06/30/31                                           1,476,093
          889,000     @@,#,S     First Citizens St. Lucia Ltd., 5.460%, due 02/01/12                                        903,327
            1,000       C,S      Fleet Capital Trust II, 7.920%, due 12/11/26                                                 1,080
          854,000    @@,#,C,L    HBOS Capital Funding LP, 6.071%, due 06/30/49                                              923,448
        3,010,000      @@,C      HSBC Bank PLC, 3.788%, due 06/29/49                                                      2,675,805
        1,570,000      @@,C      Lloyds TSB Bank PLC, 3.230%, due 08/29/49                                                1,364,349
        1,356,000      #,C,S     M&T Bank Corp., 3.850%, due 04/01/13                                                     1,340,784
          955,000      C,L,S     Mellon Capital I, 7.720%, due 12/01/26                                                   1,026,001
          970,000      @@,C      National Australia Bank Ltd., 3.514%, due 10/29/49                                         866,018
          492,000       C,S      NB Capital Trust, 7.830%, due 12/15/26                                                     530,681
          460,000       C,S      NB Capital Trust IV, 8.250%, due 04/15/27                                                  503,238
        1,110,000        S       PNC Funding Corp., 4.500%, due 03/10/10                                                  1,117,151
        1,836,000       #,C      Rabobank Capital Funding II, 5.260%, due 12/29/49                                        1,891,998
        2,670,000      @@,C      Royal Bank of Scotland Group PLC, 3.813%, due 12/29/49                                   2,355,346
          900,000      @@,C      Societe Generale, 3.625%, due 11/29/49                                                     793,383
        2,320,000     @@,C,L     Standard Chartered PLC, 3.750%, due 11/29/49                                             1,850,200
          870,000       @@       Standard Chartered PLC, 3.813%, due 07/29/49                                               698,175
          880,000      @@,C      Westpac Banking Corp., 3.556%, due 09/30/49                                                763,679
                                                                                                                  -----------------
                                                                                                                         30,088,447
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 BEVERAGES: 0.2%
$         977,000      @@,S      Cia Brasileira de Bebidas, 8.750%, due 09/15/13                                  $       1,134,541
          784,000      @@,S      Cia Brasileira de Bebidas, 10.500%, due 12/15/11                                           972,160
                                                                                                                  -----------------
                                                                                                                          2,106,701
                                                                                                                  -----------------
                                 CHEMICALS: 0.2%
          381,000     @@,#,S     Sociedad Quimica y Minera de Chile SA, 7.700%, due 09/15/06                                388,402
        1,964,000                Union Carbide Corp., 7.750%, due 10/01/96                                                2,162,360
                                                                                                                  -----------------
                                                                                                                          2,550,762
                                                                                                                  -----------------
                                 DIVERSIFIED FINANCIAL SERVICES: 2.3%
          418,000    @@,#,I,S    Alpine III, 3.800%, due 08/16/14                                                           419,124
          418,000    @@,#,I,S    Alpine III, 4.218%, due 08/16/14                                                           418,913
          222,000    @@,#,I,S    Alpine III, 6.000%, due 08/16/14                                                           222,875
          645,000    @@,#,I,S    Alpine III, 9.268%, due 08/16/14                                                           647,572
          392,647    @@,#,C,S    Arcel Finance Ltd., 5.984%, due 02/01/09                                                   403,357
          858,000     @@,#,S     Arcel Finance Ltd., 6.361%, due 05/01/12                                                   861,996
          855,000    @@,#,C,S    Arcel Finance Ltd., 7.048%, due 09/01/11                                                   887,986
          360,000        #       Army Hawaii Family Housing Trust Certificates, 5.524%, due 06/15/50                        388,929
          260,000        #       Army Hawaii Family Housing Trust Certificates, 5.624%, due 06/15/50                        280,628
        1,800,006        #       Astoria Depositor Corp, 8.144%, due 05/01/21                                             1,790,750
          381,000     @@,#,S     Bosphorus Financial Services Ltd., 5.068%, due 02/15/12                                    381,530
        2,061,000     @@,#,S     Brazilian Merchant Voucher Receivables Ltd., 5.911%, due                                 2,091,915
          872,000        C       Citigroup Capital II, 7.750%, due 12/01/36                                                 933,804
        1,805,000      #,C,S     Corestates Capital Trust I, 8.000%, due 12/15/26                                         1,955,705
          520,000      @@,C      Financiere CSFB NV, 3.625%, due 03/29/49                                                   446,716
          347,000                Ford Motor Credit Co., 7.875%, due 06/15/10                                                343,251
          365,000                General Motors Acceptance Corp, 7.250%, due 03/02/11                                       342,636
        1,112,000        L       Goldman Sachs Group, Inc., 3.538%, due 03/02/10                                          1,111,241
          981,000                HSBC Finance Corp, 5.000%, due 06/30/15                                                    990,588
          905,000        #       HVB Funding Trust I, 8.741%, due 06/30/31                                                1,240,915
          450,000        #       HVB Funding Trust III, 9.000%, due 10/22/31                                                633,248
          529,000        S       International Lease Finance Corp., 5.000%, due 04/15/10                                    539,998
$         960,000      C,L,S     JPM Capital Trust I, 7.540%, due 01/15/27                                        $       1,034,606
        1,063,000       C,S      JPM Capital Trust II, 7.950%, due 02/01/27                                               1,155,257
        1,407,000       #,C      Mangrove Bay Pass-Through Trust, 6.102%, due 07/15/33                                    1,450,641
        1,249,000     @@,#,S     Mantis Reef Ltd., 4.799%, due 11/03/09                                                   1,252,401
          942,000                Paribas, 3.555%, due 12/31/49                                                              838,754
        2,228,733     @@,#,S     PF Export Receivables Master Trust, 6.436%, due 06/01/15                                 2,286,802
      300,000,000       @@       Takefuji Corp., 1.000%, due 03/01/34                                                     1,473,874
        7,000,000        #       Toll Road Investors Partnership II LP, .17.620%, due 02/15/45                              865,949
          900,000                Twin Reefs Pass-Through Trust, 4.190%, due 12/10/49                                        894,240
          633,000     @@,C,L     UFJ Finance Aruba AEC, 8.750%, due 11/29/49                                                700,575
          765,000        #       Wachovia Capital Trust V, 7.965%, due 06/01/27                                             839,557
                                                                                                                  -----------------
                                                                                                                         30,126,333
                                                                                                                  -----------------
                                 ELECTRIC: 1.4%
        1,710,933       C,S      CE Generation LLC, 7.416%, due 12/15/18                                                  1,822,317
        1,643,000       C,S      Consumers Energy Co., 4.250%, due 04/15/08                                               1,641,930
          337,000       C,S      Consumers Energy Co., 5.150%, due 02/15/17                                                 340,830
          146,000     @@,L,S     Empresa Nacional de Electricidad SA/Chile, 8.500%, due 04/01/09                            162,454
        1,134,000      @@,S      Empresa Nacional de Electricidad SA/Chile, 8.625%, due 08/01/15                          1,357,994
        1,123,000       C,S      Enterprise Capital Trust II, 4.710%, due 06/30/28                                        1,113,632
        1,135,000      C,L,S     FirstEnergy Corp., 6.450%, due 11/15/11                                                  1,241,758
        1,945,000        C       FirstEnergy Corp., 7.375%, due 11/15/31                                                  2,385,199
          749,000      #,C,S     Juniper Generation LLC, 6.790%, due 12/31/14                                               746,857
          391,000       #,S      NorthWestern Corp, 5.875%, due 11/01/14                                                    402,730
          368,000        C       Pacific Gas & Electric Co., 6.050%, due 03/01/34                                           407,015
          805,000       #,S      Pinnacle West Energy Corp., 3.630%, due 04/01/07                                           805,532
          902,000       C,S      Potomac Edison Co., 5.000%, due 11/01/06                                                   909,289
          226,627       #,S      Power Contract Financing LLC, 5.200%, due 02/01/06                                         228,186
          662,000       #,S      Power Contract Financing LLC, 6.256%, due 02/01/10                                         687,471
          312,538        S       PPL Montana LLC, 8.903%, due 07/02/20                                                      353,363
          339,000        S       Sierra Pacific Power Co, 6.250%, due 04/15/12                                              350,018
          838,000       #,S      TECO Energy Inc, 6.750%, due 05/01/15                                                      892,470

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 ELECTRIC (CONTINUED)
$         591,876       #,S      Tenaska Virginia Partners LP, 6.119%, due 03/30/24                               $         633,539
        1,252,000       L,S      TXU Corp., 4.446%, due 11/16/06                                                          1,257,107
                                                                                                                  -----------------
                                                                                                                         17,739,691
                                                                                                                  -----------------
                                 FOOD: 0.3%
          333,000        S       Delhaize America Inc, 8.050%, due 04/15/27                                                 366,701
          495,000        S       Delhaize America, Inc., 8.125%, due 04/15/11                                               557,659
          330,000                Delhaize America, Inc., 9.000%, due 04/15/31                                               413,648
        1,277,000        S       Safeway, Inc., 4.800%, due 07/16/07                                                      1,287,153
        1,728,000        S       Tyson Foods, Inc., 7.250%, due 10/01/06                                                  1,791,670
                                                                                                                  -----------------
                                                                                                                          4,416,831
                                                                                                                  -----------------
                                 GAS: 0.1%
        1,289,000       #,S      Williams Gas Pipelines Central, Inc., 7.375%, due 11/15/06                               1,345,907
                                                                                                                  -----------------
                                                                                                                          1,345,907
                                                                                                                  -----------------
                                 HOME BUILDERS: 0.1%
        1,637,000                KB Home, 6.250%, due 06/15/15                                                            1,672,478
           50,000        S       Technical Olympic USA, Inc., 9.000%, due 07/01/10                                           51,688
                                                                                                                  -----------------
                                                                                                                          1,724,166
                                                                                                                  -----------------
                                 INSURANCE: 0.5%
          512,000       #,L      AIG SunAmerica Global Financing X, 6.900%, due 03/15/32                                    632,081
        1,652,000        S       Aon Corp., 8.205%, due 01/01/27                                                          1,940,576
          184,000        S       GE Global Insurance Holding Corp., 7.000%, due 02/15/26                                    197,759
          618,000      #,C,S     North Front Pass-Through Trust, 5.810%, due 12/15/24                                       637,956
        1,043,000        S       Prudential Financial, Inc., 4.104%, due 11/15/06                                         1,046,236
        1,910,000       #,C      Zurich Capital Trust I, 8.376%, due 06/01/37                                             2,113,190
                                                                                                                  -----------------
                                                                                                                          6,567,798
                                                                                                                  -----------------
                                 LODGING: 0.1%
          830,000        S       MGM Mirage, 5.875%, due 02/27/14                                                           810,288
                                                                                                                  -----------------
                                                                                                                            810,288
                                                                                                                  -----------------
                                 MEDIA: 0.2%
           10,060      @@,C      CanWest Media, Inc, 8.000%, due 09/15/12                                                    10,638
           16,000        S       Clear Channel Communications, Inc., 3.125%, due 02/01/07                                    15,587
          851,000        S       COX Communications, Inc., 6.850%, due 01/15/18                                             933,344
          681,000        S       COX Communications Inc, 7.125%, due 10/01/12                                               764,783
$         373,000        L       Time Warner, Inc., 7.625%, due 04/15/31                                          $         467,312
          811,000                Time Warner, Inc., 7.700%, due 05/01/32                                                  1,029,241
                                                                                                                  -----------------
                                                                                                                          3,220,905
                                                                                                                  -----------------
                                 MINING: 0.0%
          332,000       @@       Vale Overseas Ltd., 8.250%, due 01/17/34                                                   366,860
                                                                                                                  -----------------
                                                                                                                            366,860
                                                                                                                  -----------------
                                 OIL AND GAS: 0.7%
          870,000        S       Amerada Hess Corp., 6.650%, due 08/15/11                                                   958,576
          905,000    @@,#,C,S    Empresa Nacional de Petroleo, 4.875%, due 03/15/14                                         889,908
          564,000     @@,#,S     Empresa Nacional de Petroleo ENAP, 6.750%, due 11/15/12                                    627,251
           20,000       C,S      Energy Partners Ltd., 8.750%, due 08/01/10                                                  21,100
        1,386,000        S       Enterprise Products Operating LP, 4.950%, due 06/01/10                                   1,394,022
          825,000        S       Kerr-McGee Corp, 6.950%, due 07/01/24                                                      856,575
          389,000     @@,C,L     Nexen, Inc., 5.875%, due 03/10/35                                                          396,742
        1,940,000       #,S      Pemex Project Funding Master Trust, 4.710%, due 06/15/10                                 2,005,960
          390,000       #,S      Pemex Project Funding Master Trust, 5.750%, due 12/15/15                                   390,195
          781,000     @@,#,S     Tengizchevroil Finance Co. SARL, 6.124%, due 11/15/14                                      802,478
          639,000                Valero Energy Corp., 7.500%, due 04/15/32                                                  791,279
                                                                                                                  -----------------
                                                                                                                          9,134,086
                                                                                                                  -----------------
                                 PIPELINES: 0.1%
          796,000        S       KN Capital Trust III, 7.630%, due 04/15/28                                                 934,430
                                                                                                                  -----------------
                                                                                                                            934,430
                                                                                                                  -----------------
                                 REAL ESTATE: 0.2%
        1,241,000       C,S      EOP Operating LP, 7.750%, due 11/15/07                                                   1,333,256
          226,000       C,S      Liberty Property LP, 6.375%, due 08/15/12                                                  247,898
          146,000        S       Liberty Property LP, 6.950%, due 12/01/06                                                  151,474
        1,192,000       C,S      Liberty Property LP, 7.750%, due 04/15/09                                                1,320,675
                                                                                                                  -----------------
                                                                                                                          3,053,303
                                                                                                                  -----------------
                                 REAL ESTATE INVESTMENT TRUSTS: 0.2%
        1,014,000       C,S      Simon Property Group LP, 4.875%, due 03/18/10                                            1,032,857
        1,776,000       C,S      Simon Property Group LP, 6.375%, due 11/15/07                                            1,855,148
                                                                                                                  -----------------
                                                                                                                          2,888,005
                                                                                                                  -----------------
                                 RETAIL: 0.1%
        1,399,000       C,S      May Department Stores Co., 3.950%, due 07/15/07                                          1,390,000
                                                                                                                  -----------------
                                                                                                                          1,390,000
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 SAVINGS AND LOANS: 0.1%
$         914,000       C,S      Great Western Financial, 8.206%, due 02/01/27                                    $         993,235
                                                                                                                  -----------------
                                                                                                                            993,235
                                                                                                                  -----------------
                                 TELECOMMUNICATIONS: 0.7%
          824,000        C       AT&T Corp., 9.750%, due 11/15/31                                                         1,076,350
        1,145,000       C,S      BellSouth Corp., 4.200%, due 09/15/09                                                    1,142,024
          811,000                British Telecommunications PLC, 8.875%, due 12/15/30                                     1,148,359
          695,000     @@,+,S     Deutsche Telekom Intl. Finance BV, 8.500%, due 06/15/10                                    806,295
          368,000        S       New Cingular Wireless Services, Inc., 8.125%, due 05/01/12                                 441,512
          727,000        L       SBC Communications, Inc., 6.150%, due 09/15/34                                             790,292
          800,000       +,S      Sprint Capital Corp., 4.780%, due 08/17/06                                                 806,056
          680,000       C,S      Sprint Capital Corp., 8.375%, due 03/15/12                                                 818,998
          811,000      @@,#      Telecom Italia Capital SA, 6.000%, due 09/30/34                                            830,845
          863,000    @@,#,L,S    Telefonos de Mexico SA de CV, 4.750%, due 01/27/10                                         866,590
                                                                                                                  -----------------
                                                                                                                          8,727,321
                                                                                                                  -----------------
                                 TRANSPORTATION: 0.1%
          953,000     @@,#,S     MISC Capital Ltd., 5.000%, due 07/01/09                                                    972,574
                                                                                                                  -----------------
                                                                                                                            972,574
                                                                                                                  -----------------
                                 Total Corporate Bonds/Notes (Cost $128,484,485)                                        129,958,234
                                                                                                                  -----------------

U.S. GOVERNMENT AGENCY OBLIGATIONS: 13.6%

                                 FEDERAL HOME LOAN BANK: 0.4%
        5,135,000        L       3.250%, due 12/17/07                                                                     5,065,200
                                                                                                                  -----------------
                                                                                                                          5,065,200
                                                                                                                  -----------------
                                 FEDERAL HOME LOAN MORTGAGE CORPORATION: 3.6%
       10,503,000        C       2.700%, due 03/16/07                                                                    10,307,360
        5,707,762                3.870%, due 04/15/32                                                                     5,749,717
        2,437,000                3.875%, due 06/15/08                                                                     2,439,147
          258,536        S       4.500%, due 12/15/16                                                                       259,190
          107,354        S       4.500%, due 06/15/17                                                                       107,655
        2,047,000        S       4.500%, due 02/15/20                                                                     2,003,947
          937,000        S       5.000%, due 05/15/20                                                                       956,830
        3,053,154        S       5.000%, due 08/15/21                                                                     3,072,159
        2,387,000        S       5.000%, due 04/15/23                                                                     2,429,217
          456,678                5.052%, due 04/01/35                                                                       458,249
        1,545,000                5.214%, due 06/01/35                                                                     1,557,070
        2,683,301        S       5.500%, due 11/15/18                                                                     2,751,882
              464                5.500%, due 05/01/23                                                                           474
        2,597,000                5.500%, due 07/15/34                                                                     2,633,519
        1,977,000                5.875%, due 03/21/11                                                                     2,134,243
        2,276,000        S       6.000%, due 01/15/29                                                                     2,379,259
        3,313,127        S       6.000%, due 01/15/29                                                                     3,420,111
        3,887,807        S       6.000%, due 01/15/29                                                                     4,042,708
          534,996                6.500%, due 11/01/28                                                                       556,064
                                                                                                                  -----------------
                                                                                                                         47,258,801
                                                                                                                  -----------------
                                 FEDERAL NATIONAL MORTGAGE ASSOCIATION: 9.2%
$       5,345,000       C,L      2.875%, due 05/19/08                                                             $       5,201,669
          662,493                3.230%, due 04/25/35                                                                       663,239
        2,241,926                3.564%, due 08/25/33                                                                     2,194,124
          122,915        S       4.500%, due 09/25/16                                                                       123,097
        2,841,000                4.500%, due 07/15/19                                                                     2,828,571
          128,000                4.500%, due 07/15/35                                                                       125,200
        2,403,000        C       4.750%, due 12/25/42                                                                     2,412,741
        1,293,597                4.837%, due 11/01/34                                                                     1,309,226
        2,361,653                4.947%, due 01/01/35                                                                     2,384,279
       35,193,000                5.000%, due 07/15/34                                                                    35,203,981
        2,705,000                5.250%, due 08/01/12                                                                     2,855,414
        3,748,980                5.500%, due 07/15/19                                                                     3,848,560
        1,985,508                5.500%, due 11/01/32                                                                     2,015,680
        5,076,318                5.500%, due 11/01/33                                                                     5,153,460
        5,208,024                5.500%, due 11/01/33                                                                     5,285,673
       13,743,000                5.500%, due 07/15/34                                                                    13,931,967
          122,935                6.000%, due 06/01/16                                                                       127,186
          686,439                6.000%, due 07/01/16                                                                       710,173
          230,230                6.000%, due 08/01/16                                                                       238,191
          183,421                6.000%, due 10/01/16                                                                       189,763
          777,591                6.000%, due 03/01/17                                                                       804,501
          358,524                6.000%, due 04/01/17                                                                       370,932
          438,877                6.000%, due 06/01/17                                                                       454,065
           92,906                6.000%, due 09/01/17                                                                        96,121
          112,149                6.000%, due 10/01/17                                                                       116,030
          463,262                6.000%, due 11/01/17                                                                       479,280
          491,201                6.000%, due 12/01/17                                                                       508,200
          509,102                6.000%, due 12/01/18                                                                       526,786
        5,719,404                6.000%, due 07/25/29                                                                     5,993,092
        2,459,347                6.000%, due 04/25/31                                                                     2,578,792
        4,236,000                6.000%, due 07/15/34                                                                     4,343,222
        3,387,688                6.500%, due 04/01/30                                                                     3,519,238
        3,814,000                6.500%, due 07/15/33                                                                     3,947,490
        2,149,000                6.625%, due 11/15/10                                                                     2,416,791
          174,705                7.000%, due 06/01/29                                                                       184,504
              850                7.000%, due 08/01/29                                                                           897
            9,234                7.000%, due 10/01/29                                                                         9,749
          265,467                7.000%, due 11/01/29                                                                       280,256
          171,326                7.000%, due 01/01/30                                                                       180,870
          254,062                7.000%, due 03/01/30                                                                       268,215
          145,570                7.000%, due 01/01/31                                                                       153,599
        1,873,920                7.000%, due 06/01/31                                                                     1,980,236
          369,664                7.000%, due 08/01/31                                                                       390,033
           12,455                7.000%, due 10/01/31                                                                        13,141
           86,830                7.000%, due 01/01/32                                                                        91,615
           13,573                7.000%, due 04/01/32                                                                        14,322
           25,273                7.000%, due 05/01/32                                                                        26,667
           60,589                7.000%, due 07/01/32                                                                        63,931
          245,781                7.500%, due 10/01/30                                                                       262,704
          177,776                7.500%, due 11/01/30                                                                       190,017
          825,516                7.500%, due 06/25/32                                                                       874,266
        1,108,555                7.500%, due 01/25/48                                                                     1,177,058
                                                                                                                  -----------------
                                                                                                                        119,118,814
                                                                                                                  -----------------
                                 GOVERNMENT NATIONAL MORTGAGE ASSOCIATION: 0.4%
          232,394                3.375%, due 04/20/28                                                                       236,189
           62,186                4.125%, due 12/20/29                                                                        63,133
          272,127                6.500%, due 10/15/31                                                                       284,626
          764,039                7.000%, due 09/15/24                                                                       813,134
        1,226,255                7.000%, due 10/15/24                                                                     1,304,944
          215,796                7.000%, due 11/15/24                                                                       229,668

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                 VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (CONTINUED)
$       2,024,970                7.500%, due 12/15/23                                                             $       2,184,648
                                                                                                                  -----------------
                                                                                                                          5,116,342
                                                                                                                  -----------------
                                 Total U.S. Government Agency Obligations (Cost $175,940,096)                           176,559,157
                                                                                                                  -----------------

U.S. TREASURY OBLIGATIONS: 6.8%

                                 U.S. TREASURY BONDS: 1.7%
        4,905,000        S       2.000%, due 01/15/14                                                                     5,322,642
        3,685,000       L,S      5.375%, due 02/15/31                                                                     4,349,453
          920,000        L       6.250%, due 08/15/23                                                                     1,146,802
        4,045,000      C,L,S     10.375%, due 11/15/12                                                                    4,653,805
        4,860,000       C,S      13.250%, due 05/15/14                                                                    6,513,732
                                                                                                                  -----------------
                                                                                                                         21,986,434
                                                                                                                  -----------------
                                 U.S. TREASURY NOTES: 4.8%
       30,569,000       L,S      3.500%, due 05/31/07                                                                    30,485,425
          840,000        L       3.500%, due 02/15/10                                                                       831,830
        2,446,000       L,S      3.625%, due 06/15/10                                                                     2,433,916
        4,591,000       L,S      3.750%, due 05/15/08                                                                     4,602,482
       21,215,000       L,S      4.125%, due 05/15/15                                                                    21,531,144
        2,501,000        S       4.160%, due 04/15/10                                                                     2,531,744
                                                                                                                  -----------------
                                                                                                                         62,416,541
                                                                                                                  -----------------
                                 U.S. TREASURY STRIP: 0.3%
        6,372,000        S       4.180%, due 05/15/16                                                                     4,081,234
                                                                                                                  -----------------
                                                                                                                          4,081,234
                                                                                                                  -----------------


                                 Total U.S. Treasury Obligations (Cost $88,652,424)                                      88,484,209
                                                                                                                  -----------------

ASSET-BACKED SECURITIES: 2.4%

                                 AUTOMOBILE ASSET-BACKED SECURITIES: 0.2%
          261,744        C       Capital Auto Receivables Asset Trust, 2.750%, due 04/16/07                                 260,428
          458,415        C       Household Automotive Trust, 2.310%, due 04/17/08                                           455,625
        1,400,000        C       Nissan Auto Receivables Owner Trust, 2.050%, due 03/16/09                                1,366,785
        1,590,000        C       Nissan Auto Receivables Owner Trust, 2.610%, due 07/15/08                                1,569,521
                                                                                                                  -----------------
                                                                                                                          3,652,359
                                                                                                                  -----------------
                                 CREDIT CARD ASSET-BACKED SECURITIES: 0.1%
          285,000        C       Citibank Credit Card Issuance Trust, 3.100%, due 03/10/10                                  278,515
          775,000        C       Citibank Credit Card Issuance Trust, 5.650%, due 06/16/08                                  787,854
        1,270,000        C       Fleet Credit Card Master Trust II, 2.400%, due 07/15/08                                  1,261,180
                                                                                                                  -----------------
                                                                                                                          2,327,549
                                                                                                                  -----------------
                                 HOME EQUITY ASSET-BACKED SECURITIES: 1.3%
$         411,730        C       Argent Securities, Inc., 3.634%, due 03/25/34                                    $         412,321
          564,660        C       Asset Backed Funding Certificates, 3.594%, due 11/25/33                                    566,166
        2,010,746        C       Bayview Financial Acquisition Trust, 3.820%, due 09/28/43                                2,016,716
          439,335        C       GMAC Mortgage Corp Loan Trust, 3.544%, due 12/25/20                                        439,539
        4,664,000        C       GSAA Trust, 5.242%, due 05/25/35                                                         4,693,842
        1,253,704        C       Merrill Lynch Mortgage Investors, Inc., 3.674%, due 07/25/34                             1,259,975
        1,554,153        C       New Century Home Equity Loan Trust, 3.564%, due 04/25/34                                 1,555,476
          387,016        C       Residential Asset Mortgage Products, Inc., 3.624%, due 06/25/33                            387,814
        3,121,410        C       Residential Asset Securities Corp., 3.624%, due 12/25/33                                 3,128,405
          300,028        C       Residential Funding Mortgage Securities II, 3.450%, due 01/25/16                           299,512
        2,625,000        C       Saxon Asset Securities Trust, 3.960%, due 06/25/33                                       2,620,513
                                                                                                                  -----------------
                                                                                                                         17,380,279
                                                                                                                  -----------------
                                 OTHER ASSET-BACKED SECURITIES: 0.7%
          350,768        C       Amortizing Residential Collateral Trust, 3.814%, due 05/25/32                              353,077
          555,627        C       Chase Funding Mortgage Loan Asset-Backed Certificates, 3.614%, due 07/25/33                556,913
        1,430,011        C       First Horizon Asset Back Trust, 3.604%, due 10/25/34                                     1,435,716
        5,290,000        C       PP&L Transition Bond Co LLC, 7.050%, due 06/25/09                                        5,502,078
          797,494        C       Residential Asset Mortgage Products, Inc., 2.140%, due 02/25/30                            793,066
                                                                                                                  -----------------
                                                                                                                          8,640,850
                                                                                                                  -----------------
                                 Total Asset-Backed Securities (Cost $31,740,399)                                        32,001,037
                                                                                                                  -----------------

COLLATERALIZED MORTGAGE OBLIGATIONS: 8.8%

                                 COMMERCIAL MORTGAGE-BACKED SECURITIES: 2.0%
        1,412,000        C       Bear Stearns Commercial Mortgage Securities, 4.170%, due 01/12/41                        1,412,715
        2,060,000        C       Chase Manhattan Bank-First Union National Bank, 7.439%, due 08/15/31                     2,293,333
        2,187,000        C       COMM, 3.600%, due 03/10/39                                                               2,143,515
        1,254,349        C       CS First Boston Mortgage Securities Corp., 3.727%, due 03/15/35                          1,233,173

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 COMMERCIAL MORTGAGE-BACKED SECURITIES (CONTINUED)
$       1,600,000       C,S      DLJ Commercial Mortgage Corp., 6.460%, due 03/10/32                              $       1,712,330
        1,522,788        C       GE Capital Commercial Mortgage Corp., 3.752%, due 07/10/39                               1,509,449
        1,000,000        C       JP Morgan Chase Commercial Mortgage Securities Corp., 4.262%, due 08/12/40               1,001,523
          565,359        C       JP Morgan Chase Commercial Mortgage Securities Corp., 4.275%, due 01/12/37                 564,936
        3,120,000        C       JP Morgan Chase Commercial Mortgage Securities Corp., 6.244%, due 04/15/35               3,265,731
        3,150,000       C,S      LB-UBS Commercial Mortgage Trust, 6.226%, due 03/15/26                                   3,367,786
        3,000,000      L,C,S     LB-UBS Commercial Mortgage Trust, 7.370%, due 08/15/26                                   3,384,044
        2,915,466       C,S      Mortgage Capital Funding, Inc., 6.663%, due 03/18/30                                     3,070,246
          183,966        C       Prudential Commercial Mortgage Trust, 3.669%, due 02/11/36                                 180,796
          600,000       C,S      Prudential Securities Secured Financing Corp., 6.649%, due 07/15/08                        641,648
                                                                                                                  -----------------
                                                                                                                         25,781,225
                                                                                                                  -----------------
                                 WHOLE LOAN COLLATERAL PAC: 0.3%
        1,646,752       C,S      GSR Mortgage Loan Trust, 3.714%, due 10/25/32                                            1,647,403
          729,003        C       MASTR Alternative Loans Trust, 3.714%, due 11/25/33                                        729,037
        1,174,886        C       MASTR Alternative Loans Trust, 8.500%, due 05/25/33                                      1,215,244
          676,531        C       Washington Mutual, 3.714%, due 03/25/34                                                    678,011
                                                                                                                  -----------------
                                                                                                                          4,269,695
                                                                                                                  -----------------
                                 WHOLE LOAN COLLATERALIZED MORTGAGE OBLIGATIONS: 6.4%
        3,519,418        C       Banc of America Funding Corp., 5.750%, due 09/20/34                                      3,575,246
        2,411,435        C       Banc of America Mortgage Securities, 5.500%, due 12/01/49                                2,445,088
          251,746        C       Bank of America Alternative Loan Trust, 3.764%, due 12/25/33                               251,986
        3,843,446        C       Bank of America Mortgage Securities, 3.764%, due 12/25/33                                3,849,281
        1,175,722       C,S      Bank of America Mortgage Securities, 5.250%, due 11/25/19                                1,192,514
          589,992        C       Bear Stearns Alt-A Trust, 3.634%, due 07/25/34                                             590,922
        1,802,071        C       Citicorp Mortgage Securities, Inc., 3.814%, due 10/25/33                                 1,802,653
$         999,867        C       Citigroup Mortgage Loan Trust, Inc., 3.434%, due 12/25/34                        $         999,869
          769,089        C       Countrywide Alternative Loan Trust, 3.614%, due 02/25/35                                   770,584
        1,034,497        C       Countrywide Alternative Loan Trust, 3.664%, due 09/25/34                                 1,033,821
        1,008,834       C,S      Countrywide Alternative Loan Trust, 3.714%, due 07/25/18                                 1,010,392
        2,961,558       C,S      Countrywide Alternative Loan Trust, 5.500%, due 02/25/25                                 3,013,894
        3,046,863       C,S      Countrywide Home Loan Mortgage Pass Through Trust, 3.584%, due 03/25/35                  3,051,147
        2,003,840        C       Countrywide Home Loan Mortgage Pass Through Trust, 5.000%, due 11/25/18                  2,016,390
        5,530,000        C       CS First Boston Mortgage Securities Corp., 4.080%, due 10/25/33                          5,573,159
        4,818,810        C       First Horizon Alternative Mortgage Securities, 4.810%, due                               4,787,039
          545,490        C       First Horizon Alternative Mortgage Securities, 5.348%, due                                 552,123
        2,234,716        C       GMAC Mortgage Corp. Loan Trust, 5.273%, due 03/18/35                                     2,257,064
          824,496       #,C      GSMPS Mortgage Loan Trust, 3.664%, due 01/25/35                                            827,892
          487,918        C       GSR Mortgage Loan Trust, 4.500%, due 08/25/19                                              486,964
          934,552        C       Harborview Mortgage Loan Trust, 3.610%, due 01/19/35                                       936,742
        1,613,997       C,S      Homebanc Mortgage Trust, 3.744%, due 08/25/29                                            1,622,129
        3,363,000        C       Mastr Adjustable Rate Mortgages Trust, 5.370%, due 06/30/19                              3,392,426
        2,884,431       C,S      MASTR Alternative Loans Trust, 5.500%, due 01/25/20                                      2,953,997
        3,431,272        C       MASTR Alternative Loans Trust, 6.000%, due 09/25/34                                      3,495,608
          728,104        C       MASTR Alternative Loans Trust, 6.500%, due 05/25/33                                        743,098
        1,462,328        C       MASTR Asset Securitization Trust, 3.764%, due 11/25/33                                   1,464,686
          647,948       C,S      MLCC Mortgage Investors, Inc., 3.634%, due 01/25/29                                        648,786
        1,766,722       C,S      MLCC Mortgage Investors, Inc., 3.674%, due 04/25/29                                      1,768,923
          761,187        C       QFA Royalties LLC, 7.300%, due 02/20/25                                                    762,376
        1,999,145       C,S      Residential Accredit Loans Inc, 3.714%, due 04/25/35                                     2,000,033
          586,000        C       Residential Accredit Loans Inc, 5.750%, due 04/25/35                                       603,079
        1,986,251        C       Residential Accredit Loans, Inc., 3.764%, due 03/25/18                                   1,991,650

                 See Accompanying Notes to Financial Statements

PRINCIPAL                                                                                                               VALUE
AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
                                 WHOLE LOAN COLLATERALIZED MORTGAGE OBLIGATIONS (CONTINUED)
$         470,181        C       Residential Funding Mtg Sec I, 3.810%, due 12/25/33                              $         470,374
          580,588        C       Sequoia Mortgage Trust, 3.530%, due 01/20/35                                               582,092
        1,314,000        C       Structured Adjustable Rate Mortgage Loan Trust, 3.624%, due 07/25/35                     1,314,000
          865,324        C       Structured Adjustable Rate Mortgage Loan Trust, 3.674%, due 05/25/35                       865,324
        1,493,237        C       Structured Asset Mortgage Investments Inc, 3.500%, due                                   1,492,771
        4,600,000        C       Structured Asset Securities Corp., 6.000%, due 03/25/34                                  4,640,244
        3,004,410        C       Thornburg Mortgage Securities Trust, 3.684%, due 09/25/34                                3,013,694
        2,323,317        C       Washington Mutual, 6.000%, due 06/25/34                                                  2,366,879
        1,032,245        C       Washington Mutual, Inc., 3.380%, due 01/25/45                                            1,032,709
        1,404,737        C       Washington Mutual, Inc., 3.435%, due 01/25/45                                            1,405,807
          280,475        C       Washington Mutual, Inc., 3.550%, due 06/25/44                                              280,782
          435,893        C       Wells Fargo Mortgage Backed Securities Trust, 3.814%, due 02/25/34                         435,938
        2,225,000       C,S      Wells Fargo Mortgage Backed Securities Trust, 4.500%, due 08/25/18                       2,190,029
                                                                                                                  -----------------
                                                                                                                         82,562,204
                                                                                                                  -----------------
                                 WHOLE LOAN COLLATERALIZED SUPPORT CMO: 0.1%
        1,078,720        C       Bank of America Mortgage Securities, 5.500%, due 11/25/33                                1,093,991
                                                                                                                  -----------------
                                                                                                                          1,093,991
                                                                                                                  -----------------
                                 Total Collateralized Mortgage Obligations (Cost $114,101,543)                          113,707,115
                                                                                                                  -----------------

MUNICIPAL BONDS: 0.1%
                                 MUNICIPAL: 0.1%
          510,000        S       City of New York, 5.000%, due 11/01/08                                                     541,482
          510,000        S       City of New York, 5.000%, due 11/01/11                                                     556,634
          510,000       C,S      City of New York, 5.000%, due 11/01/15                                                     562,255
          215,000                City of New York, 5.000%, due 04/01/35                                                     227,206
                                                                                                                  -----------------
                                 Total Municipal Bonds (Cost $1,884,488)                                                  1,887,577
                                                                                                                  -----------------

OTHER BONDS: 0.3%
                                 SOVEREIGN: 0.3%
$       1,028,000       C,S      Dominican Republic International Bond, (0.000)%, due 01/23/18                    $       1,077,212
        1,157,000     @@,L,S     Mexico Government Intl. Bond, 6.625%, due 03/03/15                                       1,276,171
          823,729      @@,S      Uruguay Government Intl. Bond, 10.500%, due 10/20/06                                     1,190,418
                                                                                                                  -----------------
                                 Total Other Bonds (Cost $3,150,865)                                                      3,543,802
                                                                                                                  -----------------

                                 Total Long-Term Investments (Cost $1,266,839,713)                                    1,319,271,579
                                                                                                                  -----------------

SHORT-TERM INVESTMENTS: 21.2%
                                 COMMERCIAL PAPER: 2.9%
        6,500,000        S       Concord Minuteman, 3.140%, due 07/07/05                                                  6,496,031
       13,000,000        S       Concord Minutemen Cap, 3.150%, due 07/07/06                                             12,999,792
        2,500,000        S       Concord Minutemen Cap, 3.160%, due 07/07/06                                              2,499,960
       13,000,000        S       DaimlerChrysler NA Holding Corp, 3.280%, due 07/08/05                                   12,990,524
        2,500,000        S       Viacom, 3.220%, due 07/07/05                                                             2,498,435
                                                                                                                  -----------------
                                 Total Commercial Paper (Cost $37,486,947)                                               37,484,742
                                                                                                                  -----------------
                                 REPURCHASE AGREEMENT: 0.7%
        9,310,000                Morgan Stanley Repurchase Agreement dated 06/30/05, 3.350%, due
                                    07/01/05, $9,310,866 to be received upon repurchase
                                    (Collateralized by $9,570,000 Federal National Mortgage
                                    Association 3.125%, Market Value plus accrued Interest
                                    $9,496,896, due 05/04/07)                                                             9,310,000
                                                                                                                  -----------------
                                 Total Repurchase Agreement (Cost $9,310,000)                                             9,310,000
                                                                                                                  -----------------
                                 SECURITIES LENDING COLLATERAL++: 17.6%
      229,050,863                The Bank of New York Institutional Cash Reserves Fund                                  229,050,863
                                                                                                                  -----------------
                                 Total Securities Lending Collateral (Cost $229,050,863)                                229,050,863
                                                                                                                  -----------------
                                 Total Short-Term Investments (Cost $275,847,810)                                       275,845,605
                                                                                                                  -----------------

                                 TOTAL INVESTMENTS IN SECURITIES (COST $1,542,687,523)*                122.7%     $   1,595,117,184
                                 OTHER ASSETS AND LIABILITIES-NET                                      (22.7)          (295,386,726)
                                                                                                       ------     -----------------
                                 NET ASSETS                                                            100.0%     $   1,299,730,458
                                                                                                       ======     =================

                 See Accompanying Notes to Financial Statements

@      Non-income producing security
@@     Foreign issuer
STRIP  Separate Trading of Registered Interest and Principal of Securities
+      Step-up basis bonds. Interest rates shown reflect current coupon rates.
# Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. These securities have been determined to be liquid under the guidelines established by the Funds' Board of Directors/Trustees.
C      Bond may be called prior to maturity date.
++     Securities purchased with cash collateral for securities loaned.
S Segregated securities for futures, when-issued or delayed delivery securities held at June 30, 2005.
W      When-issued or delayed delivery security.
I      Illiquid security
L      Loaned security, a portion or all of the security is on loan at June 30,
       2005
X Fair value determined by ING Funds Valuation Committee appointed by the Funds' Board of Directors/Trustees.
* Cost for federal income tax purposes is $1,560,478,381. Net unrealized appreciation consists of:

                           Gross Unrealized Appreciation                       $      57,647,725
                           Gross Unrealized Depreciation                             (23,008,922)
                                                                               -----------------
                           Net Unrealized Appreciation                         $      34,638,803
                                                                               =================

Information concerning open futures contracts for the ING VP Balanced Portfolio at June 30, 2005 is shown below:

                                              NO. OF                NOTIONAL              EXPIRATION              UNREALIZED
LONG CONTRACTS                               CONTRACTS            MARKET VALUE               DATE                GAIN (LOSS)
--------------                               ---------            ------------            ----------             -----------
90 Day Euro Future                              305            $        73,314,375         09/19/05          $            (66,338)
U.S. Long Bond                                  248                            248         09/21/05                       212,928
                                                               -------------------                           --------------------
                                                               $        73,314,623                           $            146,590
                                                               ===================                           ====================
SHORT CONTRACTS
90 Day Euro Future                              305            $        73,222,875         12/19/05          $             36,600
U.S. 5 Year Note                                351                     38,135,465         09/21/05                       851,456
U.S. 10 Year Future                              63                      7,150,677         09/21/05                         2,146
                                                               -------------------                           --------------------
                                                               $       118,509,017                           $            890,202
                                                               ===================                           ====================

Information concerning the Interest Rate Swap Agreement outstanding for the ING VP Balanced Income Portfolio at June 30, 2005, is shown below:

                                                                TERMINATION               NOTIONAL               UNREALIZED
TYPE                                                               DATE                  PRINCIPAL              DEPRECIATION
----                                                               ----                  ---------              ------------
Receive a fixed rate equal to 1.800% and pay a
   floating rate based on 3-month LIBOR BBA.
   Counterparty: UBS AG                                          03/01/34           $        300,000,000        $    (53,582)

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP GROWTH AND INCOME PORTFOLIO               AS OF JUNE 30, 2005 (UNAUDITED)

[CHART]

                              INDUSTRY ALLOCATION*
                               AS OF JUNE 30, 2005
                          (AS A PERCENT OF NET ASSETS)

Banks                                    5.3%
Diversified Financial Services          10.4%
Healthcare-Products                      4.6%
Media                                    4.0%
Miscellaneous Manufacturing              7.4%
Oil and Gas                              7.6%
Pharmaceuticals                          6.6%
Retail                                   3.4%
Semiconductors                           3.6%
Software                                 7.9%
Telecommunications                       6.6%
2 - 3% Industries(1)                    14.2%
1 - 2% Industries(1)                    13.5%
Less than 1% Industries(3)               4.0%

          * Excludes other assets and liabilities of -16.0% of net assets and 16.9% of net assets for short-term investments related to securities lending.
          (1) Includes six industries, which each represent 2 - 3% of net assets.
          (2) Includes eleven industries, which each represent 1 - 2% of net assets.
          (3) Includes nine industries, which each represent less than 1% of net assets.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 94.4%
                                 AEROSPACE/DEFENSE: 1.3%
          787,700                United Technologies Corp.                                                        $      40,448,395
                                                                                                                  -----------------
                                                                                                                         40,448,395
                                                                                                                  -----------------
                                 AGRICULTURE: 2.8%
        1,388,300       L        Altria Group, Inc.                                                                      89,767,478
                                                                                                                  -----------------
                                                                                                                         89,767,478
                                                                                                                  -----------------
                                 BANKS: 5.2%
        1,034,700                Bank of America Corp.                                                                   47,192,667
          359,900                City National Corp.                                                                     25,808,429
        1,099,378                U.S. Bancorp                                                                            32,101,838
        1,007,800       L        Wells Fargo & Co.                                                                       62,060,324
                                                                                                                  -----------------
                                                                                                                        167,163,258
                                                                                                                  -----------------
                                 BEVERAGES: 1.4%
          851,800                PepsiCo, Inc.                                                                           45,937,574
                                                                                                                  -----------------
                                                                                                                         45,937,574
                                                                                                                  -----------------
                                 BIOTECHNOLOGY: 0.6%
          314,900       @        Amgen, Inc.                                                                             19,038,854
                                                                                                                  -----------------
                                                                                                                         19,038,854
                                                                                                                  -----------------
                                 BUILDING MATERIALS: 1.2%
          951,300                American Standard Cos., Inc.                                                            39,878,496
                                                                                                                  -----------------
                                                                                                                         39,878,496
                                                                                                                  -----------------
                                 CHEMICALS: 0.7%
          530,100                Dow Chemical Co.                                                                        23,605,353
                                                                                                                  -----------------
                                                                                                                         23,605,353
                                                                                                                  -----------------
                                 COMPUTERS: 1.0%
          446,100                International Business Machines Corp.                                            $      33,100,620
                                                                                                                  -----------------
                                                                                                                         33,100,620
                                                                                                                  -----------------
                                 COSMETICS/PERSONAL CARE: 1.5%
          904,000       L        Procter & Gamble Co.                                                                    47,686,000
                                                                                                                  -----------------
                                                                                                                         47,686,000
                                                                                                                  -----------------
                                 DIVERSIFIED FINANCIAL SERVICES: 10.4%
          186,000                Bear Stearns Cos., Inc.                                                                 19,332,840
          575,400       L        Capital One Financial Corp.                                                             46,037,754
        2,138,300       L        Citigroup, Inc.                                                                         98,853,608
        1,481,506                Countrywide Financial Corp.                                                             57,200,947
          368,400                Fannie Mae                                                                              21,514,560
          405,900       L        Goldman Sachs Group, Inc.                                                               41,409,918
          264,500       L        Lehman Brothers Holdings, Inc.                                                          26,259,560
          408,200                Morgan Stanley                                                                          21,418,254
                                                                                                                  -----------------
                                                                                                                        332,027,441
                                                                                                                  -----------------
                                 ELECTRIC: 2.5%
          670,800       L        Entergy Corp.                                                                           50,678,940
          468,500                Public Service Enterprise Group, Inc.                                                   28,494,170
                                                                                                                  -----------------
                                                                                                                         79,173,110
                                                                                                                  -----------------
                                 ELECTRONICS: 2.0%
          401,100                Agilent Technologies, Inc.                                                               9,233,322
        1,793,500       L        Jabil Circuit, Inc.                                                                     55,114,255
                                                                                                                  -----------------
                                                                                                                         64,347,577
                                                                                                                  -----------------
                                 ENGINEERING AND CONSTRUCTION: 0.5%
          302,154      @,L       Jacobs Engineering Group, Inc.                                                          16,999,184
                                                                                                                  -----------------
                                                                                                                         16,999,184
                                                                                                                  -----------------
                                 FOOD: 0.4%
          429,200                McCormick & Co., Inc.                                                                   14,026,256
                                                                                                                  -----------------
                                                                                                                         14,026,256
                                                                                                                  -----------------
                                 HAND/MACHINE TOOLS: 1.1%
          764,000       L        Stanley Works                                                                           34,792,560
                                                                                                                  -----------------
                                                                                                                         34,792,560
                                                                                                                  -----------------
                                 HEALTHCARE-PRODUCTS: 4.6%
        1,141,700                Baxter Intl., Inc.                                                                      42,357,070
           75,000       L        Guidant Corp.                                                                            5,047,500
        1,150,800                Johnson & Johnson                                                                       74,802,000
          451,700                Medtronic, Inc.                                                                         23,393,543
                                                                                                                  -----------------
                                                                                                                        145,600,113
                                                                                                                  -----------------
                                 HEALTHCARE-SERVICES: 1.2%
        1,040,800      @,L       Health Net, Inc.                                                                        39,716,928
                                                                                                                  -----------------
                                                                                                                         39,716,928
                                                                                                                  -----------------
                                 HOUSEWARES: 0.3%
          395,000       L        Newell Rubbermaid, Inc.                                                                  9,416,800
                                                                                                                  -----------------
                                                                                                                          9,416,800
                                                                                                                  -----------------
                                 INSURANCE: 1.5%
          374,900       L        American Intl. Group, Inc.                                                              21,781,690
          632,400                St. Paul Travelers Cos., Inc.                                                           24,998,772
                                                                                                                  -----------------
                                                                                                                         46,780,462
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 INTERNET: 0.9%
          457,200      @,L       eBay, Inc.                                                                       $      15,092,172
          392,300       @        Yahoo!, Inc.                                                                            13,593,195
                                                                                                                  -----------------
                                                                                                                         28,685,367
                                                                                                                  -----------------
                                 INVESTMENT COMPANIES: 1.1%
          775,000       L        Consumer Staples Select Sector SPDR Fund                                                17,631,250
          668,100       L        Materials Select Sector SPDR Fund                                                       18,132,234
                                                                                                                  -----------------
                                                                                                                         35,763,484
                                                                                                                  -----------------
                                 LEISURE TIME: 1.1%
          756,261       L        Royal Caribbean Cruises Ltd.                                                            36,572,782
                                                                                                                  -----------------
                                                                                                                         36,572,782
                                                                                                                  -----------------
                                 LODGING: 1.1%
        1,482,573       L        Hilton Hotels Corp.                                                                     35,359,366
                                                                                                                  -----------------
                                                                                                                         35,359,366
                                                                                                                  -----------------
                                 MEDIA: 4.0%
          283,300      @,L       Cablevision Systems Corp.                                                                9,122,260
        3,024,600      @,L       Time Warner, Inc.                                                                       50,541,066
        1,273,965                Viacom, Inc.                                                                            40,792,359
        1,087,900       L        Walt Disney Co.                                                                         27,393,322
                                                                                                                  -----------------
                                                                                                                        127,849,007
                                                                                                                  -----------------
                                 MINING: 0.7%
          815,040       L        Alcoa, Inc.                                                                             21,296,995
                                                                                                                  -----------------
                                                                                                                         21,296,995
                                                                                                                  -----------------
                                 MISCELLANEOUS MANUFACTURING: 7.4%
          631,100       L        Danaher Corp.                                                                           33,031,774
        3,666,100                General Electric Co.                                                                   127,030,365
        2,584,700       @@       Tyco Intl. Ltd.                                                                         75,473,240
                                                                                                                  -----------------
                                                                                                                        235,535,379
                                                                                                                  -----------------
                                 OIL AND GAS: 7.6%
          160,000       L        Anadarko Petroleum Corp.                                                                13,144,000
          860,700       L        Ensco Intl., Inc.                                                                       30,770,025
          764,200       L        EOG Resources, Inc.                                                                     43,406,560
        1,819,800                Exxon Mobil Corp.                                                                      104,583,906
          587,100      @,L       Plains Exploration & Production Co.                                                     20,859,663
          851,233                XTO Energy, Inc.                                                                        28,933,410
                                                                                                                  -----------------
                                                                                                                        241,697,564
                                                                                                                  -----------------
                                 OIL AND GAS SERVICES: 2.2%
          783,000       L        Halliburton Co.                                                                         37,443,060
          434,000       L        Schlumberger Ltd.                                                                       32,957,960
                                                                                                                  -----------------
                                                                                                                         70,401,020
                                                                                                                  -----------------
                                 PHARMACEUTICALS: 6.6%
          485,300       @        Gilead Sciences, Inc.                                                                   21,348,347
        3,387,000                Pfizer, Inc.                                                                            93,413,460
        1,466,600      @@,L      Teva Pharmaceutical Industries Ltd. ADR                                                 45,669,924
        1,107,500                Wyeth                                                                                   49,283,750
                                                                                                                  -----------------
                                                                                                                        209,715,481
                                                                                                                  -----------------
                                 RETAIL: 3.4%
          795,400                Dollar General Corp.                                                                    16,194,344
          532,900                Home Depot, Inc.                                                                        20,729,810
          774,500       L        Tiffany & Co.                                                                           25,372,620
          972,300                Wal-Mart Stores, Inc.                                                                   46,864,860
                                                                                                                  -----------------
                                                                                                                        109,161,634
                                                                                                                  -----------------
                                 SEMICONDUCTORS: 3.6%
        1,156,000                Intel Corp.                                                                      $      30,125,360
          357,000     @,@@,L     Marvell Technology Group Ltd.                                                           13,580,280
        1,259,600       L        Maxim Integrated Products, Inc.                                                         48,129,316
        2,415,518      @@,L      Taiwan Semiconductor Manufacturing Co., Ltd. ADR                                        22,029,527
                                                                                                                  -----------------
                                                                                                                        113,864,483
                                                                                                                  -----------------
                                 SOFTWARE: 7.9%
        1,956,902       @        Activision, Inc.                                                                        32,328,021
        1,157,500     @,@@,L     Business Objects SA ADR                                                                 30,442,250
          755,200                First Data Corp.                                                                        30,313,728
        4,432,000                Microsoft Corp.                                                                        110,090,880
        3,599,500       @        Oracle Corp.                                                                            47,513,400
                                                                                                                  -----------------
                                                                                                                        250,688,279
                                                                                                                  -----------------
                                 TELECOMMUNICATIONS: 6.6%
        2,591,437       @        Cisco Systems, Inc.                                                                     49,522,361
        2,080,700                Motorola, Inc.                                                                          37,993,582
        1,321,500                Qualcomm, Inc.                                                                          43,622,716
          807,617                SBC Communications, Inc.                                                                19,180,904
        1,780,800       L        Sprint Corp.                                                                            44,680,272
          416,000                Verizon Communications, Inc.                                                            14,372,800
                                                                                                                  -----------------
                                                                                                                        209,372,635
                                                                                                                  -----------------
                                 Total Common Stock (Cost $2,737,395,701)                                             3,015,469,935
                                                                                                                  -----------------

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS: 21.6%

                                 COMMERCIAL PAPER: 2.2%
$      15,000,000       #        Crown Point Capital Co LLC, 3.440%, due 07/15/05                                        14,978,505
       10,000,000                DaimlerChrysler NA Holding Corp, 3.280%, due 07/08/05                                    9,992,711
        5,000,000                SBC Communications, 3.180%, due 07/14/05                                                 4,993,817
       14,842,000                Time Warner, 3.200%, due 07/06/05                                                       14,834,085
       25,000,000                Viacom, 3.480%, due 07/05/05                                                            24,987,916
                                                                                                                  -----------------
                                                                                                                         69,787,034
                                                                                                                  -----------------
                                 Total Commercial Paper (Cost $69,794,892)                                               69,787,034
                                                                                                                  -----------------
                                 REPURCHASE AGREEMENT: 2.5%

       77,751,000                Morgan Stanley Repurchase Agreement dated 06/30/05, 3.350%, due 07/01/05,
                                    $77,758,235 to be received upon repurchase (Collateralized by
                                    $79,580,000 various Federal National Mortgage Association,
                                    3.410%-6.000%, Market Value plus accrued Interest $79,952,787, due
                                    12/15/05-08/30/07)                                                                   77,751,000
                                                                                                                  -----------------
                                 Total Repurchase Agreement (Cost $77,751,000)                                           77,751,000
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 SECURITIES LENDING COLLATERAL++: 16.9%
$     540,958,508                The Bank of New York Institutional Cash Reserves Fund                            $     540,958,508
                                                                                                                  -----------------
                                 Total Securities Lending Collateral (Cost $540,958,508)                                540,958,508
                                                                                                                  -----------------
                                 Total Short-Term Investments (Cost $688,504,400)                                       688,496,542
                                                                                                                  -----------------
                                 TOTAL INVESTMENTS IN SECURITIES (COST $3,425,900,101)*                 116.0%    $   3,703,966,477
                                 OTHER ASSETS AND LIABILITIES-NET                                       (16.0)         (510,735,767)
                                                                                                        -----     -----------------
                                 NET ASSETS                                                             100.0%    $   3,193,230,710
                                                                                                        =====     =================

@      Non-income producing security
@@     Foreign issuer
ADR    American Depositary Receipt
# Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. These securities have been determined to be liquid under the guidelines established by the Funds' Board of Directors/Trustees.
++     Securities purchased with cash collateral for securities loaned.
L      Loaned security, a portion or all of the security is on loan at June 30,
       2005
* Cost for federal income tax purposes is $3,448,573,044. Net unrealized appreciation consists of:

                                 Gross Unrealized Appreciation                                                   $     313,154,544
                                 Gross Unrealized Depreciation                                                         (57,761,109)
                                                                                                                 -----------------
                                 Net Unrealized Appreciation                                                     $     255,393,435
                                                                                                                 =================

Information concerning open futures contracts for the ING VP Growth & Income Portfolio at June 30, 2005 is shown below:

                                  NO. OF                    NOTIONAL                  EXPIRATION                 UNREALIZED
LONG CONTRACTS                   CONTRACTS                MARKET VALUE                   DATE                       GAIN
--------------                   ---------                ------------                   ----                       ----
S&P 500 Future                      439                  $ 131,206,125                 09/15/05                   $ 737,437

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP GROWTH PORTFOLIO                          AS OF JUNE 30, 2005 (UNAUDITED)

[CHART]

                              INDUSTRY ALLOCATION*
                               AS OF JUNE 30, 2005
                          (AS A PERCENT OF NET ASSETS)

Computers                                7.4%
Cosmetics/Personal Care                  3.5%
Healthcare-Products                      8.9%
Healthcare-Services                      6.3%
Internet                                 5.1%
Miscellaneous Manufacturing              5.1%
Oil and Gas Services                     4.0%
Pharmaceuticals                          7.6%
Retail                                   8.7%
Semiconductors                           5.6%
Software                                 7.4%
Telecommunications                       5.9%
Repurchase Agreement                     2.6%
Beverages                                2.5%
Other                                   19.7%

          * Excludes other assets and liabilities of -16.4% of net assets and 16.1% of net assets for short-term investments related to securities lending.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 97.7%

                                 AGRICULTURE: 2.4%
           66,620                Monsanto Co.                                                                     $       4,188,399
                                                                                                                  -----------------
                                                                                                                          4,188,399
                                                                                                                  -----------------
                                 APPAREL: 2.4%
           96,100       @        Coach, Inc.                                                                              3,226,077
            9,500       L        Nike, Inc.                                                                                 822,700
                                                                                                                  -----------------
                                                                                                                          4,048,777
                                                                                                                  -----------------
                                 BEVERAGES: 2.5%
           80,900                PepsiCo, Inc.                                                                            4,362,937
                                                                                                                  -----------------
                                                                                                                          4,362,937
                                                                                                                  -----------------
                                 BIOTECHNOLOGY: 1.8%
           38,400      @,L       Genentech, Inc.                                                                          3,082,752
                                                                                                                  -----------------
                                                                                                                          3,082,752
                                                                                                                  -----------------
                                 COMPUTERS: 7.4%
          101,400       @        Apple Computer, Inc.                                                                     3,732,534
          142,100       @        Dell, Inc.                                                                               5,614,371
          242,100      @,L       EMC Corp.                                                                                3,319,191
                                                                                                                  -----------------
                                                                                                                         12,666,096
                                                                                                                  -----------------
                                 COSMETICS/PERSONAL CARE: 3.5%
          117,500                Gillette Co.                                                                             5,949,025
                                                                                                                  -----------------
                                                                                                                          5,949,025
                                                                                                                  -----------------
                                 DIVERSIFIED FINANCIAL SERVICES: 1.8%
           30,900       L        Goldman Sachs Group, Inc.                                                                3,152,418
                                                                                                                  -----------------
                                                                                                                          3,152,418
                                                                                                                  -----------------
                                 ELECTRONICS: 1.5%
           83,100      @,L       Jabil Circuit, Inc.                                                              $       2,553,663
                                                                                                                  -----------------
                                                                                                                          2,553,663
                                                                                                                  -----------------
                                 FOOD: 1.0%
           25,900                Wm. Wrigley Jr. Co.                                                                      1,782,956
                                                                                                                  -----------------
                                                                                                                          1,782,956
                                                                                                                  -----------------
                                 HEALTHCARE-PRODUCTS: 8.9%
           23,884       @@       Alcon, Inc.                                                                              2,611,715
          117,900       L        Johnson & Johnson                                                                        7,663,501
          113,500       @        St. Jude Medical, Inc.                                                                   4,949,735
                                                                                                                  -----------------
                                                                                                                         15,224,951
                                                                                                                  -----------------
                                 HEALTHCARE-SERVICES: 6.3%
           41,100       @        Coventry Health Care, Inc.                                                               2,907,825
           32,357      @,L       DaVita, Inc.                                                                             1,471,596
           70,200                UnitedHealth Group, Inc.                                                                 3,660,228
           40,600       @        WellChoice, Inc.                                                                         2,820,482
                                                                                                                  -----------------
                                                                                                                         10,860,131
                                                                                                                  -----------------
                                 INSURANCE: 2.0%
           28,200                Allstate Corp.                                                                           1,684,950
           22,100                Hartford Financial Services Group, Inc.                                                  1,652,638
                                                                                                                  -----------------
                                                                                                                          3,337,588
                                                                                                                  -----------------
                                 INTERNET: 5.1%
           39,400      @,L       eBay, Inc.                                                                               1,300,594
            3,500      @,L       Google, Inc.                                                                             1,029,525
           56,900       @        VeriSign, Inc.                                                                           1,636,444
          139,500       @        Yahoo!, Inc.                                                                             4,833,675
                                                                                                                  -----------------
                                                                                                                          8,800,238
                                                                                                                  -----------------
                                 LODGING: 2.2%
           43,900                Marriott Intl., Inc.                                                                     2,994,858
           21,600      @,L       MGM Mirage                                                                                 854,928
                                                                                                                  -----------------
                                                                                                                          3,849,786
                                                                                                                  -----------------
                                 MEDIA: 1.0%
           37,000                McGraw-Hill Cos., Inc.                                                                   1,637,250
                                                                                                                  -----------------
                                                                                                                          1,637,250
                                                                                                                  -----------------
                                 MISCELLANEOUS MANUFACTURING: 5.1%
           24,994                Danaher Corp.                                                                            1,308,186
          215,160                General Electric Co.                                                                     7,455,294
                                                                                                                  -----------------
                                                                                                                          8,763,480
                                                                                                                  -----------------
                                 OIL AND GAS: 2.4%
           26,831                EOG Resources, Inc.                                                                      1,524,001
           48,752       @        Transocean, Inc.                                                                         2,631,145
                                                                                                                  -----------------
                                                                                                                          4,155,146
                                                                                                                  -----------------
                                 OIL AND GAS SERVICES: 4.0%
           85,200       L        Halliburton Co.                                                                          4,074,264
           35,600                Schlumberger Ltd.                                                                        2,703,464
                                                                                                                  -----------------
                                                                                                                          6,777,728
                                                                                                                  -----------------
                                 PACKAGING AND CONTAINERS: 1.2%
           84,957       @        Owens-Illinois, Inc.                                                                     2,128,173
                                                                                                                  -----------------
                                                                                                                          2,128,173
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 PHARMACEUTICALS: 7.6%
           50,100       @        Barr Pharmaceuticals, Inc.                                                       $       2,441,874
          123,600      @,L       Gilead Sciences, Inc.                                                                    5,437,164
           28,486      @,L       Kos Pharmaceuticals, Inc.                                                                1,865,833
          105,800      @@,L      Teva Pharmaceutical Industries Ltd. ADR                                                  3,294,612
                                                                                                                  -----------------
                                                                                                                         13,039,483
                                                                                                                  -----------------
                                 RETAIL: 8.7%
          106,800                CVS Corp.                                                                                3,104,676
           18,700       L        Federated Department Stores, Inc.                                                        1,370,336
           25,900                J.C. Penney Co., Inc. Holding Co.                                                        1,361,822
           50,000                Michaels Stores, Inc.                                                                    2,068,500
          126,900       @        Office Depot, Inc.                                                                       2,898,396
           11,700       @        Sears Holdings Corp.                                                                     1,753,479
          106,500                Staples, Inc.                                                                            2,270,580
                                                                                                                  -----------------
                                                                                                                         14,827,789
                                                                                                                  -----------------
                                 SEMICONDUCTORS: 5.6%
          108,800      @,L       Altera Corp.                                                                             2,156,416
          196,900                Intel Corp.                                                                              5,131,214
           62,200      @,@@      Marvell Technology Group Ltd.                                                            2,366,088
                                                                                                                  -----------------
                                                                                                                          9,653,718
                                                                                                                  -----------------
                                 SOFTWARE: 7.4%
          106,600       @        Activision, Inc.                                                                         1,761,032
          193,100                Microsoft Corp.                                                                          4,796,604
          321,100       @        Oracle Corp.                                                                             4,238,520
           74,000      @,L       Veritas Software Corp.                                                                   1,805,600
                                                                                                                  -----------------
                                                                                                                         12,601,756
                                                                                                                  -----------------
                                 TELECOMMUNICATIONS: 5.9%
           72,400      @,@@      Amdocs Ltd.                                                                              1,913,532
           98,400                Motorola, Inc.                                                                           1,796,784
          160,600       @@       Nokia Oyj ADR                                                                            2,672,384
           50,100                QUALCOMM, Inc.                                                                           1,653,801
           80,500       L        Sprint Corp.                                                                             2,019,745
                                                                                                                  -----------------
                                                                                                                         10,056,246
                                                                                                                  -----------------
                                 Total Common Stock (Cost $149,536,388)                                                 167,500,486
                                                                                                                  -----------------

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS: 18.7%

                                 REPURCHASE AGREEMENT: 2.6%
$       4,557,000                Morgan Stanley Repurchase Agreement dated 06/30/05, 3.350%, due
                                    07/01/05, $4,557,424 to be received upon repurchase
                                    (Collateralized by $3,800,000 Federal National Mortgage
                                    Association, 3.410%-6.250%, Market Value plus accrued interest
                                    $4,649,126, due 08/30/07-05/15/29)                                                    4,557,000
                                                                                                                  -----------------
                                 Total Repurchase Agreement (Cost $4,557,000)                                             4,557,000
                                                                                                                  -----------------

                                 SECURITIES LENDING COLLATERAL++: 16.1%
$      27,569,919                The Bank of New York Institutional Cash Reserves Fund                            $      27,569,919
                                                                                                                  -----------------
                                 Total Securities Lending Collateral (Cost $27,569,919)                                  27,569,919
                                                                                                                  -----------------
                                 Total Short-Term Investments (Cost $32,126,919)                                         32,126,919
                                                                                                                  -----------------
                                 TOTAL INVESTMENTS IN SECURITIES (COST $181,663,307)*                   116.4%    $     199,627,405
                                 OTHER ASSETS AND LIABILITIES-NET                                       (16.4)          (28,148,183)
                                                                                                        -----     -----------------
                                 NET ASSETS                                                             100.0%    $     171,479,222
                                                                                                        =====     =================

@      Non-income producing security
@@     Foreign issuer
ADR    American Depositary Receipt
++     Securities purchased with cash collateral for securities loaned.
L      Loaned security, a portion or all of the security is on loan at June 30,
       2005
* Cost for federal income tax purposes is $184,086,188. Net unrealized appreciation consists of:

                                   Gross Unrealized Appreciation                                                  $      15,541,217
                                   Gross Unrealized Depreciation                                                         (1,773,753)
                                                                                                                  -----------------
                                   Net Unrealized Appreciation                                                    $      17,314,970
                                                                                                                  =================

Information concerning open futures contracts for the ING VP Growth Portfolio at June 30, 2005 is shown below:

                                      NO. OF                   NOTIONAL                 EXPIRATION                UNREALIZED
LONG CONTRACTS                      CONTRACTS                MARKET VALUE                  DATE                      LOSS
--------------                      ---------                ------------                  ----                      ----
S&P 500 Future                          11                   $ 3,287,625                 09/15/05                 $ (61,549)

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP SMALL COMPANY PORTFOLIO                   AS OF JUNE 30, 2005 (UNAUDITED)

[CHART]

                              INDUSTRY ALLOCATION*
                               AS OF JUNE 30, 2005
                          (AS A PERCENT OF NET ASSETS)

Aerospace/Defense                        4.7%
Banks                                    5.8%
Computers                                3.5%
Healthcare-Services                      5.6%
Oil and Gas                              5.0%
Pharmaceuticals                          3.0%
Real Estate Investment Trusts            9.5%
Retail                                   5.4%
Software                                 5.2%
Repurchase Agreement                     4.6%
2 - 3% Industries(1)                    18.7%
1 - 2% Industries(1)                    18.7%
Less than 1% Industries(3)              10.9%

          * Excludes other assets and liabilities of -26.4% of net assets and 25.8% of net assets for short-term investments related to securities lending.
          (1) Includes eight industries, which each represent 2 - 3% of net assets.
          (2) Includes twelve industries, which each represent 1 - 2% of net assets.
          (3) Includes seventeen industries, which each represent less than 1% of net assets.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 96.0%

                                 AEROSPACE/DEFENSE: 4.7%
          113,400       L        DRS Technologies, Inc.                                                           $       5,815,152
          136,050                Engineered Support Systems, Inc.                                                         4,874,672
           57,850       @        Innovative Solutions & Support, Inc.                                                     1,942,025
           73,000       @        MTC Technologies, Inc.                                                                   2,688,590
          180,250       @        Teledyne Technologies, Inc.                                                              5,872,544
                                                                                                                  -----------------
                                                                                                                         21,192,983
                                                                                                                  -----------------
                                 AIRLINES: 0.4%
          351,300      @,L       Northwest Airlines Corp.                                                                 1,601,928
                                                                                                                  -----------------
                                                                                                                          1,601,928
                                                                                                                  -----------------
                                 APPAREL: 0.9%
          186,000      @,L       Warnaco Group, Inc.                                                                      4,324,500
                                                                                                                  -----------------
                                                                                                                          4,324,500
                                                                                                                  -----------------
                                 BANKS: 5.8%
          218,000       @@       Banco Latinoamericano de Exportaciones SA                                                3,913,100
          363,500       @@       BanColombia SA ADR                                                                       5,812,365
          105,000       L        First Republic Bank                                                                      3,709,650
          195,000                Hudson United BanCorp                                                                    7,039,500
           47,100                IBERIABANK Corp.                                                                         2,901,831
           91,800                Texas Regional Bancshares, Inc.                                                          2,798,064
                                                                                                                  -----------------
                                                                                                                         26,174,510
                                                                                                                  -----------------
                                 BIOTECHNOLOGY: 0.3%
          206,000      @,L       Incyte Corp.                                                                             1,472,900
                                                                                                                  -----------------
                                                                                                                          1,472,900
                                                                                                                  -----------------
                                 BUILDING MATERIALS: 1.4%
           35,000       L        Eagle Materials, Inc.                                                            $       3,240,650
           60,000       @        Genlyte Group, Inc.                                                                      2,924,400
                                                                                                                  -----------------
                                                                                                                          6,165,050
                                                                                                                  -----------------
                                 CHEMICALS: 0.8%
           82,000     @,@@,L     Braskem SA ADR                                                                           1,375,960
          300,000      @,L       Terra Industries, Inc.                                                                   2,043,000
                                                                                                                  -----------------
                                                                                                                          3,418,960
                                                                                                                  -----------------
                                 COAL: 0.3%
           71,300      @, L      Westmoreland Coal Co.                                                                    1,467,354
                                                                                                                  -----------------
                                                                                                                          1,467,354
                                                                                                                  -----------------
                                 COMMERCIAL SERVICES: 2.6%
          105,400      @,L       Bright Horizons Family Solutions, Inc.                                                   4,291,888
           63,000       @        Exponent, Inc.                                                                           1,800,540
          240,000      @,L       Resources Connection, Inc.                                                               5,575,200
                                                                                                                  -----------------
                                                                                                                         11,667,628
                                                                                                                  -----------------
                                 COMPUTERS: 3.5%
          113,000                Agilysys, Inc.                                                                           1,774,100
          540,000      @,L       Brocade Communications Systems, Inc.                                                     2,095,200
          120,000       @        Brooktrout, Inc.                                                                         1,339,200
          505,200      @,L       InterVoice, Inc.                                                                         4,359,876
          188,650                MTS Systems Corp.                                                                        6,334,867
                                                                                                                  -----------------
                                                                                                                         15,903,243
                                                                                                                  -----------------
                                 DISTRIBUTION/WHOLESALE: 1.2%
          131,000                Watsco, Inc.                                                                             5,580,600
                                                                                                                  -----------------
                                                                                                                          5,580,600
                                                                                                                  -----------------
                                 DIVERSIFIED FINANCIAL SERVICES: 0.8%
          500,000      @,L       Knight Capital Group, Inc.                                                               3,810,000
                                                                                                                  -----------------
                                                                                                                          3,810,000
                                                                                                                  -----------------
                                 ELECTRIC: 0.5%
          400,000       @@       Cia Paranaense de Energia ADR                                                            2,244,000
                                                                                                                  -----------------
                                                                                                                          2,244,000
                                                                                                                  -----------------
                                 ELECTRICAL COMPONENTS AND EQUIPMENT: 2.0%
          177,000                Ametek, Inc.                                                                             7,407,450
          219,000      @,L       Artesyn Technologies, Inc.                                                               1,905,300
                                                                                                                  -----------------
                                                                                                                          9,312,750
                                                                                                                  -----------------
                                 ELECTRONICS: 2.6%
          165,000       L        CTS Corp.                                                                                2,027,850
           59,800      @,L       NVE Corp.                                                                                  931,086
          203,300       @        SBS Technologies, Inc.                                                                   1,886,624
          172,650      @,L       Trimble Navigation Ltd.                                                                  6,728,171
                                                                                                                  -----------------
                                                                                                                         11,573,731
                                                                                                                  -----------------
                                 ENERGY-ALTERNATE SOURCES: 1.3%
          169,000      @,L       Headwaters, Inc.                                                                         5,810,220
                                                                                                                  -----------------
                                                                                                                          5,810,220
                                                                                                                  -----------------
                                 ENGINEERING AND CONSTRUCTION: 0.9%
           75,000      @,L       Washington Group Intl., Inc.                                                             3,834,000
                                                                                                                  -----------------
                                                                                                                          3,834,000
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 ENTERTAINMENT: 1.3%
          130,700      @,L       Macrovision Corp.                                                                $       2,945,978
          175,000      @,L       Sunterra Corp.                                                                           2,836,750
                                                                                                                  -----------------
                                                                                                                          5,782,728
                                                                                                                  -----------------
                                 FOOD: 2.4%
          175,000                Corn Products Intl., Inc.                                                                4,158,000
           93,000       L        Sanderson Farms, Inc.                                                                    4,225,920
            1,330                Seaboard Corp.                                                                           2,213,120
                                                                                                                  -----------------
                                                                                                                         10,597,040
                                                                                                                  -----------------
                                 GAS: 0.8%
           75,000       L        New Jersey Resources Corp.                                                               3,618,750
                                                                                                                  -----------------
                                                                                                                          3,618,750
                                                                                                                  -----------------
                                 HEALTHCARE-PRODUCTS: 0.8%
           78,000      @,L       Intralase Corp.                                                                          1,530,360
           84,300      @,L       Wright Medical Group, Inc.                                                               2,250,810
                                                                                                                  -----------------
                                                                                                                          3,781,170
                                                                                                                  -----------------
                                 HEALTHCARE-SERVICES: 5.6%
          204,400      @,L       Kindred Healthcare, Inc.                                                                 8,096,284
          118,100      @,L       Matria Healthcare, Inc.                                                                  3,806,363
          105,000      @,L       Sierra Health Services, Inc.                                                             7,503,300
          114,000      @,L       United Surgical Partners Intl., Inc.                                                     5,937,120
                                                                                                                  -----------------
                                                                                                                         25,343,067
                                                                                                                  -----------------
                                 HOUSEHOLD PRODUCTS/WARES: 1.8%
          163,420       @        Central Garden & Pet Co.                                                                 8,027,190
                                                                                                                  -----------------
                                                                                                                          8,027,190
                                                                                                                  -----------------
                                 INSURANCE: 0.9%
           64,500                Commerce Group, Inc.                                                                     4,006,095
                                                                                                                  -----------------
                                                                                                                          4,006,095
                                                                                                                  -----------------
                                 INTERNET: 2.0%
           64,000      @,L       Equinix, Inc.                                                                            2,773,760
           15,229      @,L       Imergent, Inc.                                                                             161,427
          250,000      @,L       ValueClick, Inc.                                                                         3,082,500
           59,000      @,L       Websense, Inc.                                                                           2,834,950
                                                                                                                  -----------------
                                                                                                                          8,852,637
                                                                                                                  -----------------
                                 INVESTMENT COMPANIES: 0.9%
          221,000                Apollo Investment Corp.                                                                  4,073,030
                                                                                                                  -----------------
                                                                                                                          4,073,030
                                                                                                                  -----------------
                                 IRON/STEEL: 0.6%
           32,000                Carpenter Technology Corp.                                                               1,657,600
          290,000       @@       Gerdau AmeriSteel Corp.                                                                  1,223,800
                                                                                                                  -----------------
                                                                                                                          2,881,400
                                                                                                                  -----------------
                                 LEISURE TIME: 0.5%
          189,000      @,L       K2, Inc.                                                                                 2,396,520
                                                                                                                  -----------------
                                                                                                                          2,396,520
                                                                                                                  -----------------
                                 LODGING: 1.7%
          294,450       @        Interstate Hotels & Resorts, Inc.                                                        1,445,750
          687,000       @        La Quinta Corp.                                                                          6,409,710
                                                                                                                  -----------------
                                                                                                                          7,855,460
                                                                                                                  -----------------
                                 MACHINERY-CONSTRUCTION AND MINING: 1.8%
          205,350      @,L       Terex Corp.                                                                              8,090,790
                                                                                                                  -----------------
                                                                                                                          8,090,790
                                                                                                                  -----------------
                                 MACHINERY-DIVERSIFIED: 1.9%
           49,000      @,L       Middleby Corp.                                                                   $       2,590,140
          273,700       L        Washington Air Break Technologies Corp.                                                  5,879,076
                                                                                                                  -----------------
                                                                                                                          8,469,216
                                                                                                                  -----------------
                                 MEDIA: 1.5%
          266,700      @,L       4Kids Entertainment, Inc.                                                                5,301,996
           43,650                Liberty Corp.                                                                            1,606,757
                                                                                                                  -----------------
                                                                                                                          6,908,753
                                                                                                                  -----------------
                                 MINING: 0.3%
           97,000      @,@@      Inmet Mining Corp.                                                                       1,255,266
                                                                                                                  -----------------
                                                                                                                          1,255,266
                                                                                                                  -----------------
                                 MISCELLANEOUS MANUFACTURING: 0.7%
          124,025      @,L       Ceradyne, Inc.                                                                           2,985,282
                                                                                                                  -----------------
                                                                                                                          2,985,282
                                                                                                                  -----------------
                                 OIL AND GAS: 5.0%
          219,000      @,L       Denbury Resources, Inc.                                                                  8,709,630
           72,500      @,L       Giant Industries, Inc.                                                                   2,610,000
          234,000      @,L       Southwestern Energy Co.                                                                 10,993,320
                                                                                                                  -----------------
                                                                                                                         22,312,950
                                                                                                                  -----------------
                                 OIL AND GAS SERVICES: 2.5%
          114,500      @,@@      Core Laboratories NV                                                                     3,070,890
           86,500       @        Hydril Co.                                                                               4,701,275
          145,400      @,L       Oil States Intl., Inc.                                                                   3,659,718
                                                                                                                  -----------------
                                                                                                                         11,431,883
                                                                                                                  -----------------
                                 PHARMACEUTICALS: 3.0%
          225,000      @,L       Alkermes, Inc.                                                                           2,974,500
          180,950      @,L       Amylin Pharmaceuticals, Inc.                                                             3,787,284
          106,000      @,L       Atherogenics, Inc.                                                                       1,693,880
          202,200      @,L       Critical Therapeutics, Inc.                                                              1,419,444
          265,000      @,L       Discovery Laboratories, Inc.                                                             1,931,850
           83,000      @,L       Idenix Pharmaceuticals, Inc.                                                             1,799,440
                                                                                                                  -----------------
                                                                                                                         13,606,398
                                                                                                                  -----------------
                                 REAL ESTATE INVESTMENT TRUSTS: 9.6%
          265,000                Acadia Realty Trust                                                                      4,942,250
           76,400                Alexandria Real Estate Equities, Inc.                                                    5,611,580
          131,800                Corporate Office Properties Trust                                                        3,881,510
          161,500                Gramercy Capital Corp.                                                                   3,950,290
          310,700                Innkeepers USA Trust                                                                     4,641,858
          167,400                LaSalle Hotel Properties                                                                 5,492,394
          236,000                Newcastle Investment Corp.                                                               7,115,399
          136,000                Reckson Associates Realty Corp.                                                          4,562,800
           46,450                SL Green Realty Corp.                                                                    2,996,025
                                                                                                                  -----------------
                                                                                                                         43,194,106
                                                                                                                  -----------------
                                 RETAIL: 5.4%
          152,800      @,L       Aeropostale, Inc.                                                                        5,134,080
           95,000       L        Brown Shoe Co., Inc.                                                                     3,719,250
          119,200                Claire's Stores, Inc.                                                                    2,866,760
          122,000      @,L       Electronics Boutique Holdings Corp.                                                      7,745,780
           95,644      @,L       Syms Corp.                                                                               1,405,010
           87,000       @        The Pantry, Inc.                                                                         3,369,510
                                                                                                                  -----------------
                                                                                                                         24,240,390
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 SAVINGS AND LOANS: 1.6%
          375,000       L        First Niagara Financial Group, Inc.                                               $      5,467,500
           33,800                WSFS Financial Corp.                                                                     1,849,198
                                                                                                                   ----------------
                                                                                                                          7,316,698
                                                                                                                   ----------------
                                 SEMICONDUCTORS: 2.4%
          113,300      @,L       ADE Corp.                                                                                3,178,065
          250,000      @,L       Integrated Device Technology, Inc.                                                       2,687,500
          132,300      @,L       Varian Semiconductor Equipment Associates, Inc.                                          4,895,100
                                                                                                                   ----------------
                                                                                                                         10,760,665
                                                                                                                   ----------------
                                 SOFTWARE: 5.2%
          131,000      @,L       Avid Technology, Inc.                                                                    6,979,680
           94,500      @,L       Filenet Corp.                                                                            2,375,730
          715,000      @,L       Informatica Corp.                                                                        5,998,850
          137,500       @        Progress Software Corp.                                                                  4,145,625
          136,300      @,L       THQ, Inc.                                                                                3,989,501
                                                                                                                   ----------------
                                                                                                                         23,489,386
                                                                                                                   ----------------
                                 TELECOMMUNICATIONS: 2.1%
          100,000      @@,L      Brasil Telecom Participacoes SA ADR                                                      3,610,000
          200,000      @,L       Netgear, Inc.                                                                            3,720,000
          134,000                Otelco, Inc.                                                                             2,047,520
                                                                                                                   ----------------
                                                                                                                          9,377,520
                                                                                                                   ----------------
                                 TRANSPORTATION: 2.1%
           80,250                Forward Air Corp.                                                                        2,268,668
          104,800       @        HUB Group, Inc.                                                                          2,625,240
          145,000       @        Landstar System, Inc.                                                                    4,367,400
                                                                                                                   ----------------
                                                                                                                          9,261,308
                                                                                                                   ----------------
                                 TRUCKING AND LEASING: 1.1%
          145,400                GATX Corp.                                                                               5,016,300
                                                                                                                   ----------------
                                                                                                                          5,016,300
                                                                                                                   ----------------
                                 WATER: 0.5%
          140,000      @@,L      Cia de Saneamento Basico do Estado de Sao Paulo ADR                                      2,107,000
                                                                                                                   ----------------
                                                                                                                          2,107,000
                                                                                                                   ----------------
                                 Total Common Stock
                                    (Cost $370,980,320)                                                                 432,593,355
                                                                                                                   ----------------

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS: 30.4%

                                 REPURCHASE AGREEMENT: 4.6%
$      20,724,000                Goldman Sachs Repurchase Agreement dated 06/30/05, 3.340%, due
                                    07/01/05, $20,725,923 to be received upon repurchase
                                    (Collateralized by $20,835,000 Various U.S. Government Agency
                                    Obligations, 2.700%-6.875%, Market Value plus accrued Interest
                                    $21,139,064, due 08/15/05-07/15/32)                                                  20,724,000
                                                                                                                   ----------------
                                 Total Repurchase Agreement
                                    (Cost $20,724,000)                                                                   20,724,000
                                                                                                                   ----------------

                                 SECURITIES LENDING COLLATERAL++: 25.8%
$     116,294,747                The Bank of New York Institutional Cash Reserves Fund                             $    116,294,747
                                                                                                                   ----------------
                                 Total Securities Lending Collateral (Cost $116,294,747)                                116,294,747
                                                                                                                   ----------------
                                 Total Short-Term Investments (Cost $137,018,067)                                       137,018,747
                                                                                                                   ----------------
                                 TOTAL INVESTMENTS IN SECURITIES (COST $507,999,067)*                   126.4%     $    569,612,102
                                 OTHER ASSETS AND LIABILITIES-NET                                       (26.4)         (118,993,991)
                                                                                                        -----      ----------------
                                 NET ASSETS                                                             100.0%     $    450,618,111
                                                                                                        =====      ================

@      Non-income producing security
@@     Foreign issuer
ADR    American Depositary Receipt
++     Securities purchased with cash collateral for securities loaned.
L      Loaned security, a portion or all of the security is on loan at June 30,
       2005
* Cost for federal income tax purposes is $508,062,618. Net unrealized appreciation consists of:

                                   Gross Unrealized Appreciation                                                   $     80,557,641
                                   Gross Unrealized Depreciation                                                        (19,008,157)
                                                                                                                   ----------------
                                   Net Unrealized Appreciation                                                     $     61,549,484
                                                                                                                   ================

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP VALUE OPPORTUNITY PORTFOLIO               AS OF JUNE 30, 2005 (UNAUDITED)

[CHART]

                              INDUSTRY ALLOCATION*
                               AS OF JUNE 30, 2005
                          (AS A PERCENT OF NET ASSETS)

Banks                                    9.0%
Chemicals                                4.1%
Diversified Financial Services          15.4%
Insurance                                4.2%
Media                                    3.1%
Miscellaneous Manufacturing              5.4%
Oil and Gas                             12.0%
Pharmaceuticals                          4.3%
Food                                     3.2%
2 - 3% Industries(1)                    17.4%
Less than 2% Industries(2)              21.5%

          * Excludes other assets and liabilities of -12.4% of net assets and 11.4% of net assets for short-term investments related to securities lending.
          (1) Includes seven industries, which each represent 2 - 3% of net assets.
          (2) Includes seventeen industries, which each represent less than 2% of net assets.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

SHARES                                                                                                                   VALUE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 99.6%

                                 AEROSPACE/DEFENSE: 1.9%
           34,600                General Dynamics Corp.                                                             $     3,790,084
                                                                                                                    ---------------
                                                                                                                          3,790,084
                                                                                                                    ---------------
                                 AGRICULTURE: 2.9%
           91,200                Altria Group, Inc.                                                                       5,896,992
                                                                                                                    ---------------
                                                                                                                          5,896,992
                                                                                                                    ---------------
                                 APPAREL: 1.2%
           28,600       L        Nike, Inc.                                                                               2,476,760
                                                                                                                    ---------------
                                                                                                                          2,476,760
                                                                                                                    ---------------
                                 BANKS: 9.0%
          180,100                Bank of America Corp.                                                                    8,214,361
           64,300                The Bank of New York Co., Inc.                                                           1,850,554
          117,200                Wells Fargo & Co.                                                                        7,217,176
           14,300                Zions Bancorporation                                                                     1,051,479
                                                                                                                    ---------------
                                                                                                                         18,333,570
                                                                                                                    ---------------
                                 BEVERAGES: 1.7%
           48,200                Coca-Cola Co.                                                                            2,012,350
           24,700       L        Molson Coors Brewing Co.                                                                 1,531,400
                                                                                                                    ---------------
                                                                                                                          3,543,750
                                                                                                                    ---------------
                                 BUILDING MATERIALS: 1.4%
           91,000                Masco Corp.                                                                              2,890,160
                                                                                                                    ---------------
                                                                                                                          2,890,160
                                                                                                                    ---------------
                                 CHEMICALS: 4.1%
           80,600                Dow Chemical Co.                                                                         3,589,118
           63,900       L        Lyondell Chemical Co.                                                                    1,688,238
           65,300                Praxair, Inc.                                                                      $     3,042,980
                                                                                                                    ---------------
                                                                                                                          8,320,336
                                                                                                                    ---------------
                                 COAL: 1.4%
           56,800                Peabody Energy Corp.                                                                     2,955,872
                                                                                                                    ---------------
                                                                                                                          2,955,872
                                                                                                                    ---------------
                                 COMPUTERS: 2.7%
           74,600                International Business Machines Corp.                                                    5,535,320
                                                                                                                    ---------------
                                                                                                                          5,535,320
                                                                                                                    ---------------
                                 DIVERSIFIED FINANCIAL SERVICES: 15.4%
           38,900       L        Capital One Financial Corp.                                                              3,112,389
          115,500                Citigroup, Inc.                                                                          5,339,565
          117,700                Countrywide Financial Corp.                                                              4,544,397
           69,300                Freddie Mac                                                                              4,520,439
          137,800                J.P. Morgan Chase & Co.                                                                  4,867,096
           11,300                Lehman Brothers Holdings, Inc.                                                           1,121,864
           67,400                Merrill Lynch & Co., Inc.                                                                3,707,674
           83,100                Morgan Stanley                                                                           4,360,257
                                                                                                                    ---------------
                                                                                                                         31,573,681
                                                                                                                    ---------------
                                 ELECTRIC: 2.7%
           35,800                Entergy Corp.                                                                            2,704,690
           74,800                PG&E Corp.                                                                               2,807,992
                                                                                                                    ---------------
                                                                                                                          5,512,682
                                                                                                                    ---------------
                                 ELECTRICAL COMPONENTS AND EQUIPMENT: 1.6%
           51,800                Emerson Electric Co.                                                                     3,244,234
                                                                                                                    ---------------
                                                                                                                          3,244,234
                                                                                                                    ---------------
                                 ELECTRONICS: 1.2%
           99,200       @@       Koninklijke Philips Electronics NV                                                       2,498,848
                                                                                                                    ---------------
                                                                                                                          2,498,848
                                                                                                                    ---------------
                                 ENTERTAINMENT: 0.5%
           55,600       L        Regal Entertainment Group                                                                1,049,728
                                                                                                                    ---------------
                                                                                                                          1,049,728
                                                                                                                    ---------------
                                 FOOD: 3.2%
           31,000                McCormick & Co., Inc.                                                                    1,013,080
           54,100       @@       Nestle SA ADR                                                                            3,462,806
           75,100       @        Smithfield Foods, Inc.                                                                   2,047,977
                                                                                                                    ---------------
                                                                                                                          6,523,863
                                                                                                                    ---------------
                                 FOREST PRODUCTS AND PAPER: 0.5%
           31,400                International Paper Co.                                                                    948,594
                                                                                                                    ---------------
                                                                                                                            948,594
                                                                                                                    ---------------
                                 GAS: 1.3%
           65,700                Sempra Energy                                                                            2,714,067
                                                                                                                    ---------------
                                                                                                                          2,714,067
                                                                                                                    ---------------
                                 HEALTHCARE-SERVICES: 2.1%
           81,200                Quest Diagnostics, Inc.                                                                  4,325,524
                                                                                                                    ---------------
                                                                                                                          4,325,524
                                                                                                                    ---------------
                                 HOUSEHOLD PRODUCTS/WARES: 1.7%
           55,600       L        Kimberly-Clark Corp.                                                                     3,480,004
                                                                                                                    ---------------
                                                                                                                          3,480,004
                                                                                                                    ---------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                   VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 INSURANCE: 4.2%
           56,100                American Intl. Group, Inc.                                                         $     3,259,410
           95,100                MetLife, Inc.                                                                            4,273,794
           26,700                St. Paul Travelers Cos., Inc.                                                            1,055,451
                                                                                                                    ---------------
                                                                                                                          8,588,655
                                                                                                                    ---------------
                                 LEISURE TIME: 1.2%
           50,000       L        Royal Caribbean Cruises Ltd.                                                             2,418,000
                                                                                                                    ---------------
                                                                                                                          2,418,000
                                                                                                                    ---------------
                                 LODGING: 1.0%
           35,700     @,@@,L     Kerzner Intl., Ltd.                                                                      2,033,115
                                                                                                                    ---------------
                                                                                                                          2,033,115
                                                                                                                    ---------------
                                 MEDIA: 3.1%
           63,200       L        Gannett Co., Inc.                                                                        4,495,416
           54,900       L        Tribune Co.                                                                              1,931,382
                                                                                                                    ---------------
                                                                                                                          6,426,798
                                                                                                                    ---------------
                                 MINING: 0.7%
           52,600                Alcoa, Inc.                                                                              1,374,438
                                                                                                                    ---------------
                                                                                                                          1,374,438
                                                                                                                    ---------------
                                 MISCELLANEOUS MANUFACTURING: 5.4%
           41,500                Danaher Corp.                                                                            2,172,110
          144,300                General Electric Co.                                                                     4,999,995
          133,100      @@,L      Tyco Intl. Ltd.                                                                          3,886,520
                                                                                                                    ---------------
                                                                                                                         11,058,625
                                                                                                                    ---------------
                                 OFFICE/BUSINESS EQUIPMENT: 0.8%
          113,800      @,L       Xerox Corp.                                                                              1,569,302
                                                                                                                    ---------------
                                                                                                                          1,569,302
                                                                                                                    ---------------
                                 OIL AND GAS: 12.0%
           36,400                Apache Corp.                                                                             2,351,440
           34,300       @@       BP PLC ADR                                                                               2,139,634
           66,600                Cabot Oil & Gas Corp.                                                                    2,311,020
           50,000                ConocoPhillips                                                                           2,874,500
           43,500       L        EOG Resources, Inc.                                                                      2,470,800
          124,600                Exxon Mobil Corp.                                                                        7,160,762
           97,900       @        Plains Exploration & Production Co.                                                      3,478,387
           49,100                XTO Energy, Inc.                                                                         1,668,909
                                                                                                                    ---------------
                                                                                                                         24,455,452
                                                                                                                    ---------------
                                 OIL AND GAS SERVICES: 2.8%
           42,200                BJ Services Co.                                                                          2,214,656
           71,500       L        Halliburton Co.                                                                          3,419,130
                                                                                                                    ---------------
                                                                                                                          5,633,786
                                                                                                                    ---------------
                                 PHARMACEUTICALS: 4.3%
          216,800                Pfizer, Inc.                                                                             5,979,344
           93,300      @@,L      Teva Pharmaceutical Industries Ltd. ADR                                                  2,905,362
                                                                                                                    ---------------
                                                                                                                          8,884,706
                                                                                                                    ---------------
                                 REAL ESTATE INVESTMENT TRUSTS: 0.8%
           62,100       @        KKR Financial Corp.                                                                      1,552,500
                                                                                                                    ---------------
                                                                                                                          1,552,500
                                                                                                                    ---------------
                                 RETAIL: 1.1%
           84,600                McDonald's Corp.                                                                         2,347,650
                                                                                                                    ---------------
                                                                                                                          2,347,650
                                                                                                                    ---------------
                                 SAVINGS AND LOANS: 2.2%
          200,500       L        Sovereign Bancorp, Inc.                                                            $     4,479,170
                                                                                                                    ---------------
                                                                                                                          4,479,170
                                                                                                                    ---------------
                                 SOFTWARE: 1.5%
          123,300                Microsoft Corp.                                                                          3,062,772
                                                                                                                    ---------------
                                                                                                                          3,062,772
                                                                                                                    ---------------
                                 TELECOMMUNICATIONS: 2.0%
          175,100                SBC Communications, Inc.                                                                 4,158,625
                                                                                                                    ---------------
                                                                                                                          4,158,625
                                                                                                                    ---------------
                                 Total Common Stock
                                    (Cost $191,371,763)                                                                 203,657,663
                                                                                                                    ---------------

PRINCIPAL
AMOUNT                                                                                                                   VALUE
-----------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS: 12.9%

                                 SECURITIES LENDING COLLATERAL++: 12.9%
$      26,281,689                The Bank of New York Institutional Cash Reserves Fund                                   26,281,689
                                                                                                                    ---------------
                                 Total Securities Lending Collateral                                                     26,281,689
                                    (Cost $26,281,689)
                                                                                                                    ---------------
                                 TOTAL INVESTMENTS IN SECURITIES (COST $217,653,452)*                   112.5%      $   229,939,352
                                 OTHER ASSETS AND LIABILITIES-NET                                       (12.5)          (25,496,543)
                                                                                                        -----       ---------------
                                 NET ASSETS                                                             100.0%      $   204,442,809
                                                                                                        =====       ===============

@      Non-income producing security
@@     Foreign issuer
ADR    American Depositary Receipt
++     Securities purchased with cash collateral for securities loaned.
L Loaned security, a portion or all of the security is on loan at June 30, 2005.
* Cost for federal income tax purposes is $218,617,005. Net unrealized appreciation consists of:

                                   Gross Unrealized Appreciation                                                    $    17,559,627
                                   Gross Unrealized Depreciation                                                         (6,237,280)
                                                                                                                    ---------------
                                   Net Unrealized Appreciation                                                      $    11,322,347
                                                                                                                    ===============

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP INTERMEDIATE BOND PORTFOLIO               AS OF JUNE 30, 2005 (UNAUDITED)

[CHART]

                                INVESTMENT TYPES*
                               AS OF JUNE 30, 2005
                          (AS A PERCENT OF NET ASSETS)


Preferred Stock                          1.1%
Corporate Bonds/Notes                   23.4%
U.S. Government Agency Obligations      33.9%
U.S. Treasury Obligations               23.2%
Asset-Backed Securities                  5.3%
Collaterized Mortgage Obligations       22.8%
Other Bonds                              0.6%
Municipal Bonds                          0.3%
Commercial Paper                         5.0%
Repurchase Agreement                     1.4%

          * Excludes other assets and liabilities of -38.7% of net assets and 21.7% of net assets for short-term investments related to securities lending.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

PRINCIPAL
AMOUNT                                                                                                                 VALUE
-----------------------------------------------------------------------------------------------------------------------------------
CORPORATE BONDS/NOTES: 23.4%

                                  AGRICULTURE: 0.1%
$       1,511,000        #        R.J. Reynolds Tobacco Holdings, Inc., 6.500%, due 07/15/10                      $       1,514,778
                                                                                                                  -----------------
                                                                                                                          1,514,778
                                                                                                                  -----------------
                                  AUTO MANUFACTURERS: 0.1%
          255,000                 Ford Motor Co., 7.450%, due 07/16/31                                                      213,423
          941,000                 General Motors Corp., 7.400%, due 09/01/25                                                726,922
                                                                                                                  -----------------
                                                                                                                            940,345
                                                                                                                  -----------------
                                  BANKS: 5.3%
        3,160,000     @@,C,L      Australia & New Zealand Banking Group Ltd., 3.556%, due                                 2,719,243
        2,377,000     @@,#,S      Banco Santander Chile/Pre-merger with Banco Santiago SA, 3.720%, due
                                     12/09/09                                                                             2,384,526
        3,732,000      @@,S       Banco Santander Santiago Chile SA, 7.375%, due 07/18/12                                 4,308,486
        2,530,000      @@,C       Bank of Ireland, 3.689%, due 12/29/49                                                   2,223,597
        2,740,000      @@,C       Bank of Nova Scotia, 2.318%, due 08/31/85                                               2,336,669
        3,812,000       C,S       BankAmerica Capital II, 8.000%, due 12/15/26                                            4,122,545
$       3,378,000    @@,#,C,L     Chuo Mitsui Trust & Banking Co Ltd/The, 5.506%, due 04/15/49                    $       3,324,824
        2,134,000    @@,#,C,L     Danske Bank A/S, 5.914%, due 12/29/49                                                   2,301,086
        2,660,000      @@,C       Den Norske Bank ASA, 3.250%, due 08/29/49                                               2,221,100
        3,525,000        #        Dresdner Funding Trust I, 8.151%, due 06/30/31                                          4,508,863
        2,425,000     @@,#,S      First Citizens St Lucia Ltd., 5.460%, due 02/01/12                                      2,464,081
            2,000       C,S       Fleet Capital Trust II, 7.920%, due 12/11/26                                                2,160
        2,237,000     @@,#,C      HBOS Capital Funding LP, 6.071%, due 06/30/49                                           2,418,915
        7,150,000      @@,C       HSBC Bank PLC, 3.788%, due 06/29/49                                                     6,356,149
        3,670,000      @@,C       Lloyds TSB Bank PLC, 3.230%, due 08/29/49                                               3,189,274
        3,519,000       C,S       M&T Bank Corp., 3.850%, due 04/01/13                                                    3,479,513
        2,480,000       C,S       Mellon Capital I, 7.720%, due 12/01/26                                                  2,664,381
        2,550,000      @@,C       National Australia Bank Ltd., 3.514%, due 10/29/49                                      2,276,645
        1,351,000       C,S       NB Capital Trust, 7.830%, due 12/15/26                                                  1,457,216
        1,266,000       C,S       NB Capital Trust IV, 8.250%, due 04/15/27                                               1,384,998
        3,087,000        S        PNC Funding Corp., 4.500%, due 03/10/10                                                 3,106,886
        4,964,000      #,C,L      Rabobank Capital Funding II, 5.260%, due 12/29/49                                       5,115,402
        7,850,000      @@,C       Royal Bank of Scotland Group PLC, 3.813%, due 12/29/49                                  6,924,892
        2,560,000      @@,C       Societe Generale, 3.625%, due 11/29/49                                                  2,256,735
        6,590,000     @@,C,L      Standard Chartered PLC, 3.750%, due 11/29/49                                            5,255,525
        2,510,000       @@        Standard Chartered PLC, 3.813%, due 07/29/49                                            2,014,275
        2,620,000       @@        Westpac Banking Corp., 3.556%, due 09/30/49                                             2,273,681
                                                                                                                  -----------------
                                                                                                                         83,091,667
                                                                                                                  -----------------
                                  BEVERAGES: 0.4%
        2,913,000     @@,#,S      Cia Brasileira de Bebidas, 8.750%, due 09/15/13                                         3,382,722
        2,340,000      @@,S       Cia Brasileira de Bebidas, 10.500%, due 12/15/11                                        2,901,600
            2,000        S        Coca-Cola HBC Finance BV, 5.125%, due 09/17/13                                              2,088
                                                                                                                  -----------------
                                                                                                                          6,286,410
                                                                                                                  -----------------
                                  CHEMICALS: 0.5%
          874,000     @@,#,S      Sociedad Quimica y Minera de Chile SA, 7.700%, due 09/15/06                               890,979
        6,014,000                 Union Carbide Corp., 7.750%, due 10/01/96                                               6,621,402
                                                                                                                  -----------------
                                                                                                                          7,512,381
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                 VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                  DIVERSIFIED FINANCIAL SERVICES: 5.3%
$         948,000    @@,#,I,S     Alpine III, 3.800%, due 08/16/14                                                $         950,549
          948,000    @@,#,I,S     Alpine III, 4.218%, due 08/16/14                                                          950,070
          502,000    @@,#,I,S     Alpine III, 6.000%, due 08/16/14                                                          503,978
        1,460,000    @@,#,I,S     Alpine III, 9.268%, due 08/16/14                                                        1,465,821
          959,967    @@,#,C,S     Arcel Finance Ltd., 5.984%, due 02/01/09                                                  986,150
        1,959,000     @@,#,S      Arcel Finance Ltd., 6.361%, due 05/01/12                                                1,968,123
        2,174,000    @@,#,C,S     Arcel Finance Ltd., 7.048%, due 09/01/11                                                2,257,873
        1,020,000                 Army Hawaii Family Housing Trust Certificates, 5.524%, due 06/15/50                     1,101,965
          745,000        #        Army Hawaii Family Housing Trust Certificates, 5.624%, due 06/15/50                       804,108
        5,600,000        #        Astoria Depositor Corp., 8.144%, due 05/01/21                                           5,570,250
        1,223,000     @@,#,S      Bosphorus Financial Services Ltd., 5.068%, due 02/15/12                                 1,224,701
        4,840,000     @@,#,S      Brazilian Merchant Voucher Receivables Ltd., 5.911%, due                                4,912,600
        2,457,000        C        Citigroup Capital II, 7.750%, due 12/01/36                                              2,631,142
        4,948,000      #,C,S      Corestates Capital Trust I, 8.000%, due 12/15/26                                        5,361,123
        1,225,000      @@,C       Financiere CSFB NV, 3.625%, due 03/29/49                                                1,052,361
        1,063,000                 Ford Motor Credit Co., 7.875%, due 06/15/10                                             1,051,515
        1,115,000        L        General Motors Acceptance Corp., 7.250%, due 03/02/11                                   1,046,684
        3,311,000        S        Goldman Sachs Group, Inc., 3.538%, due 03/02/10                                         3,308,739
        3,011,000                 HSBC Finance Corp, 5.000%, due 06/30/15                                                 3,040,430
        2,798,000        #        HVB Funding Trust I, 8.741%, due 06/30/31                                               3,836,553
        1,374,000        #        HVB Funding Trust III, 9.000%, due 10/22/31                                             1,933,518
        1,499,000        S        International Lease Finance Corp., 5.000%, due 04/15/10                                 1,530,164
        2,959,000       C,S       JPM Capital Trust I, 7.540%, due 01/15/27                                               3,188,959
        3,276,000       C,S       JPM Capital Trust II, 7.950%, due 02/01/27                                              3,560,321
        3,853,000      #, C       Mangrove Bay Pass-Through Trust, 6.102%, due 07/15/33                                   3,972,509
        3,544,000     @@,#,S      Mantis Reef Ltd., 4.799%, due 11/03/09                                                  3,553,650
        2,855,000                 Paribas, 3.555%, due 12/31/49                                                           2,542,083
        6,892,773    @@,#,C,S     PF Export Receivables Master Trust, 6.436%, due 06/01/15                                7,072,365
     1,000,000,00       @@        Takefuji Corp., 1.000%, due 03/01/34                                                    4,912,914
        2,500,000                 Twin Reefs Pass-Through Trust, 4.190%, due 12/10/49                                     2,484,000
$       1,702,000     @@,C,L      UFJ Finance Aruba AEC, 8.750%, due 11/29/49                                     $       1,883,694
        2,351,000        #        Wachovia Capital Trust V, 7.965%, due 06/01/27                                          2,580,128
                                                                                                                  -----------------
                                                                                                                         83,239,040
                                                                                                                  -----------------
                                  ELECTRIC: 3.2%
        3,852,170       C,S       CE Generation LLC, 7.416%, due 12/15/18                                                 4,102,950
        5,034,000       C,S       Consumers Energy Co., 4.250%, due 04/15/08                                              5,030,723
        1,005,000       C,S       Consumers Energy Co., 5.150%, due 02/15/17                                              1,016,423
          440,000      @@,S       Empresa Nacional de Electricidad SA/Chile, 8.500%, due 04/01/09                           489,588
        3,430,000      @@,S       Empresa Nacional de Electricidad SA/Chile, 8.625%, due 08/01/15                         4,107,514
        3,427,000       C,S       Enterprise Capital Trust II, 4.710%, due 06/30/28                                       3,398,412
        3,433,000      C,L,S      FirstEnergy Corp., 6.450%, due 11/15/11                                                 3,755,908
        5,879,000        C        FirstEnergy Corp., 7.375%, due 11/15/31                                                 7,209,552
        1,982,000      #,C,S      Juniper Generation LLC, 6.790%, due 12/31/14                                            1,976,330
        1,148,000       #,S       NorthWestern Corp, 5.875%, due 11/01/14                                                 1,182,440
        1,081,000        C        Pacific Gas & Electric Co., 6.050%, due 03/01/34                                        1,195,608
        2,281,000       #,S       Pinnacle West Energy Corp, 3.630%, due 04/01/07                                         2,282,508
        2,507,000       C,S       Potomac Edison Co., 5.000%, due 11/01/06                                                2,527,259
          543,099       #,S       Power Contract Financing LLC, 5.200%, due 02/01/06                                        546,836
        1,877,000       #,S       Power Contract Financing LLC, 6.256%, due 02/01/10                                      1,949,219
          704,032        S        PPL Montana LLC, 8.903%, due 07/02/20                                                     795,996
          998,000        S        Sierra Pacific Power Co., 6.250%, due 04/15/12                                          1,030,435
        2,508,000       #,S       TECO Energy Inc., 6.750%, due 05/01/15                                                  2,671,020
        1,344,995       #,S       Tenaska Virginia Partners LP, 6.119%, due 03/30/24                                      1,439,670
        2,836,000        S        TXU Corp., 4.446%, due 11/16/06                                                         2,847,568
                                                                                                                  -----------------
                                                                                                                         49,555,959
                                                                                                                  -----------------
                                  FOOD: 0.8%
        1,008,000        S        Delhaize America, Inc., 8.050%, due 04/15/27                                            1,110,014
        1,496,000        S        Delhaize America, Inc., 8.125%, due 04/15/11                                            1,685,370
          999,000                 Delhaize America, Inc., 9.000%, due 04/15/31                                            1,252,226
        3,704,000       C,S       Safeway, Inc., 4.800%, due 07/16/07                                                     3,733,450
        5,300,000       C,S       Tyson Foods, Inc., 7.250%, due 10/01/06                                                 5,495,283
                                                                                                                  -----------------
                                                                                                                         13,276,343
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                  GAS: 0.2%
$       2,895,000      #,C,S      Williams Gas Pipelines Central, Inc., 7.375%, due 11/15/06                      $       3,022,808
                                                                                                                  -----------------
                                                                                                                          3,022,808
                                                                                                                  -----------------
                                  HOME BUILDERS: 0.3%
        5,039,000                 KB Home, 6.250%, due 06/15/15                                                           5,148,210
          117,000       C,S       Technical Olympic USA, Inc., 9.000%, due 07/01/10                                         120,949
                                                                                                                  -----------------
                                                                                                                          5,269,159
                                                                                                                  -----------------
                                  INSURANCE: 1.2%
        1,537,000        L        AIG SunAmerica Global Financing X, 6.900%, due 03/15/32                                 1,897,477
        4,847,000       L,S       Aon Corp., 8.205%, due 01/01/27                                                         5,693,689
          570,000        S        GE Global Insurance Holding Corp., 7.000%, due 02/15/26                                   612,623
        1,741,000      #,C,S      North Front Pass-Through Trust, 5.810%, due 12/15/24                                    1,797,219
        2,407,000        S        Prudential Financial, Inc., 4.104%, due 11/15/06                                        2,414,469
        5,634,000       #,C       Zurich Capital Trust I, 8.376%, due 06/01/37                                            6,233,355
                                                                                                                  -----------------
                                                                                                                         18,648,832
                                                                                                                  -----------------
                                  LODGING: 0.1%
        2,508,000        S        MGM Mirage, 5.875%, due 02/27/14                                                        2,448,435
                                                                                                                  -----------------
                                                                                                                          2,448,435
                                                                                                                  -----------------
                                  MEDIA: 0.6%
           26,410      @@,C       CanWest Media, Inc., 8.000%, due 09/15/12                                                  27,929
           45,000        S        Clear Channel Communications, Inc., 3.125%, due 02/01/07                                   43,839
        2,058,000        S        COX Communications, Inc., 7.125%, due 10/01/12                                          2,311,196
        2,621,000        S        COX Communications, Inc., 6.850%, due 01/15/18                                          2,874,611
        1,128,000                 Time Warner, Inc., 7.625%, due 04/15/31                                                 1,413,211
        2,451,000                 Time Warner, Inc., 7.700%, due 05/01/32                                                 3,110,564
                                                                                                                  -----------------
                                                                                                                          9,781,350
                                                                                                                  -----------------
                                  MINING: 0.1%
        1,011,000       @@        Vale Overseas Ltd., 8.250%, due 01/17/34                                                1,117,155
                                                                                                                  -----------------
                                                                                                                          1,117,155
                                                                                                                  -----------------
                                  OIL AND GAS: 1.7%
        2,609,000        S        Amerada Hess Corp., 6.650%, due 08/15/11                                                2,874,628
        2,542,000    @@,#,C,S     Empresa Nacional de Petroleo, 4.875%, due 03/15/14                                      2,499,610
$       1,904,000     @@,#,S      Empresa Nacional de Petroleo ENAP, 6.750%, due 11/15/12                         $       2,117,528
           50,000       C,S       Energy Partners Ltd., 8.750%, due 08/01/10                                                 52,750
        4,188,000        S        Enterprise Products Operating LP, 4.950%, due 06/01/10                                  4,212,240
        2,517,000        S        Kerr-McGee Corp, 6.950%, due 07/01/24                                                   2,613,333
        1,092,000     @@,C,L      Nexen, Inc., 5.875%, due 03/10/35                                                       1,113,733
        5,455,000       #,S       Pemex Project Funding Master Trust, 4.710%, due 06/15/10                                5,640,469
        1,190,000       #,S       Pemex Project Funding Master Trust, 5.750%, due 12/15/15                                1,190,595
        2,338,000     @@,#,S      Tengizchevroil Finance Co. SARL, 6.124%, due 11/15/14                                   2,402,295
        1,945,000        L        Valero Energy Corp., 7.500%, due 04/15/32                                               2,408,509
            1,000        S        Valero Energy Corp., 6.125%, due 04/15/07                                                   1,030
                                                                                                                  -----------------
                                                                                                                         27,126,720
                                                                                                                  -----------------
                                  PIPELINES: 0.2%
        2,176,000        S        KN Capital Trust III, 7.630%, due 04/15/28                                              2,554,422
                                                                                                                  -----------------
                                                                                                                          2,554,422
                                                                                                                  -----------------
                                  REAL ESTATE: 0.5%
        3,535,000       C,S       EOP Operating LP, 7.750%, due 11/15/07                                                  3,797,791
          665,000       C,S       Liberty Property LP, 6.375%, due 08/15/12                                                 729,434
          385,000        S        Liberty Property LP, 6.950%, due 12/01/06                                                 399,434
        3,415,000       C,S       Liberty Property LP, 7.750%, due 04/15/09                                               3,783,646
                                                                                                                  -----------------
                                                                                                                          8,710,305
                                                                                                                  -----------------
                                  REAL ESTATE INVESTMENT TRUSTS: 0.5%
        3,013,000       C,S       Simon Property Group LP, 4.875%, due 03/18/10                                           3,069,033
        4,702,000       C,S       Simon Property Group LP, 6.375%, due 11/15/07                                           4,911,544
                                                                                                                  -----------------
                                                                                                                          7,980,577
                                                                                                                  -----------------
                                  RETAIL: 0.3%
        4,062,000       C,S       May Department Stores Co., 3.950%, due 07/15/07                                         4,035,869
                                                                                                                  -----------------
                                                                                                                          4,035,869
                                                                                                                  -----------------
                                  SAVINGS AND LOANS: 0.2%
        2,680,000       C,S       Great Western Financial, 8.206%, due 02/01/27                                           2,912,329
                                                                                                                  -----------------
                                                                                                                          2,912,329
                                                                                                                  -----------------
                                  TELECOMMUNICATIONS: 1.6%
        2,493,000        C        AT&T Corp., 9.750%, due 11/15/31                                                        3,256,481

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                  TELECOMMUNICATIONS (CONTINUED)
$       3,275,000       C,S       BellSouth Corp., 4.200%, due 09/15/09                                           $       3,266,488
        2,451,000                 British Telecommunications PLC, 8.875%, due 12/15/30                                    3,470,565
        2,100,000        S        Deutsche Telekom International Finance BV, 8.500%, due                                  2,436,286
        1,061,000                 New Cingular Wireless Services Inc, 8.125%, due 05/01/12                                1,272,947
        2,205,000        L        SBC Communications, Inc., 6.150%, due 09/15/34                                          2,396,965
        1,808,000        S        Sprint Capital Corp., 4.780%, due 08/17/06                                              1,821,687
        2,052,000       C,S       Sprint Capital Corp., 8.375%, due 03/15/12                                              2,471,447
        2,451,000      @@,#       Telecom Italia Capital SA, 6.000%, due 09/30/34                                         2,510,976
        2,533,000       L,S       Telefonos de Mexico SA de CV, 4.750%, due 01/27/10                                      2,543,537
                                                                                                                  -----------------
                                                                                                                         25,447,379
                                                                                                                  -----------------
                                  TRANSPORTATION: 0.2%
        2,807,000     @@,#,S      MISC Capital Ltd., 5.000%, due 07/01/09                                                 2,864,653
                                                                                                                  -----------------
                                                                                                                          2,864,653
                                                                                                                  -----------------
                                  Total Corporate Bonds/Notes
                                     (Cost $363,366,168)                                                                367,336,916
                                                                                                                  -----------------

U.S. GOVERNMENT AGENCY OBLIGATIONS: 33.9%

                                  FEDERAL HOME LOAN BANK: 0.9%
       13,620,000        L        3.250%, due 12/17/07                                                                   13,434,863
                                                                                                                  -----------------
                                                                                                                         13,434,863
                                                                                                                  -----------------
                                  FEDERAL HOME LOAN MORTGAGE CORPORATION: 6.1%
       27,620,000        C        2.700%, due 03/16/07                                                                   27,105,522
       13,065,802                 3.870%, due 04/15/32                                                                   13,161,842
        7,553,000                 3.875%, due 06/15/08                                                                    7,559,654
        1,677,590                 5.052%, due 04/01/35                                                                    1,683,361
        5,721,951                 5.214%, due 06/01/35                                                                    5,766,654
       10,131,000                 5.500%, due 07/15/34                                                                   10,273,462
        5,018,000        L        5.875%, due 03/21/11                                                                    5,417,112
        7,815,325        S        6.000%, due 01/15/29                                                                    8,067,690
        5,136,000        S        6.000%, due 01/15/29                                                                    5,369,014
        8,912,006        S        6.000%, due 01/15/29                                                                    9,267,084
        1,750,000                 6.500%, due 07/15/34                                                                    1,811,796
          753,304                 7.500%, due 11/01/28                                                                      808,155
                                                                                                                  -----------------
                                                                                                                         96,291,346
                                                                                                                  -----------------
                                  FEDERAL NATIONAL MORTGAGE ASSOCIATION: 26.2%
        1,906,000                 0.000%, due 07/01/35                                                                    1,919,402
        1,664,000                 0.000%, due 08/01/35                                                                    1,687,920
       14,594,000       C,L       2.875%, due 05/19/08                                                                   14,202,647
        3,202,625                 3.230%, due 04/25/35                                                                    3,206,230
        5,075,622        S        3.564%, due 08/25/33                                                                    4,967,400
        1,746,762        S        4.500%, due 09/25/16                                                                    1,749,356
        3,684,145                 4.500%, due 12/15/16                                                                    3,693,455
        1,528,682        S        4.500%, due 06/15/17                                                                    1,532,967
        8,527,951                 4.500%, due 10/25/17                                                                    8,521,252
       11,874,000                 4.500%, due 07/15/19                                                                   11,822,051
        7,571,000        S        4.500%, due 02/15/20                                                                    7,411,766
$         497,000                 4.500%, due 07/15/35                                                            $         486,128
        6,474,000        C        4.750%, due 12/25/42                                                                    6,500,244
        2,905,355                 4.837%, due 11/01/34                                                                    2,940,459
        5,304,161                 4.947%, due 01/01/35                                                                    5,354,978
        3,395,000                 5.000%, due 07/01/18                                                                    3,433,194
        1,615,000        S        5.000%, due 05/15/20                                                                    1,649,179
        9,822,274        S        5.000%, due 08/15/21                                                                    9,883,416
        7,682,000        S        5.000%, due 04/15/23                                                                    7,817,865
       95,656,000                 5.000%, due 07/15/34                                                                   95,685,844
        2,279,238                 5.080%, due 04/01/35                                                                    2,320,075
        7,140,000                 5.250%, due 08/01/12                                                                    7,537,027
           33,041                 5.500%, due 11/01/16                                                                       33,953
          176,376                 5.500%, due 12/01/16                                                                      181,246
           22,681                 5.500%, due 04/01/17                                                                       23,305
           63,895                 5.500%, due 02/01/18                                                                       65,655
           14,564                 5.500%, due 06/01/18                                                                       14,964
           92,145                 5.500%, due 10/01/18                                                                       94,684
        5,167,294        S        5.500%, due 11/15/18                                                                    5,299,361
       12,381,270                 5.500%, due 07/15/19                                                                   12,710,141
        5,618,956                 5.500%, due 11/01/32                                                                    5,704,343
       33,303,242                 5.500%, due 11/01/33                                                                   33,805,098
       43,555,000                 5.500%, due 07/15/34                                                                   44,153,880
          223,881                 6.000%, due 06/01/16                                                                      231,622
           30,640                 6.000%, due 08/01/16                                                                       31,699
          444,843                 6.000%, due 10/01/16                                                                      460,224
          500,855                 6.000%, due 01/01/17                                                                      518,183
          180,203                 6.000%, due 02/01/17                                                                      186,440
        1,272,211                 6.000%, due 04/01/17                                                                    1,094,298
          769,158                 6.000%, due 05/01/17                                                                      795,777
          337,362                 6.000%, due 06/01/17                                                                      349,037
          543,941                 6.000%, due 07/01/17                                                                      562,766
          845,180                 6.000%, due 08/01/17                                                                      874,421
        2,794,183                 6.000%, due 09/01/17                                                                    2,890,882
           12,836                 6.000%, due 10/01/17                                                                       13,280
          700,639                 6.000%, due 11/01/17                                                                      724,865
           14,889                 6.000%, due 02/01/18                                                                       15,405
          645,167                 6.000%, due 04/01/18                                                                      667,607
          205,657                 6.000%, due 09/01/18                                                                      212,800
          190,983                 6.000%, due 11/01/18                                                                      197,617
          276,257                 6.000%, due 12/01/18                                                                      285,809
          818,000                 6.000%, due 07/15/20                                                                      845,863
       13,148,574        S        6.000%, due 07/25/29                                                                   13,777,766
        5,586,729                 6.000%, due 04/25/31                                                                    5,858,065
       31,893,000                 6.000%, due 07/15/34                                                                   32,700,275
        3,983,990                 6.500%, due 08/01/29                                                                    4,138,696
          376,902                 6.500%, due 01/01/32                                                                      391,073
          277,782                 6.500%, due 09/01/32                                                                      288,048
          731,474                 6.500%, due 10/01/32                                                                      758,505
       16,980,000                 6.500%, due 07/15/33                                                                   17,574,300
        6,405,000        L        6.625%, due 11/15/10                                                                    7,203,140
           31,489                 7.000%, due 08/01/25                                                                       33,341
           23,267                 7.000%, due 10/01/25                                                                       24,636
            4,488                 7.000%, due 11/01/25                                                                        4,752
          121,720                 7.000%, due 12/01/25                                                                      128,877
          126,463                 7.000%, due 02/01/26                                                                      133,898
          259,996                 7.000%, due 03/01/26                                                                      275,216
          312,352                 7.000%, due 01/01/30                                                                      329,753
        4,145,607                 7.000%, due 06/01/31                                                                    4,380,805
          248,000                 7.000%, due 07/15/33                                                                      261,485
          201,996                 7.500%, due 10/01/30                                                                      215,904
          308,339                 7.500%, due 11/01/30                                                                      329,569
        2,043,821                 7.500%, due 06/25/32                                                                    2,164,517
        2,744,430                 7.500%, due 01/25/48                                                                    2,914,023
          381,317        S        10.000%, due 02/25/19                                                                     425,905
                                                                                                                  -----------------
                                                                                                                        411,680,629
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                  GOVERNMENT NATIONAL MORTGAGE ASSOCIATION: 0.7%
$         247,982                 3.375%, due 04/20/28                                                            $         252,032
          174,762                 4.125%, due 12/20/29                                                                      177,422
        4,777,010                 6.500%, due 10/15/31                                                                    4,996,428
          724,210                 7.000%, due 04/15/26                                                                      769,291
          344,150                 7.000%, due 05/15/32                                                                      364,619
           42,720                 7.500%, due 04/15/22                                                                       46,094
           11,844                 7.500%, due 05/15/22                                                                       12,780
           11,040                 7.500%, due 06/15/22                                                                       11,913
            8,440                 7.500%, due 08/15/22                                                                        9,106
           13,979                 7.500%, due 06/15/24                                                                       15,052
           23,893                 7.500%, due 01/15/26                                                                       25,673
            2,549                 7.500%, due 07/15/26                                                                        2,739
           56,441                 7.500%, due 03/15/29                                                                       60,528
           62,983                 7.500%, due 04/15/29                                                                       67,544
          180,522                 7.500%, due 08/15/29                                                                      193,593
           27,485                 7.500%, due 09/15/29                                                                       29,475
           47,513                 7.500%, due 10/15/29                                                                       50,953
           69,186                 7.500%, due 12/15/29                                                                       74,206
           47,712                 7.500%, due 01/15/30                                                                       51,156
          126,888                 7.500%, due 02/15/30                                                                      136,046
           79,457                 7.500%, due 05/15/30                                                                       85,191
           32,324                 7.500%, due 06/15/30                                                                       34,656
           40,279                 7.500%, due 07/15/30                                                                       43,187
           45,977                 7.500%, due 08/15/30                                                                       49,295
           44,074                 7.500%, due 10/15/30                                                                       47,254
            6,061                 7.500%, due 11/15/30                                                                        6,498
           39,527                 7.500%, due 12/15/30                                                                       42,379
            2,482                 7.500%, due 01/15/31                                                                        2,660
           33,877                 7.500%, due 02/15/31                                                                       36,315
           36,529                 7.500%, due 03/15/31                                                                       39,157
           20,305                 7.500%, due 04/15/31                                                                       21,766
            6,185                 7.500%, due 09/15/31                                                                        6,630
          829,579                 7.500%, due 12/15/31                                                                      889,414
          128,561                 7.500%, due 01/15/32                                                                      137,843
           39,627                 7.500%, due 02/15/32                                                                       42,478
          150,298                 7.500%, due 03/15/32                                                                      161,139
            4,193                 7.500%, due 04/15/32                                                                        4,495
           47,668                 7.500%, due 05/15/32                                                                       51,097
          152,874                 7.500%, due 06/15/32                                                                      163,872
           84,184                 7.500%, due 07/15/32                                                                       90,241
          144,451                 7.500%, due 08/15/32                                                                      154,843
          868,288                 7.500%, due 09/15/32                                                                      930,754
                                                                                                                  -----------------
                                                                                                                         10,387,814
                                                                                                                  -----------------
                                  Total U.S. Government Agency Obligations (Cost $530,027,711)                          531,794,652
                                                                                                                  -----------------

U.S. TREASURY OBLIGATIONS: 23.2%

                                  U.S. TREASURY BONDS: 3.7%
       11,145,000       S,L       5.375%, due 02/15/31                                                                   13,154,588
       11,390,000        L        6.250%, due 08/15/23                                                                   14,197,908
       10,340,000       C,S       10.375%, due 11/15/12                                                                  11,896,253
       13,481,000       C,S       13.250%, due 05/15/14                                                                  18,068,234
                                                                                                                  -----------------
                                                                                                                         57,316,983
                                                                                                                  -----------------
                                  U.S. TREASURY NOTES: 18.9%
       11,500,000       L,S       1.625%, due 10/31/05                                                                   11,441,603
       14,370,000                 2.000%, due 01/15/14                                                                   15,593,550
        2,587,000        L        3.500%, due 02/15/10                                                                    2,561,839
      145,465,000       L,S       3.500%, due 05/31/07                                                                  145,067,298
        6,240,000       L,S       3.625%, due 06/15/10                                                                    6,206,231
       16,854,000       L,S       3.750%, due 05/15/08                                                                   16,896,152
$      12,000,000        S        4.020%, due 06/30/07                                                            $      11,997,188
       77,887,000       L,S       4.125%, due 05/15/15                                                                   79,048,898
        7,763,000        S        4.160%, due 04/15/10                                                                    7,858,521
                                                                                                                  -----------------
                                                                                                                        296,671,280
                                                                                                                  -----------------
                                  U.S. TREASURY STRIP: 0.6%
       14,659,000                 4.180%, due 05/15/16                                                                    9,389,016
                                                                                                                  -----------------
                                                                                                                          9,389,016
                                                                                                                  -----------------
                                  Total U.S. Treasury Obligations (Cost $363,384,476)                                   363,377,279
                                                                                                                  -----------------

ASSET-BACKED SECURITIES: 5.3%

                                  AUTOMOBILE ASSET-BACKED SECURITIES: 0.9%
        8,026,823        C        Capital Auto Receivables Asset Trust, 2.750%, due 04/16/07                              7,986,471
          888,000        C        Honda Auto Receivables Owner Trust, 2.790%, due 03/16/09                                  872,689
        1,851,000        C        Honda Auto Receivables Owner Trust, 3.820%, due 05/21/10                                1,839,874
        4,320,000        C        Nissan Auto Receivables Owner Trust, 2.610%, due 07/15/08                               4,264,357
                                                                                                                  -----------------
                                                                                                                         14,963,391
                                                                                                                  -----------------
                                  CREDIT CARD ASSET-BACKED SECURITIES: 0.9%
        8,800,000        C        Citibank Credit Card Issuance Trust, 5.650%, due 06/16/08                               8,945,959
          374,000        C        Citibank Credit Card Master Trust I, 5.875%, due 03/10/11                                 397,142
        3,460,000        C        Fleet Credit Card Master Trust II, 2.400%, due 07/15/08                                 3,435,970
        1,190,000        C        MBNA Master Credit Card Trust USA, 5.900%, due 08/15/11                                 1,266,562
                                                                                                                  -----------------
                                                                                                                         14,045,633
                                                                                                                  -----------------
                                  HOME EQUITY ASSET-BACKED SECURITIES: 2.8%
        1,235,191        C        Argent Securities, Inc., 3.634%, due 03/25/34                                           1,236,962
        1,276,623       C,S       Asset Backed Funding Certificates, 3.594%, due 11/25/33                                 1,280,030
        4,641,328        C        Bayview Financial Acquisition Trust, 3.820%, due 09/28/43                               4,655,107
        1,134,363        C        Centex Home Equity, 3.594%, due 01/25/34                                                1,135,785
        2,499,841        C        GMAC Mortgage Corp Loan Trust, 3.544%, due 12/25/20                                     2,501,005
       10,569,000        C        GSAA Trust, 5.242%, due 05/25/35                                                       10,636,626
        2,869,247        C        Merrill Lynch Mortgage Investors, Inc., 3.674%, due 07/25/34                            2,883,600
        1,894,291        C        New Century Home Equity Loan Trust, 3.564%, due 04/25/34                                1,895,903

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                  HOME EQUITY ASSET-BACKED SECURITIES (CONTINUED)
$       1,114,000        C        Renaissance Home Equity Loan Trust, 4.456%, due 05/25/35                        $       1,114,298
          886,009        C        Residential Asset Mortgage Products, Inc., 3.624%, due 06/25/33                           887,836
        2,098,361        C        Residential Asset Securities Corp., 3.220%, due 01/25/35                                2,100,232
        3,400,776        C        Residential Asset Securities Corp., 3.624%, due 12/25/33                                3,408,397
          830,504        C        Residential Funding Mortgage Securities II, 3.450%, due 01/25/16                          829,074
        7,465,000        C        Saxon Asset Securities Trust, 3.960%, due 06/25/33                                      7,452,239
        1,990,000        C        Wells Fargo Home Equity Trust, 3.970%, due 09/25/24                                     1,971,962
                                                                                                                  -----------------
                                                                                                                         43,989,056
                                                                                                                  -----------------
                                  OTHER ASSET-BACKED SECURITIES: 0.7%
          333,355        C        Ameriquest Mortgage Securities, Inc., 3.610%, due 02/25/34                                333,733
          802,979        C        Amortizing Residential Collateral Trust, 3.814%, due 05/25/32                             808,264
        3,216,262        C        Chase Funding Mortgage Loan Asset-Backed Certificates, 3.614%, due 07/25/33             3,223,705
        3,719,117        C        First Horizon Asset Back Trust, 3.604%, due 10/25/34                                    3,733,953
        2,182,050        C        Residential Asset Mortgage Products, Inc., 2.140%, due 02/25/30                         2,169,935
                                                                                                                  -----------------
                                                                                                                         10,269,590
                                                                                                                  -----------------
                                  Total Asset-Backed Securities (Cost $83,485,779)                                       83,267,670
                                                                                                                  -----------------

COLLATERALIZED MORTGAGE OBLIGATIONS: 22.8%

                                  COMMERCIAL MORTGAGE-BACKED SECURITIES: 4.5%
        3,080,000        C        Bear Stearns Commercial Mortgage Securities, 3.880%, due 08/13/39                       3,035,123
          195,000        C        Bear Stearns Commercial Mortgage Securities, 4.030%, due 02/13/46                         193,092
        3,372,000        C        Bear Stearns Commercial Mortgage Securities, 4.170%, due 01/12/41                       3,373,708
          777,000        C        Capco America Securitization Corp., 6.260%, due 10/15/30                                  824,898
          279,000        C        Capco America Securitization Corp., 6.460%, due 10/15/30                                  298,852
$       6,167,579        C        Chase Manhattan Bank-First Union National Bank, 7.439%, due 08/15/31            $       6,866,172
          811,000        C        COMM, 3.600%, due 03/10/39                                                                794,874
        3,480,249       C,S       CS First Boston Mortgage Securities Corp., 3.727%, due 03/15/35                         3,421,493
        3,500,000        C        DLJ Commercial Mortgage Corp., 6.460%, due 03/10/32                                     3,745,722
        3,515,419        C        GE Capital Commercial Mortgage Corp., 3.752%, due 07/10/39                              3,484,626
          301,000        C        GE Capital Commercial Mortgage Corp., 4.865%, due 07/10/39                                307,992
           10,000        C        JP Morgan Chase Commercial Mortgage Securities Corp., 4.449%, due 01/12/38                 10,053
        3,880,000        C        JP Morgan Chase Commercial Mortgage Securities Corp., 4.223%, due 01/15/42              3,877,041
        7,162,103        C        JP Morgan Chase Commercial Mortgage Securities Corp., 4.275%, due 01/12/37              7,156,745
        9,380,000        C        JP Morgan Chase Commercial Mortgage Securities Corp., 6.244%, due 04/15/35              9,818,127
           10,000        C        LB-UBS Commercial Mortgage Trust, 4.201%, due 12/15/29                                      9,975
          176,000       C,S       LB-UBS Commercial Mortgage Trust, 4.567%, due 06/15/29                                    178,082
        5,220,000       C,S       LB-UBS Commercial Mortgage Trust, 6.226%, due 03/15/26                                  5,580,903
        4,500,000      C,L,S      LB-UBS Commercial Mortgage Trust, 7.370%, due 08/15/26                                  5,076,066
        8,586,207        C        Mortgage Capital Funding, Inc., 6.663%, due 03/18/30                                    9,042,044
        4,012,203        C        Prudential Commercial Mortgage Trust, 3.669%, due 02/11/36                              3,943,070
                                                                                                                  -----------------
                                                                                                                         71,038,658
                                                                                                                  -----------------
                                  WHOLE LOAN COLLATERAL PAC: 0.7%
        3,801,528        C        GSR Mortgage Loan Trust, 3.714%, due 10/25/32                                           3,803,031
        2,733,763       C,S       MASTR Alternative Loans Trust, 3.714%, due 11/25/33                                     2,733,888
        3,005,807        C        MASTR Alternative Loans Trust, 8.500%, due 05/25/33                                     3,109,058
        1,353,061        C        Washington Mutual, 3.714%, due 03/25/34                                                 1,356,022
                                                                                                                  -----------------
                                                                                                                         11,001,999
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                  WHOLE LOAN COLLATERALIZED MORTGAGE OBLIGATIONS: 17.4%
$       7,932,588        C        Banc of America Funding Corp., 5.750%, due 09/20/34                             $       8,058,422
        6,204,804        C        Banc of America Mortgage Securities, 5.500%, due 12/01/49                               6,291,397
        2,772,603        C        Bank of America Alternative Loan Trust, 3.764%, due 12/25/33                            2,775,256
        4,022,167        C        Bank of America Mortgage Securities, 3.764%, due 12/25/33                               4,028,273
        2,989,693       C,S       Bank of America Mortgage Securities, 5.250%, due 11/25/19                               3,032,392
        3,416,167        C        Bear Stearns Alt-A Trust, 3.634%, due 07/25/34                                          3,421,554
        4,165,800       C,S       Citicorp Mortgage Securities, Inc., 3.814%, due 10/25/33                                4,167,146
        6,230,652        C        Citigroup Mortgage Loan Trust, Inc., 3.434%, due 12/25/34                               6,230,665
        2,994,091        C        Countrywide Alternative Loan Trust, 3.614%, due 02/25/35                                2,999,913
        4,289,039        C        Countrywide Alternative Loan Trust, 3.664%, due 09/25/34                                4,286,235
        2,299,668       C,S       Countrywide Alternative Loan Trust, 3.714%, due 07/25/18                                2,303,221
        2,641,166       C,S       Countrywide Alternative Loan Trust, 5.500%, due 02/25/25                                2,687,840
        8,237,846        C        Countrywide Home Loan Mortgage Pass Through Trust, 3.584%, due 03/25/35                 8,249,428
        4,544,358       C,S       Countrywide Home Loan Mortgage Pass Through Trust, 5.000%, due 11/25/18                 4,572,819
        7,810,000        C        CS First Boston Mortgage Securities Corp., 4.080%, due 10/25/33                         7,870,952
        7,076,180        C        First Horizon Alternative Mortgage Securities, 4.810%, due                              7,029,524
       10,570,972        C        GMAC Mortgage Corp. Loan Trust, 5.273%, due 03/18/35                                   10,676,682
        2,228,092        C        GSMPS Mortgage Loan Trust, 3.664%, due 01/25/35                                         2,237,270
        2,224,695       C,S       GSR Mortgage Loan Trust, 4.500%, due 08/25/19                                           2,220,343
        4,284,589        C        Harborview Mortgage Loan Trust, 3.610%, due 01/19/35                                    4,294,631
        3,621,651        C        Homebanc Mortgage Trust, 3.744%, due 08/25/29                                           3,639,899
       14,006,000        C        MASTR Adjustable rate, .000%, due 06/30/19                                             14,128,554
       14,006,000        C        MASTR Adjustable rate, 5.366%, due 06/25/35                                            14,115,422
$       7,501,245       C,S       MASTR Alternative Loans Trust, 5.500%, due 01/25/20                             $       7,682,157
        7,733,895        C        MASTR Alternative Loans Trust, 6.000%, due 09/25/34                                     7,878,906
        2,144,841        C        MASTR Alternative Loans Trust, 6.500%, due 05/25/33                                     2,189,012
        3,379,293       C,S       MASTR Asset Securitization Trust, 3.764%, due 11/25/33                                  3,384,741
        5,366,967       C,S       MLCC Mortgage Investors, Inc., 3.544%, due 04/25/29                                     5,370,271
        2,646,207       C,S       MLCC Mortgage Investors, Inc., 3.634%, due 01/25/29                                     2,649,627
        3,772,710       C,S       MLCC Mortgage Investors, Inc., 3.674%, due 04/25/29                                     3,777,411
        2,562,823       C,S       QFA Royalties LLC, 7.300%, due 02/20/25                                                 2,566,827
       10,801,019        C        Residential Accredit Loans Inc, 3.714%, due 04/25/35                                   10,805,814
        1,055,000        C        Residential Accredit Loans Inc, 5.750%, due 04/25/35                                    1,085,748
        4,590,026       C,S       Residential Accredit Loans, Inc., 3.764%, due 03/25/18                                  4,602,501
        1,900,713        C        Residential Funding Mtg. Sec. I, 3.300%, due 05/25/33                                   1,900,121
        1,175,452        C        Residential Funding Mtg. Sec. I, 3.810%, due 12/25/33                                   1,175,936
        3,076,755        C        Sequoia Mortgage Trust, 3.530%, due 01/20/35                                            3,084,730
        4,952,000        C        Structured Adjustable Rate Mortgage Loan Trust, 3.624%, due 07/25/35                    4,952,000
        3,302,000        C        Structured Adjustable Rate Mortgage Loan Trust, 3.674%, due 05/25/35                    3,302,000
        9,305,057        C        Structured Asset Mortgage Investments Inc, 3.500%, due                                  9,302,149
        2,872,662       C,S       Structured Asset Securities Corp., 5.500%, due 07/25/33                                 2,896,901
       11,900,000        C        Structured Asset Securities Corp., 6.000%, due 03/25/34                                12,004,108
        5,159,657        C        Thornburg Mortgage Securities Trust, 3.664%, due 12/25/33                               5,170,152
        9,627,123        C        Thornburg Mortgage Securities Trust, 3.684%, due 09/25/34                               9,656,872
        5,308,930        C        Washington Mutual, Inc., 6.000%, due 06/25/34                                           5,408,472
        5,460,107        C        Washington Mutual, Inc., 3.380%, due 01/25/45                                           5,462,564
        3,796,328        C        Washington Mutual, Inc., 3.435%, due 01/25/45                                           3,799,220
        4,062,737        C        Washington Mutual, Inc., 3.550%, due 06/25/44                                           4,067,186
          871,786        C        Wells Fargo Mortgage Backed Securities Trust, 3.814%, due 02/25/34                        871,875

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
------------------------------------------------------------------------------------------------------------------------------------
                                  WHOLE LOAN COLLATERALIZED MORTGAGE OBLIGATIONS (CONTINUED)
$       3,859,684        C        Wells Fargo Mortgage Backed Securities Trust, 3.989%, due 01/25/35              $       3,817,167
        5,950,000       C,S       Wells Fargo Mortgage Backed Securities Trust, 4.500%, due 08/25/18                      5,856,483
        8,020,804        C        Wells Fargo Mortgage Backed Securities Trust, 5.000%, due 12/25/33                      7,968,171
                                                                                                                  -----------------
                                                                                                                        272,006,960
                                                                                                                  -----------------
                                  WHOLE LOAN COLLATERALIZED SUPPORT CMO: 0.2%
        2,827,290       C,S       Bank of America Mortgage Securities, 5.500%, due 11/25/33                               2,867,316
                                                                                                                  -----------------
                                                                                                                          2,867,316
                                                                                                                  -----------------
                                  Total Collateralized Mortgage Obligations (Cost $358,306,726)                         356,914,933
                                                                                                                  -----------------

MUNICIPAL BONDS: 0.3%

                                  MUNICIPAL: 0.3%
        1,325,000        S        City of New York NY, 5.000%, due 11/01/08                                               1,406,792
        1,325,000        S        City of New York NY, 5.000%, due 11/01/11                                               1,446,158
        1,315,000        S        City of New York NY, 5.000%, due 11/01/15                                               1,449,735
          615,000                 City of New York NY, 5.000%, due 04/01/35                                                 649,914
                                                                                                                  -----------------
                                  Total Municipal Bonds (Cost $4,942,803)                                                 4,952,599
                                                                                                                  -----------------

OTHER BONDS: 0.6%

                                  SOVEREIGN: 0.6%
        2,831,000       L,S       Dominican Republic International Bond, 0.000%, due 01/23/18                             2,966,526
        3,506,000     @@,L,S      Mexico Government Intl. Bond, 6.625%, due 03/03/15                                      3,867,118
        1,918,644      @@,S       Uruguay Government Intl. Bond, 10.500%, due 10/20/06                                    2,772,743
                                                                                                                  -----------------
                                  Total Other Bonds (Cost $8,658,558)                                                     9,606,387
                                                                                                                  -----------------

SHARES                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCK: 1.1%

                                  BANKS: 0.4%
              605     @,#,XX      DG Funding Trust                                                                        6,507,531
                                                                                                                  -----------------
                                                                                                                          6,507,531
                                                                                                                  -----------------
                                  DIVERSIFIED FINANCIAL SERVICES: 0.1%
           86,600                 National Rural Utilities Cooperative Finance Corp.                                      2,146,061
                                                                                                                  -----------------
                                                                                                                          2,146,061
                                                                                                                  -----------------
                                  ELECTRIC: 0.1%
           49,875        S        TECO Energy, Inc.                                                               $       1,273,761
                                                                                                                  -----------------
                                                                                                                          1,273,761
                                                                                                                  -----------------
                                  INSURANCE: 0.5%
          220,120                 Aegon NV                                                                                5,562,432
           94,000        @        Metlife, Inc.                                                                           2,366,920
                                                                                                                  -----------------
                                                                                                                          7,929,352
                                                                                                                  -----------------
                                  Total Preferred Stock (Cost $17,859,605)                                               17,856,705
                                                                                                                  -----------------
                                  Total Long-Term Investments (Cost $1,730,031,826)                                   1,735,107,141
                                                                                                                  -----------------

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS: 28.1%
                                  COMMERCIAL PAPER: 5.0%
$      18,650,000        S        Concord Minuteman Capital LLC, 3.140%, due 07/07/05                                    18,638,612
       15,300,000        S        Concord Minutemen Capital LLC, 3.150%, due 07/07/06                                    15,299,755
        9,000,000        S        Concord Minutemen Capital LLC, 3.160%, due 07/07/06                                     8,999,856
       11,000,000                 DaimlerChrysler NA Holding Corp., 3.280%, due 07/08/05                                 10,991,982
        4,140,000        S        DaimlerChrysler NA Holding Corp., 3.973%, due 07/07/05                                  4,140,523
        7,400,000        S        Kellogg Co. 3.150%, due 07/05/05                                                        7,396,763
       10,600,000        S        SBC Communications, 3.180%, due 07/14/05                                               10,586,891
        2,500,000        S        Viacom, Inc., 3.220%, due 07/07/05                                                      2,498,435
                                                                                                                  -----------------
                                  Total Commercial Paper (Cost $78,557,501)                                              78,552,817
                                                                                                                  -----------------
                                  REPURCHASE AGREEMENT: 1.4%
       21,585,000        S        Morgan Stanley Repurchase Agreement dated 06/30/05, 3.350%, due 07/01/05,
                                     $21,587,000 to be received upon repurchase (Collateralized by
                                     $21,975,000 Federal National Mortgage Association 3.125%-3.850%, Market
                                     Value plus accrued interest $22,020,140, due 05/04/07-04/14/09)                     21,585,000
                                                                                                                  -----------------
                                  Total Repurchase Agreement (Cost $21,585,000)                                          21,585,000
                                                                                                                  -----------------

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 SECURITIES LENDING COLLATERAL++: 21.7%
$    340,290,708                 The Bank of New York Institutional Cash Reserves Fund                            $     340,290,708
                                                                                                                  -----------------
                                 Total Securities Lending Collateral (Cost $340,290,708)                                340,290,708
                                                                                                                  -----------------
                                 Total Short-Term Investments (Cost $440,433,209)                                       440,428,525
                                                                                                                  -----------------
                                 TOTAL INVESTMENTS IN SECURITIES (COST $2,170,465,035)*                 138.7%    $   2,175,535,666
                                 OTHER ASSETS AND LIABILITIES-NET                                       (38.7)         (607,410,500)
                                                                                                        -----      ----------------
                                 NET ASSETS                                                             100.0%    $   1,568,125,166
                                                                                                        =====     =================

@      Non-income producing security
@@     Foreign issuer
STRIP  Separate Trading of Registered Interest and Principal of Securities
# Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. These securities have been determined to be liquid under the guidelines established by the Funds' Board of Directors/Trustees.
I      Illiquid security
C      Bond may be called prior to maturity date.
++     Securities purchased with cash collateral for securities loaned.
S Segregated securities for futures, when-issued or delayed delivery securities held at June 30, 2005.
L Loaned security, a portion or all of the security is on loan at June 30, 2005.
X Fair value determined by ING Funds Valuation Committee appointed by the Funds' Board of Directors/Trustees.
* Cost for federal income tax purposes is $2,171,043,972. Net unrealized appreciation consists of:

                                   Gross Unrealized Appreciation                                                 $       12,826,200
                                   Gross Unrealized Depreciation                                                         (8,334,506)
                                                                                                                 ------------------
                                   Net Unrealized Appreciation                                                   $        4,491,694
                                                                                                                 ==================

Information concerning open futures contracts for the ING VP Intermediate Bond at June 30, 2005 is shown below:

                                        NO. OF                  NOTIONAL                 EXPIRATION               UNREALIZED
LONG CONTRACTS                        CONTRACTS               MARKET VALUE                  DATE                  GAIN/(LOSS)
--------------                        ---------               ------------                  ----                  -----------
90 Day Euro Future                       867                 $   208,405,125              09/19/05                $  (188,573)
U.S. Long Bond                           609                      72,318,750             9/21/2005                    522,876
                                                             ---------------                                      -----------
                                                             $   280,723,875                                      $   334,303
                                                             ===============                                      ===========

SHORT CONTRACTS
90 Day Euro Future                       867                 $   208,145,025              12/19/05                $   104,040
U.S. 5 Year Note                         932                     101,486,067              09/21/05                    330,736
U.S. 10 Year Future                      110                      12,485,309              09/21/05                      3,747
                                                             ---------------                                      -----------
                                                             $   322,116,401                                      $   438,523
                                                             ===============                                      ===========

Information concerning the Interest Rate Swap Agreement outstanding for the ING VP Intermediate Bond Portfolio at June 30, 2005, is shown below:

                                                   TERMINATION                     NOTIONAL                     UNREALIZED
TYPE                                                   DATE                       PRINCIPAL                    DEPRECIATION
----                                                   ----                       ---------                    ------------
Receive a fixed rate equal to 1.800%
   and pay a floating rate based on the
   3-month LIBOR BBA. Counterparty: UBS
   AG                                               03/01/34 X                JPY 1,000,000,000                  (178,605)

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP MONEY MARKET PORTFOLIO(1)                 AS OF JUNE 30, 2005 (UNAUDITED)

[CHART]

                                INVESTMENT TYPES*
                               AS OF JUNE 30, 2005
                          (AS A PERCENT OF NET ASSETS)

Certificates of Deposit                  3.3%
Collaterized Mortgage Obligations        4.4%
Corporate Bonds/Notes                   29.3%
Commercial Paper                        51.1%
U.S. Government Agency Obligations       3.1%
Repurchase Agreement                     9.2%

          *    Excludes other assets and liabilities of -0.5% of net assets.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
CERTIFICATES OF DEPOSIT: 3.3%
$       2,000,000                Toronto Dominian Bank Yahnkee, 3.270%, due 09/08/05                              $       1,999,480
       34,100,000                Washington Mutual Bank FA, 3.140%, due 05/31/06                                         34,100,000
                                                                                                                  -----------------
                                 Total Certificates of Deposit (Cost $36,099,612)                                        36,099,480
                                                                                                                  -----------------

COLLATERALIZED MORTGAGE OBLIGATIONS: 4.4%
       11,400,000      @@,#      CHEYNE 2004-1A, 3.250%, due 11/10/05                                                    11,400,000
       13,900,000     @@,#,I     Newcastle CDO I Ltd., 3.330%, due 10/24/05                                              13,900,000
       13,700,000      @@,#      Putnam Structured Product CDO, 3.240%, due 08/15/05                                     13,700,000
        8,500,000       @@       Whitehawk CDO Funding Ltd., 3.420%, due 09/15/05                                         8,500,000
                                                                                                                  -----------------
                                 Total Collateralized Mortgage Obligations (Cost $47,500,000)                            47,500,000
                                                                                                                  -----------------

COMMERCIAL PAPER: 51.1%
        4,650,000       @@       Allience & Leicester Group                                                               4,651,562
       24,800,000                American Express Bank, 3.196%, due 03/16/06                                             24,800,000
        1,500,000                American Express Bank FSB, 3.210%, due 06/13/06                                          1,500,000
$       9,000,000                American Express Credit Corp., 3.286%, due 10/14/05                              $       9,000,000
        3,250,000                American General Finance Corp., 5.875%, due 07/14/06                                     3,306,875
        3,075,000       @@       ASB Bank Ltd., 3.090%, due 08/11/05                                                      3,063,948
        5,500,000       @@       ASB Bank Ltd., 3.250%, due 07/07/05                                                      5,496,524
        9,000,000       @@       ASB Bank Ltd., 3.260%, due 07/22/05                                                      8,982,125
       34,000,000       @@       ASB Bank Ltd., 3.310%, due 08/09/05                                                     33,875,283
        6,000,000                Bellsouth Telecommunications, 3.410%, due 07/01/05                                       6,000,048
       37,200,000                Concord Minutemen Capital LLC, 3.150%, due 07/07/06                                     37,199,405
       12,800,000                Concord Minutemen Capital LLC, 3.160%, due 07/07/06                                     12,799,795
       36,400,000                Crown Point Capital Co. LLC, 3.210%, due 07/14/05                                       36,354,562
        6,800,000                Goldman Sachs Group, 3.150%, due 07/01/05                                                6,799,405
       22,000,000       I        Goldman Sachs Group, 3.270%, due 02/13/06                                               22,000,000
       11,400,000       #        Goldman Sachs Group, 3.296%, due 07/29/05                                               11,401,079
        3,200,000                IXIS, 3.190%, due 07/19/05                                                               3,194,629
       15,700,000                Master Funding LLC, 3.130%, due 07/07/05                                                15,690,445
        6,000,000                Master Funding LLC, 3.270%, due 07/12/05                                                 5,993,460
        8,900,000                Master Funding LLC, 3.140%, due 07/12/05                                                 8,890,684
        6,700,000                Master Funding LLC, 3.190%, due 07/13/05                                                 6,692,282
       13,000,000                Master Funding LLC, 3.340%, due 08/03/05                                                12,959,115
        3,000,000                Monument Gardens Funding LLC, 3.120%, due 07/06/05                                       2,998,440
        7,053,000                Monument Gardens Funding LLC, 3.200%, due 07/14/05                                       7,044,223
       42,000,000                Monument Gardens Funding LLC, 3.220%, due 08/18/05                                      41,816,806
       22,000,000                Morgan Stanley, 3.260%, due 08/09/05                                                    21,920,556
       14,300,000                Morgan Stanley, 3.340%, due 08/15/05                                                    14,303,170
        5,520,000                Morgan Stanley, 3.750%, due 03/27/06                                                     5,533,800
        2,079,000                Park Avenue Receivables, 3.160%, due 07/08/05                                            2,077,542
       20,000,000                Saint Germain Holdings Ltd., 3.080%, due 07/01/05                                       19,998,289
       22,800,000                Saint Germain Holdings Ltd., 3.130%, due 07/12/05                                       22,776,212
        5,000,000                Saint Germain Holdings Ltd., 3.150%, due 07/08/05                                        4,996,500
        6,200,000                Three Pillars Funding, 3.160%, due 07/08/05                                              6,195,653

                 See Accompanying Notes to Financial Statements

PRINCIPAL
AMOUNT                                                                                                                  VALUE
-----------------------------------------------------------------------------------------------------------------------------------
$      43,368,000                Three Pillars Funding, 3.200%, due 07/14/05                                        $    43,314,033
       28,173,000                Thunderbay Funding, 3.160%, due 07/26/05                                                28,108,783
       24,600,000                Verizon Global Funding, 3.500%, due 07/14/06                                            24,600,000
        9,300,000                Westpac Trust Ltd., 3.280%, due 08/11/05                                                 9,264,520
       22,000,000                Windmill Funding I Corp., 3.260%, due 07/01/05                                          21,998,008
                                                                                                                    ---------------
                                 Total Commercial Paper (Cost $557,631,539)                                             557,597,761
                                                                                                                    ---------------

CORPORATE BONDS/NOTES: 29.3%
        2,000,000                American Express Credit Corp., 3.270%, due 07/20/05                                      2,000,017
        9,000,000       #        American General Financial Corp., 3.220%, due 07/14/06                                   9,000,000
       19,000,000                Bank One Corp., 7.625%, due 08/01/05                                                    19,062,295
       13,500,000                Bank One NA, 3.454%, due 07/26/05                                                       13,500,000
       12,300,000                Bear Stearns Cos., Inc., 3.170%, due 08/07/06                                           12,300,000
       12,750,000                Bear Stearns Cos., Inc., 3.330%, due 07/28/06                                           12,750,000
       13,500,000                Bear Stearns Cos., Inc., 3.390%, due 11/28/05                                           13,500,000
        9,100,000                Citigroup, Inc., 6.750%, due 12/01/05                                                    9,213,750
       23,100,000                Credit Suisse First Boston/New York, 3.380%, due 12/08/05                               23,103,034
       13,600,000                Crown Point Capital Co., 3.100%, due 08/08/05                                           13,599,637
        4,100,000                General Electric Capital Corp., 3.410%, due 02/03/06                                     4,105,125
       16,000,000                General Electric Capital Corp., 3.284%, due 07/07/06                                    16,020,000
       12,050,000       #        Goldman Sachs Group LP, 3.210%, due 07/17/06                                            12,050,000
        7,800,000      @@,#      HBOS Treasury Services PLC, 3.131%, due 08/01/06                                         7,800,000
        9,075,000      @@,#      HBOS Treasury Services PLC, 3.230%, due 07/29/05                                         9,075,000
       19,500,000      @@,#      HBOS Treasury Services PLC, 3.510%, due 07/24/06                                        19,510,335
       31,400,000      #,I       Money Market Trust Series A, 3.295%, due 07/10/06                                       31,402,229
       12,400,000                Societe Generale/New York, 3.260%, due 03/30/06                                         12,397,086
        9,500,000       #        The Bank of New York Co., Inc., 3.354%, due 07/28/06                                     9,500,000
       20,475,000                Verizon Global Funding Corp., 6.750%, due 12/01/05                                      20,705,344
       20,208,000                Wachovia Corp., 7.550%, due 08/18/05                                                    20,312,409
        5,000,000                Wachovia Corp., 7.450%, due 07/15/05                                                     5,007,971
$       5,400,000                Washington Mutual Bank, 3.140%, due 07/18/05                                       $     5,400,000
       10,800,000                Wells Fargo & Co., 3.180%, due 08/02/06                                                 10,813,500
        7,800,000                Westpac Banking Corp., 3.400%, due 07/11/06                                              7,802,051
                                                                                                                    ---------------
                                 Total Corporate Bonds/Notes (Cost $320,030,629)                                        319,929,783
                                                                                                                    ---------------

U.S. GOVERNMENT AGENCY OBLIGATIONS: 3.1%
                                 FEDERAL HOME LOAN BANK: 1.9%
       20,750,000                2.500%, due 12/15/05                                                                    20,646,250
                                                                                                                    ---------------
                                                                                                                         20,646,250
                                                                                                                    ---------------
                                 FEDERAL NATIONAL MORTGAGE ASSOCIATION: 1.2%
        6,400,000                3.297%, due 10/07/05                                                                     6,400,000
        6,900,000                6.000%, due 12/15/05                                                                     6,977,625
                                                                                                                    ---------------
                                                                                                                         13,377,625
                                                                                                                    ---------------
                                 Total U.S. Government Agency Obligations (Cost $34,090,333)                             34,023,875
                                                                                                                    ---------------

REPURCHASE AGREEMENT: 9.2%
      100,645,000                Morgan Stanley Repurchase Agreement dated 06/30/05, 3.350%, due 07/01/05, $77,758,235 to be received upon repurchase
                                   (Collateralized by $79,580,000 Various U.S. Government
                                   Agency Obligations, 3.410%-6.000%, Market Value plus accrued
                                   Interest $79,952,787, due 12/15/05-08/30/07)                                         100,645,000
                                                                                                                    ---------------
                                 Total Repurchase Agreement (Cost $100,645,000)                                         100,645,000
                                                                                                                    ---------------
                                 TOTAL INVESTMENTS IN SECURITIES (COST $1,095,997,113)*                 100.5%      $ 1,095,795,899
                                 OTHER ASSETS AND LIABILITIES-NET                                        (0.5)           (5,491,389)
                                                                                                      -------       ---------------
                                 NET ASSETS                                                             100.0%      $ 1,090,304,510
                                                                                                      =======       ===============

(1) All securities with a maturity date greater than 13 months have either a variable rate, demand feature, prerefunded, optional or mandatory put resulting in an effective maturity of one year or less. Rate shown reflects current rate.
@@   Foreign issuer
# Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. These securities have been determined to be liquid under the guidelines established by the Funds' Board of Directors/Trustees.
I    Illiquid security
* Cost for federal income tax purposes is the same as for financial statement purposes. Net unrealized depreciation consists of:

                                               Gross Unrealized Appreciation                                        $        53,412
                                               Gross Unrealized Depreciation                                               (254,626)
                                                                                                                    ---------------
                                               Net Unrealized Depreciation                                          $      (201,214)
                                                                                                                    ===============

                 See Accompanying Notes to Financial Statements

ING VP GLOBAL SCIENCE AND                               PORTFOLIO OF INVESTMENTS
TECHNOLOGY PORTFOLIO                             AS OF JUNE 30, 2005 (UNAUDITED)

[CHART]

                              INDUSTRY ALLOCATION*
                               AS OF JUNE 30, 2005
                          (AS A PERCENT OF NET ASSETS)

Aerospace/Defense         4.3%
Biotechnology             4.5%
Computers                10.0%
Healthcare-Products       6.8%
Healthcare-Services       5.3%
Internet                  7.5%
Pharmaceuticals           7.8%
Semiconductors           17.3%
Software                 10.6%
Telecommunications       15.8%
Other                     6.9%

    * Excludes other assets and liabilities of -19.9% of net assets and 23.1% of net assets for short-term investments related to securities lending.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

SHARES                                                                                                                   VALUE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 96.8%

                                 AEROSPACE/DEFENSE: 4.3%
           18,300                Goodrich Corp.                                                                     $       749,568
           14,400                Lockheed Martin Corp.                                                                      934,128
          112,100       @@       Meggitt PLC                                                                                567,109
           23,900                Raytheon Co.                                                                               934,968
                                                                                                                    ---------------
                                                                                                                          3,185,773
                                                                                                                    ---------------
                                 BIOTECHNOLOGY: 4.5%
            5,600       @        Amgen, Inc.                                                                                338,576
           19,400       @        Genentech, Inc.                                                                          1,557,432
           27,200      @,L       Human Genome Sciences, Inc.                                                                314,976
           14,200      @,L       Millipore Corp.                                                                            805,566
           15,700      @,L       Momenta Pharmaceuticals, Inc.                                                              310,389
                                                                                                                    ---------------
                                                                                                                          3,326,939
                                                                                                                    ---------------
                                 BUILDING MATERIALS: 0.6%
           43,100       @@       Asahi Glass Co. Ltd.                                                                       450,799
                                                                                                                    ---------------
                                                                                                                            450,799
                                                                                                                    ---------------
                                 COMPUTERS: 10.0%
           23,500       @        Apple Computer, Inc.                                                                       865,035
           45,600      @,L       Cadence Design Systems, Inc.                                                               622,896
           29,050       @        Dell, Inc.                                                                               1,147,766
           76,900       @        EMC Corp.                                                                                1,054,299
           33,900                Hewlett-Packard Co.                                                                        796,989
            6,500      @,L       Hutchinson Technology, Inc.                                                                250,315
            9,600       L        International Business Machines Corp.                                                      712,320
          582,000       @@       Lite-On Technology Corp.                                                                   667,819
           24,600       @        NCR Corp.                                                                                  863,952
          191,000       @@       Quanta Computer, Inc.                                                                      364,805
                                                                                                                    ---------------
                                                                                                                          7,346,196
                                                                                                                    ---------------
                                 ELECTRICAL COMPONENTS AND EQUIPMENT: 1.9%
            3,000       @@       Samsung Electronics Co. Ltd.                                                       $     1,422,161
                                                                                                                    ---------------
                                                                                                                          1,422,161
                                                                                                                    ---------------
                                 ELECTRONICS: 3.0%
           19,600       @        Agilent Technologies, Inc.                                                                 451,192
           13,600      @,L       Coherent, Inc.                                                                             489,736
          136,700       @@       HON HAI Precision Industry Co., Ltd.                                                       709,892
           20,400      @@,L      Ibiden Co., Ltd.                                                                           532,848
                                                                                                                    ---------------
                                                                                                                          2,183,668
                                                                                                                    ---------------
                                 HEALTHCARE-PRODUCTS: 6.8%
            8,100       @@       Alcon, Inc.                                                                                885,735
            9,400                Baxter Intl., Inc.                                                                         348,740
            7,100                C.R. Bard, Inc.                                                                            472,221
           20,400      @,L       Cytyc Corp.                                                                                450,024
            8,200                Hoya Corp.                                                                                 942,924
            3,600       @        Kinetic Concepts, Inc.                                                                     216,000
           79,000       @@       Shimadzu Corp.                                                                             495,962
            8,800       @        St. Jude Medical, Inc.                                                                     383,768
           10,500      @,L       Varian Medical Systems, Inc.                                                               391,965
            5,000      @,L       Zimmer Holdings, Inc.                                                                      380,850
                                                                                                                    ---------------
                                                                                                                          4,968,189
                                                                                                                    ---------------
                                 HEALTHCARE-SERVICES: 5.3%
            9,400       @        Community Health Systems, Inc.                                                             355,226
            7,800       @        Coventry Health Care, Inc.                                                                 551,850
            5,602      @,L       Kindred Healthcare, Inc.                                                                   221,895
           11,500       @        LifePoint Hospitals, Inc.                                                                  580,980
            9,530       L        Manor Care, Inc.                                                                           378,627
           11,200       @        Triad Hospitals, Inc.                                                                      611,968
           12,800                UnitedHealth Group, Inc.                                                                   667,392
            7,600       @        WellPoint, Inc.                                                                            529,264
                                                                                                                    ---------------
                                                                                                                          3,897,202
                                                                                                                    ---------------
                                 INTERNET: 7.5%
           47,300      @,L       aQuantive, Inc.                                                                            838,156
           10,800      @,L       eBay, Inc.                                                                                 356,508
            4,000      @,L       Google, Inc.                                                                             1,176,600
            5,500       @        iVillage, Inc.                                                                              32,890
           35,100      @,L       Symantec Corp.                                                                             763,074
           23,200       @        VeriSign, Inc.                                                                             667,232
           36,700      @,L       WebMD Corp.                                                                                376,909
           37,000       @        Yahoo!, Inc.                                                                             1,282,050
                                                                                                                    ---------------
                                                                                                                          5,493,419
                                                                                                                    ---------------
                                 LEISURE TIME: 0.8%
           17,000      @,L       WMS Industries, Inc.                                                                       573,750
                                                                                                                    ---------------
                                                                                                                            573,750
                                                                                                                    ---------------
                                 MACHINERY-CONSTRUCTION AND MINING: 0.6%
           60,000       @@       Komatsu Ltd.                                                                               463,994
                                                                                                                    ---------------
                                                                                                                            463,994
                                                                                                                    ---------------
                                 PHARMACEUTICALS: 7.8%
           67,000      @,L       Abgenix, Inc.                                                                              574,860
           10,700       @        Caremark Rx, Inc.                                                                          476,364
            8,800       @        Express Scripts, Inc.                                                                      439,824
           25,200      @,L       First Horizon Pharmaceutical Corp.                                                         479,808
           31,800      @,L       Medarex, Inc.                                                                              264,894
           12,000       @        Medco Health Solutions, Inc.                                                               640,320

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                   VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 PHARMACEUTICALS (CONTINUED)
            4,500       @@       Merck KGaA                                                                         $       362,832
           21,200      @,L       Noven Pharmaceuticals, Inc.                                                                370,576
            9,200       L        Omnicare, Inc.                                                                             390,356
            9,700       @@       Roche Holding AG                                                                         1,224,299
           11,700      @@,L      Sanofi-Aventis ADR                                                                         479,583
                                                                                                                    ---------------
                                                                                                                          5,703,716
                                                                                                                    ---------------
                                 SEMICONDUCTORS: 17.3%
           45,300       L        Applied Materials, Inc.                                                                    732,954
           25,600       @        Broadcom Corp.                                                                             909,056
            9,000      @,L       Formfactor, Inc.                                                                           237,780
           48,850                Intel Corp.                                                                              1,273,030
           47,700                Intersil Corp.                                                                             895,329
           21,800       L        KLA-Tencor Corp.                                                                           952,660
           13,850      @,L       Lam Research Corp.                                                                         400,819
           83,100      @,L       LSI Logic Corp.                                                                            705,519
           12,600      @,@@      Marvell Technology Group Ltd.                                                              479,304
           36,500       @        MEMC Electronic Materials, Inc.                                                            575,605
           17,500       @        Micron Technology, Inc.                                                                    178,675
           22,100       @        Microsemi Corp.                                                                            415,480
           21,600                National Semiconductor Corp.                                                               475,848
           23,100      @,L       Novellus Systems, Inc.                                                                     570,801
           17,000      @,L       Nvidia Corp.                                                                               454,240
          244,000       @@       Powerchip Semiconductor Corp.                                                              170,372
           32,800       @@       Sanken Electric Co., Ltd.                                                                  426,028
           33,100       @        SiRF Technology Holdings, Inc.                                                             585,208
           90,907       @@       Taiwan Semiconductor Manufacturing Co. Ltd. ADR                                            829,069
           29,850                Texas Instruments, Inc.                                                                    837,890
           16,400      @,L       Varian Semiconductor Equipment Associates, Inc.                                            606,800
                                                                                                                    ---------------
                                                                                                                         12,712,467
                                                                                                                    ---------------
                                 SOFTWARE: 10.6%
           24,400       L        Adobe Systems, Inc.                                                                        698,328
           58,400       @        BEA Systems, Inc.                                                                          512,752
          108,800       @        Compuware Corp.                                                                            782,272
            9,800       @        Electronic Arts, Inc.                                                                      554,778
           12,200       L        Global Payments, Inc.                                                                      827,160
           84,300       @        Informatica Corp.                                                                          707,277
            8,750      @,L       Intuit, Inc.                                                                               394,713
           29,900                Microsoft Corp.                                                                            742,716
          146,400      @,L       OpenTV Corp.                                                                               401,136
           65,300       @        Oracle Corp.                                                                               861,960
           15,500       @        Progress Software Corp.                                                                    467,325
           19,200       @@       SAP AG ADR                                                                                 831,360
                                                                                                                    ---------------
                                                                                                                          7,781,777
                                                                                                                    ---------------
                                 TELECOMMUNICATIONS: 15.8%
           20,200       L        Adtran, Inc.                                                                               500,758
           36,700      @,L       Alamosa Holdings, Inc.                                                                     510,130
           17,500      @,@@      Amdocs Ltd.                                                                                462,525
           48,900       @        Cisco Systems, Inc.                                                                        934,479
           44,700       @        Comverse Technology, Inc.                                                                1,057,155
           29,800                Harris Corp.                                                                               930,058
           33,300       @        Juniper Networks, Inc.                                                                     838,494
           16,400       @@       Mobile Telesystems OJSC ADR                                                                551,860
           44,600                Motorola, Inc.                                                                             814,396
           21,700       @        Nextel Communications, Inc.                                                                701,127
           33,700       @@       Nokia Oyj ADR                                                                              560,768
           15,000       @@       Option Intl.                                                                               517,255
          103,200      @,L       Powerwave Technologies, Inc.                                                             1,054,704
           16,100                QUALCOMM, Inc.                                                                     $       531,461
           28,600                Scientific-Atlanta, Inc.                                                                   951,522
           20,178      @,@@      Telekomunikasi Indonesia Tbk PT ADR                                                        420,711
           53,000       @        U.S. Unwired, Inc.                                                                         308,460
                                                                                                                    ---------------
                                                                                                                         11,645,863
                                                                                                                    ---------------
                                 Total Common Stock (Cost $64,533,008)                                                   71,155,913
                                                                                                                    ---------------

PRINCIPAL
AMOUNT                                                                                                                   VALUE
-----------------------------------------------------------------------------------------------------------------------------------
SHORT-TERM INVESTMENTS: 23.1%

                                 SECURITIES LENDING COLLATERAL++: 23.1%
$      17,011,035                The Bank of New York Institutional Cash Reserves Fund                                   17,011,035
                                                                                                                    ---------------
                                 Total Short-Term Investments (Cost $17,011,035)                                         17,011,035
                                                                                                                    ---------------
                                 TOTAL INVESTMENTS IN SECURITIES (COST $81,544,043)*                    119.9%      $    88,166,948
                                 OTHER ASSETS AND LIABILITIES-NET                                       (19.9)          (14,649,273)
                                                                                                        -----       ---------------
                                 NET ASSETS                                                             100.0%      $    73,517,675
                                                                                                        =====       ===============

Certain foreign securities have been fair valued in accordance with procedures approved by the Board of Directors/Trustees (Note 2A).

@    Non-income producing security
@@   Foreign issuer
ADR  American Depositary Receipt
++   Securities purchased with cash collateral for securities loaned.
L    Loaned security, a portion or all of the security is on loan at June 30,
     2005
* Cost for federal income tax purposes is $81,665,697. Net unrealized appreciation consists of:

                                               Gross Unrealized Appreciation                                        $     7,942,197
                                               Gross Unrealized Depreciation                                             (1,440,946)
                                                                                                                    ---------------
                                               Net Unrealized Appreciation                                          $     6,501,257
                                                                                                                    ===============

                 See Accompanying Notes to Financial Statements

                                                        PORTFOLIO OF INVESTMENTS
ING VP INTERNATIONAL EQUITY PORTFOLIO            AS OF JUNE 30, 2005 (UNAUDITED)

[CHART]

                               COUNTRY ALLOCATION*
                               AS OF JUNE 30, 2005
                          (AS A PERCENT OF NET ASSETS)

Australia                4.1%
France                  10.8%
Germany                  7.7%
Italy                    4.1%
Japan                   21.5%
Switzerland              5.8%
United Kingdom          18.8%
Netherlands              3.2%
Greece                   2.6%
Hong Kong                2.5%
Other                   17.8%

         * Excludes other assets and liabilities of 1.1% of net assets.

                 PORTFOLIO HOLDINGS ARE SUBJECT TO CHANGE DAILY.

SHARES                                                                                                                   VALUE
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK: 98.9%

                                 AUSTRALIA: 4.1%
           42,600                BHP Billiton Ltd.                                                                  $       582,538
           47,300                QBE Insurance Group Ltd.                                                                   576,001
           31,800                Suncorp-Metway Ltd.                                                                        486,309
           43,000                TABCorp. Holdings Ltd.                                                                     536,220
                                                                                                                    ---------------
                                                                                                                          2,181,068
                                                                                                                    ---------------
                                 AUSTRIA: 0.9%
           25,300                Telekom Austria AG                                                                         491,729
                                                                                                                    ---------------
                                                                                                                            491,729
                                                                                                                    ---------------
                                 BELGIUM: 1.8%
           10,100                UCB SA                                                                                     490,787
            5,700                Umicore                                                                                    456,306
                                                                                                                    ---------------
                                                                                                                            947,093
                                                                                                                    ---------------
                                 BRAZIL: 0.6%
            3,400                Banco Itau Holding Financeira SA ADR                                                       314,500
                                                                                                                    ---------------
                                                                                                                            314,500
                                                                                                                    ---------------
                                 DENMARK: 0.9%
           10,600                TDC A/S                                                                                    453,992
                                                                                                                    ---------------
                                                                                                                            453,992
                                                                                                                    ---------------
                                 FINLAND: 2.4%
           25,481                Elisa Oyj                                                                                  398,246
           25,600                Fortum Oyj                                                                                 410,652
           15,934                Tietoenator Oyj                                                                            483,808
                                                                                                                    ---------------
                                                                                                                          1,292,706
                                                                                                                    ---------------
                                 FRANCE: 10.8%
           11,400                BNP Paribas                                                                        $       778,937
           20,100                Credit Agricole SA                                                                         508,038
            4,800                Lafarge SA                                                                                 436,472
            6,500                Peugeot SA                                                                                 383,474
           10,920                Sanofi-Aventis                                                                             894,693
            5,000                Total SA                                                                                 1,170,462
           14,938                Veolia Environnement                                                                       559,395
            5,600                Vinci SA                                                                                   465,573
           18,297                Vivendi Universal SA                                                                       573,635
                                                                                                                    ---------------
                                                                                                                          5,770,679
                                                                                                                    ---------------
                                 GERMANY: 7.7%
           30,300                Deutsche Post AG                                                                           704,740
           51,800                Deutsche Telekom AG                                                                        954,763
            9,100                E.ON AG                                                                                    808,168
            6,900                Fresenius Medical Care AG                                                                  587,920
            5,100                Merck KGaA                                                                                 411,209
            3,600                SAP AG                                                                                     624,313
                                                                                                                    ---------------
                                                                                                                          4,091,113
                                                                                                                    ---------------
                                 GREECE: 2.6%
           10,732                Alpha Bank AE                                                                              285,624
           17,960                Coca-Cola Hellenic Bottling Co. SA                                                         487,237
           32,410                Hellenic Telecommunications Organization SA                                                628,076
                                                                                                                    ---------------
                                                                                                                          1,400,937
                                                                                                                    ---------------
                                 HONG KONG: 2.5%
           51,000                Cheung Kong Holdings Ltd.                                                                  494,512
          136,000                Citic Pacific Ltd.                                                                         396,725
          176,000                Hong Kong Exchanges and Clearing Ltd.                                                      453,835
                                                                                                                    ---------------
                                                                                                                          1,345,072
                                                                                                                    ---------------
                                 HUNGARY: 0.5%
            3,760                OTP Bank Rt. GDR                                                                           251,168
                                                                                                                    ---------------
                                                                                                                            251,168
                                                                                                                    ---------------
                                 INDIA: 1.2%
           13,500                ICICI Bank Ltd. ADR                                                                        294,975
           11,600   #            Reliance Industries Ltd. GDR                                                               337,908
                                                                                                                    ---------------
                                                                                                                            632,883
                                                                                                                    ---------------
                                 INDONESIA: 0.5%
           12,400                Telekomunikasi Indonesia Tbk PT ADR                                                        258,540
                                                                                                                    ---------------
                                                                                                                            258,540
                                                                                                                    ---------------
                                 IRELAND: 2.2%
           32,300                Bank of Ireland                                                                            520,810
           40,600                Depfa Bank PLC                                                                             651,637
                                                                                                                    ---------------
                                                                                                                          1,172,447
                                                                                                                    ---------------
                                 ISRAEL: 0.6%
           10,600                Teva Pharmaceutical Industries Ltd. ADR                                                    330,084
                                                                                                                    ---------------
                                                                                                                            330,084
                                                                                                                    ---------------
                                 ITALY: 4.1%
          109,835                Banca Intesa S.p.A.                                                                        501,621
           75,100                Enel S.p.A.                                                                                655,646
           33,700                Mediaset S.p.A.                                                                            396,516
          209,300                Telecom Italia S.p.A.                                                                      652,974
                                                                                                                    ---------------
                                                                                                                          2,206,757
                                                                                                                    ---------------

                 See Accompanying Notes to Financial Statements

SHARES                                                                                                                   VALUE
-----------------------------------------------------------------------------------------------------------------------------------
                                 JAPAN: 21.5%
          101,000                Bosch Automotive Systems Corp.                                                     $       532,761
           19,800                Chubu Electric Power Co., Inc.                                                             474,915
            9,300                Don Quijote Co., Ltd.                                                                      505,995
              121                East Japan Railway Co.                                                                     621,070
            4,100                Hoya Corp.                                                                                 471,462
          147,000                Isuzu Motors Ltd.                                                                          391,764
           11,600                Lawson, Inc.                                                                               403,909
           23,900                Leopalace21 Corp.                                                                          396,637
               90                Mitsubishi Tokyo Financial Group, Inc.                                                     759,350
           50,000                Mitsui Sumitomo Insurance Co., Ltd.                                                        447,753
              167                Mizuho Financial Group, Inc.                                                               751,361
           85,000                Nippon Shinpan Co., Ltd.                                                                   437,823
              112                Nippon Telegraph & Telephone Corp.                                                         479,340
           53,700                Nissan Motor Co., Ltd.                                                                     531,360
          131,000                Oki Electric Industry Co., Ltd.                                                            459,487
            3,400                ORIX Corp.                                                                                 508,145
           74,000                Sumitomo Corp.                                                                             590,571
           43,000                Sumitomo Electric Industries Ltd.                                                          438,511
           91,000                Sumitomo Trust & Banking Co., Ltd.                                                         551,193
          111,000                Taisei Corp.                                                                               373,103
           15,500                Takeda Pharmaceutical Co., Ltd.                                                            767,133
          149,000                Toshiba Corp.                                                                              591,470
                                                                                                                    ---------------
                                                                                                                         11,485,113
                                                                                                                    ---------------
                                 NETHERLANDS: 3.2%
           34,500     @          ASML Holding NV                                                                            541,240
            5,700                DSM NV                                                                                     389,824
           29,800                Koninklijke Philips Electronics NV                                                         750,918
                                                                                                                    ---------------
                                                                                                                          1,681,982
                                                                                                                    ---------------
                                 NORWAY: 0.8%
            4,440                Norsk Hydro ASA                                                                            403,402
                                                                                                                    ---------------
                                                                                                                            403,402
                                                                                                                    ---------------
                                 SINGAPORE: 0.7%
           42,000                DBS Group Holdings Ltd.                                                                    355,041
                                                                                                                    ---------------
                                                                                                                            355,041
                                                                                                                    ---------------
                                 SOUTH KOREA: 0.5%
            1,040                Samsung Electronics Co., Ltd. GDR                                                          247,815
                                                                                                                    ---------------
                                                                                                                            247,815
                                                                                                                    ---------------
                                 SPAIN: 2.5%
           55,700                Banco Santander Central Hispano SA                                                         645,113
           26,700                Repsol YPF SA                                                                              677,873
                                                                                                                    ---------------
                                                                                                                          1,322,986
                                                                                                                    ---------------
                                 SWEDEN: 1.7%
           36,000                Swedish Match AB                                                                           408,486
           11,800                Volvo AB                                                                                   479,108
                                                                                                                    ---------------
                                                                                                                            887,594
                                                                                                                    ---------------
                                 SWITZERLAND: 5.8%
           10,450                Roche Holding AG                                                                         1,318,961
            4,920                Swiss Reinsurance Co.                                                                      301,784
           12,220                UBS AG                                                                                     952,909
            2,952                Zurich Financial Services AG                                                               506,486
                                                                                                                    ---------------
                                                                                                                          3,080,140
                                                                                                                    ---------------
                                 TAIWAN: 0.0%
            1,460                Taiwan Semiconductor Manufacturing Co. Ltd. ADR                                    $        13,314
                                                                                                                    ---------------
                                                                                                                             13,314
                                                                                                                    ---------------
                                 UNITED KINGDOM: 18.8%
           19,800                Anglo American PLC                                                                         463,213
          138,533                BP PLC                                                                                   1,441,304
           68,600     @          British Airways PLC                                                                        322,010
          173,600                Centrica PLC                                                                               719,176
           57,300                Diageo PLC                                                                                 843,293
           31,600                Enterprise Inns PLC                                                                        471,484
           34,500                GUS PLC                                                                                    543,025
           66,669                HBOS PLC                                                                                 1,025,440
          210,700                Legal & General Group PLC                                                                  432,705
          141,400                Rentokil Initial PLC                                                                       404,890
           35,603                Royal Bank of Scotland Group PLC                                                         1,072,415
          168,800                Shell Transport & Trading Co. PLC                                                        1,635,112
           65,900                Unilever PLC                                                                               634,256
                                                                                                                    ---------------
                                                                                                                         10,008,323
                                                                                                                    ---------------
                                 TOTAL INVESTMENTS IN SECURITIES (COST $49,107,591)*                     98.9%      $    52,626,478
                                 OTHER ASSETS AND LIABILITIES-NET                                         1.1               573,053
                                                                                                    ---------       ---------------
                                 NET ASSETS                                                             100.0%      $    53,199,531
                                                                                                    =========       ===============

Certain foreign securities have been fair valued in accordance with procedures approved by the Board of Directors/Trustees (Note 2A).

@    Non-income producing security
ADR  American Depositary Receipt
GDR  Global Depositary Receipt
# Securities with purchases pursuant to Rule 144A, under the Securities Act of 1933 and may not be resold subject to that rule except to qualified institutional buyers. These securities have been determined to be liquid under the guidelines established by the Funds' Board of Directors/Trustees.
* Cost for federal income tax purposes is the $49,211,908. Net unrealized appreciation consists of:

                                 Gross Unrealized Appreciation                                                      $     4,510,758
                                 Gross Unrealized Depreciation                                                           (1,096,188)
                                                                                                                    ---------------
                                 Net Unrealized Appreciation                                                        $     3,414,570
                                                                                                                    ===============

                 See Accompanying Notes to Financial Statements

                                                                                                                     PERCENTAGE OF
INDUSTRY                                                                                                               NET ASSETS
-----------------------------------------------------------------------------------------------------------------------------------
Agriculture                                                                                                                0.8%
Airlines                                                                                                                   0.6
Auto Manufacturers                                                                                                         3.4
Auto Parts and Equipment                                                                                                   1.0
Banks                                                                                                                     20.1
Beverages                                                                                                                  2.5
Building Materials                                                                                                         0.8
Chemicals                                                                                                                  1.4
Commercial Services                                                                                                        0.8
Computers                                                                                                                  0.9
Distribution/Wholesale                                                                                                     1.1
Diversified Financial Services                                                                                             2.6
Electric                                                                                                                   4.4
Electrical Components and Equipment                                                                                        2.4
Electronics                                                                                                                1.4
Engineering and Construction                                                                                               1.6
Entertainment                                                                                                              1.0
Food                                                                                                                       1.2
Gas                                                                                                                        1.4
Healthcare-Products                                                                                                        2.0
Holding Companies-Diversified                                                                                              0.7
Insurance                                                                                                                  4.3
Media                                                                                                                      1.8
Mining                                                                                                                     2.8
Oil and Gas                                                                                                               10.0
Pharmaceuticals                                                                                                            7.9
Real Estate                                                                                                                1.7
Retail                                                                                                                     3.6
Semiconductors                                                                                                             1.0
Software                                                                                                                   1.2
Telecommunications                                                                                                         9.0
Transportation                                                                                                             2.5
Water                                                                                                                      1.1
Other Assets and Liabilities, Net                                                                                          1.1
                                                                                                                         -----
NET ASSETS                                                                                                               100.0%
                                                                                                                         =====

                 See Accompanying Notes to Financial Statements

                ADVISORY CONTRACT APPROVAL DISCUSSION (UNAUDITED)

In connection with each annual approval, the Board is provided with the qualitative and quantitative information to assist it in evaluating whether to approve the continuance of the Agreements.

In considering whether to approve the Investment Management Agreement and the Sub-Advisory Agreements, the Board, including the Independent Directors, considered a number of factors they believed to be relevant in light of the legal advice furnished to them by independent legal counsel and their own business judgment.

In connection with their deliberations, the Board considered information that had been provided by the Investment Manager and each Sub-Adviser throughout the year at regular Board meetings, as well as information furnished for a Board meeting held on December 15, 2004 to specifically consider the approval of each Portfolio's current Investment Management Agreement and the Sub-Advisory Agreement (other than the Sub-Advisory Agreement for ING VP Global Science and Technology Portfolio having been previously approved by the Board for continuation through December 31, 2005). Prior to taking action with respect to each Portfolio's Investment Management Agreement and Sub-Advisory Agreement, the Contract Committee of the Board (which is comprised entirely of independent Directors) met with independent legal counsel on November 9 and 10, 2004 and again on December 13 and 14, 2004 to review and discuss the information provided by the Investment Manager and Sub-Adviser. This information included the following: (1) summaries for each Portfolio that provide information about the performance, management fees and other expenses of the Portfolio and its respective peer group, as determined based upon a methodology approved by the Contract Committee (the "Selected Peer Group"), as well as information about the Portfolio's investment portfolios, objectives and strategies; (2) responses to questions posed by independent legal counsel on behalf of the Independent Directors/Trustees; (3) copies of each form of Investment Management and Sub-Advisory Agreement; (4) copies of the Form ADV for the Investment Manager and Sub-Adviser to the Portfolios; (5) financial statements for the Investment Adviser and Sub-Adviser to the Portfolios; (6) profitability analyses for the Investment Manager and Sub-Adviser with respect to each Portfolio and with respect to all Portfolios and other funds within the ING complex of mutual funds as a group; (7) an analysis of the compensation paid to investment personnel of the Sub-Adviser on an absolute basis and in relation to others in the investment management industry; and (8) other information relevant to the Board's evaluation. In addition, the Board considered the information provided periodically throughout the year in presentations to the Board by portfolio managers and other investment professionals of the Investment Manager and Sub-Adviser.

The Board considered, among other things, the following factors in determining whether to approve each Agreement: (1) the actions of the Investment Manager in response to recent regulatory developments, including the development of written policies and procedures reasonably designed to prevent violations of the federal securities laws; (2) the hiring of an individual to serve as the Chief Compliance Officer for the Portfolios; (3) the responsiveness of the Investment Manager to inquiries from regulatory agencies such as the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.;
(4) the commitment of the Investment Manager and Sub-Adviser to reduce brokerage costs, portfolio turnover rates and research acquired through the use of soft dollars from the Portfolios' brokerage; (5) the financial strength of the Investment Manager and Sub-Adviser; (6) the Investment Manager's willingness to waive fees from time to time to limit the total expenses of a Portfolio; (7) the adequacy of the compensation paid to investment personnel of the Sub-Adviser;
(8) the actions taken by the Manager over time to reduce the operating expenses of the Funds, including fees and expenses for transfer agency, custody and audit services; (9) the Codes of Ethics for each of the Investment Manager and Sub-Adviser and related procedures for complying therewith; and (10) with respect to each Portfolio, the specific factors and conclusions identified below. The conclusions relating to comparative fees, expenses and performance set forth below for each Fund are for periods ended June 30, 2004.

The Board also considered the profits being realized by ING, ING IM and various affiliates during each of the past three years with respect to (i) each Portfolio standing alone, (ii) all retail Portfolios as a group, (iii) all variable product Portfolios as a group, and (iv) all retail Portfolios and variable product Portfolios as a group. The Board further considered the costs incurred by ING and ING IM in providing investment management services for each Portfolio in light of the changes in assets under management for each Portfolio during relevant time periods and concluded that (i) the economies of scale currently being realized by ING and ING IM do not warrant the implementation of additional breakpoints for any of the Portfolios and (ii) the profits being realized by ING and ING IM from their relationships with the Portfolios are not unreasonable in light of the quality of the services being rendered.

Based upon its review of these factors, the Board determined that continuation of the Investment Management Agreement and Sub-Advisory Agreement is in the interest of each Portfolio and its shareholders and accordingly, the Board, including all of the Independent Directors, approved continuation of the Investment Management Agreement and Sub-Advisory Agreements for an additional one-year period.

ING VP BALANCED PORTFOLIO

In its renewal deliberations for the Portfolio, the Board concluded that (1) the management fee for the Portfolio is below the median and the average management fees of its Selected Peer Group, (2) the expense ratio for the Portfolio is below the median and average expense ratios of its Selected Peer Group, (3) the Portfolio outperformed its Selected Peer Group median return for the year-to-date, five-, and ten-year periods and outperformed its benchmark index for the year-to-date, three-, and five-year periods, but underperformed its benchmark index for the most recent quarter, one-, and ten-year periods, (4) the Investment Adviser and Sub-Adviser have taken action to improve the Portfolio's performance, which included a change in March 2004 of the individual managers responsible for the Portfolio, and (5) it would be appropriate to allow a reasonable period of time to evaluate the effectiveness of these actions.

ING VP GROWTH AND INCOME PORTFOLIO

In its renewal deliberations for the Portfolio, the Board concluded that (1) the management fee for the Portfolio is below the median and the average management fees of its Selected Peer Group, (2) the expense ratio for the Portfolio is below the median and average expense ratios of its Selected Peer Group, (3) the Portfolio outperformed its Selected Peer Group median return for the most recent quarter, year-to-date and one-year periods, but underperformed its benchmark index for all periods reviewed by the Board, and (4) the Investment Adviser and Sub-Adviser have taken action to improve the Portfolio's performance, which included changes in the Portfolio's investment strategies used to pursue the Portfolio's investment objectives and the hiring of a new portfolio manager and research team to implement these strategies, and (5) it would be appropriate to allow a reasonable period of time to evaluate the effectiveness of these actions.

ING VP GROWTH PORTFOLIO

In its renewal deliberations for the Portfolio, the Board concluded that (1) the management fee for the Portfolio is below the median and the average management fees of its Selected Peer Group, (2) the expense ratio for the Portfolio is below the median and average expense ratios of its Selected Peer Group, (3) the Portfolio outperformed its benchmark index for the five-year period, but underperformed its benchmark index for all remaining periods reviewed by the Board and underperformed its Selected Peer Group median returns for all periods reviewed by the Board, (4) the Sub-Adviser has taken action to improve the Portfolio's performance, which included personnel changes, and (5) it would be appropriate to allow a reasonable period of time to evaluate the effectiveness of these actions.

ING VP SMALL COMPANY PORTFOLIO

In its renewal deliberations for the Portfolio, the Board concluded that (1) the management fee for the Portfolio is above the median and below the average management fees of its Selected Peer Group, (2) the expense ratio for the Portfolio is below the median and the average expense ratios of its Selected Peer Group, (3) the Portfolio outperformed its benchmark index for the five-year period, but underperformed its benchmark index for all remaining periods reviewed by the Board and underperformed its Selected Peer Group median returns for all periods reviewed by the Board, and (4) the Investment Adviser and Sub-Adviser have taken action to improve the Portfolio's performance, which included personnel changes, and (5) it would be appropriate to allow a reasonable period of time to evaluate the effectiveness of these actions.

ING VP VALUE OPPORTUNITY PORTFOLIO

In its renewal deliberations for the Portfolio, the Board concluded that (1) the management fee for the Portfolio is below the median and average management fees of its Selected Peer Group, (2) the expense ratio for the Portfolio is below the median and the average expense ratios of its Selected Peer Group, (3) the Portfolio outperformed its primary benchmark index for the most recent quarter and outperformed its secondary benchmark index for the five-year period, but underperformed its primary benchmark, Selected Peer Group median return and its secondary index for all remaining periods reviewed by the Board, and (4) the Investment Adviser and Sub-Adviser have taken action to improve the Portfolio's performance, which included a change in December 2003 of the individual portfolio manager responsible for the Portfolio, and (5) it would be appropriate to allow a reasonable period of time to evaluate the effectiveness of these actions.

ING VP INTERMEDIATE BOND PORTFOLIO

In its renewal deliberations for the Portfolio, the Board concluded that (1) the management fee for the Portfolio is below the median and the average management fees of its Selected Peer Group, (2) the expense ratio for the Portfolio is below the median and the average expense ratios of its Selected Peer Group, and
(3) the Portfolio outperformed its benchmark index for all periods reviewed by the Board except the five-, and ten-year periods, and outperformed its Selected Peer Group median returns for all periods reviewed by the Board.

ING VP MONEY MARKET PORTFOLIO

In its renewal deliberations for the Portfolio, the Board concluded that (1) the management fee for the Portfolio is below the median and the average management fees of its Selected Peer Group, (2) the expense ratio for the Portfolio is below the median and the average expense ratios of its Selected Peer Group, and
(3) the Portfolio underperformed its benchmark index for the most recent quarter and underperformed its Selected Peer Group median returns for the most recent quarter and the year-to-date period, but outperformed the benchmark index and its Selected Peer Group median returns for the one-, three-, five-, and ten-year periods.

ING VP GLOBAL SCIENCE AND TECHNOLOGY PORTFOLIO

In its renewal deliberations for the Portfolio, the Board concluded that (1) the management fee for the Portfolio is above the median and the average management fees of its Selected Peer Group, but is well within one standard deviation of the average, (2) the expense ratio for the Portfolio is equal to the median and average expense ratios of its Selected Peer Group, (3) the Portfolio underperformed benchmark indices and the Selected Peer Group median returns for all periods reviewed by the Board, (4) the Investment Adviser took action to change the sub-adviser for the Portfolio in January 2004, in an effort to improve the Portfolio's performance, and (5) it would be appropriate to allow a reasonable period of time to evaluate the effectiveness of this change.

In December 2003, AIC Asset Management, LLC ("AIC") was replaced as sub-adviser to ING VP Global Science and Technology Portfolio by BlackRock Advisors, Inc. ("BlackRock"). The Sub-Advisory Agreement with BlackRock continues in effect until December 31, 2005 and is subject to annual approval by the Board thereafter. In reaching its decision to engage BlackRock as the Portfolio's sub-adviser, the Board, including a majority of the Independent Directors, compared the Portfolio's performance when managed by the former sub-adviser, AIC, with the performance of a portfolio managed by BlackRock that is comparable to the Portfolio under a new investment strategy. The Board also considered the performance of a peer group of other science and technology sector funds that are comparable to the Portfolio. In addition to these considerations, the Board evaluated and discussed other factors, including, but not limited to, the following: (1) the Investment Manager's view of the reputation of BlackRock; (2) the nature and quality of the services to be provided by BlackRock; (3) the addition of an exclusivity provision in the Sub-Advisory Agreement; (4) the fairness of the compensation under the Sub-Advisory Agreement in light of the services to be provided; (5) BlackRock's track record in managing the risks and volatility inherent in the science and technology sectors; (6) the qualifications of the personnel, portfolio management capabilities and investment methodologies; (7) BlackRock's operations, compliance program, policies with respect to trade allocation and brokerage practices and proxy voting policies and procedures; (8) BlackRock's financial condition; (9) the costs for the services to be provided by BlackRock and the fact that these costs will be paid by the Investment Manager and not directly by the Portfolio; (10) the consistency in investment style and portfolio turnover rates experienced over time by a portfolio managed by BlackRock in accordance with the new investment strategy; (11) the appropriateness of the selection of BlackRock and the employment of the new investment strategy in light of the Portfolio's investment objective and its current and prospective investor base; and (12) BlackRock's Code of Ethics and related procedures for complying therewith. The Board also considered the advisory fee to be retained by ING Investments for its oversight and monitoring services that will be provided to the Portfolio.

During the course of its deliberations, the Board reached the following conclusions regarding BlackRock and the Sub-Advisory Agreement, among others:
(1) BlackRock is qualified to manage the Portfolio's assets in accordance with its investment objective and policies; (2) the new investment strategy is appropriate for pursuing the Portfolio's investment objective and is consistent with the interests of current and prospective investors in the Portfolio; (3) the new investment strategy would not materially affect the current risk profile of the Portfolio; (4) BlackRock is likely to execute the new investment strategy consistently over time; (5) BlackRock has sufficient financial resources available to it to fulfill its commitments to the Portfolio under the Sub-Advisory Agreement; (6) BlackRock is likely to diversify the Portfolio's portfolio in order to minimize volatility and risk; (7) The exclusivity provisions included in the Sub-Advisory Agreement with respect to the management of other mutual funds with similar investment objectives, policies and restrictions are likely to provide the Portfolio with the opportunity to realize asset growth during the exclusivity period; (8) BlackRock maintains appropriate compliance programs; (9) BlackRock is likely to manage the assets with a turnover rate that is relatively low for a science and technology fund; and (10) the compensation to be paid under the Sub-Advisory Agreement is fair in relation to the services to be provided by BlackRock.

In its deliberations regarding the approval of the current Investment Advisory Agreement for the Portfolio, as approved at the December 15, 2004 meeting, the Board noted that (1) the management fee for the Portfolio is higher than the median and average management fees of its Selected Peer Group; (2) the expense ratio for the Portfolio is less than the median and average expense ratios of its Selected Peer Group, (3) the Portfolio underperformed its primary and secondary benchmark indices and its Selected Peer Group median returns for all periods reviewed by the Board, and (4) the Investment Adviser had sought to address the underperformance of the Portfolio by, among other things, recommending the appointment of a new Sub-Adviser for the Portfolio, which change became effective on January 1, 2004.

Based upon its review, the Board determined that continuation of the Investment Management Agreement is in the interests of the ING VP Global Science and Technology Portfolio and its shareholders. Accordingly, after consideration of the factors described above and such other factors and information it considered relevant, the Board of the Portfolio, including all of the Independent Directors, approved continuation of the Investment Management Agreement for an additional one-year period.

ING VP INTERNATIONAL EQUITY PORTFOLIO

In its renewal deliberations for the Portfolio, the Board concluded that (1) the management fee for the Portfolio is below the median and the average management fees of its Selected Peer Group, (2) the expense ratio for the Portfolio is below the median and average expense ratios of its Selected Peer Group, (3) the Portfolio outperformed its Selected Peer Group median returns for the most recent quarter, year-to-date, and one-year periods, but underperformed its benchmark index for all periods reviewed by the Board and underperformed its Selected Peer Group median returns for the three- and five-year periods, and (4) in September 2002, there was a change to the Portfolio's management team to improve the Portfolio's performance and the Portfolio's performance has subsequently improved.

INVESTMENT MANAGER                       TRANSFER AGENT
ING Investments, LLC                     DST Systems, Inc.
7337 E. Doubletree Ranch Road            P.O. Box 419368
Scottsdale, Arizona 85258                Kansas City, Missouri 64141

ADMINISTRATOR                            CUSTODIAN
ING Funds Services, LLC                  The Bank of New York
7337 E. Doubletree Ranch Road            100 Colonial Center Parkway, Suite 300
Scottsdale, Arizona 85258                Lake Mary, Florida 32746

DISTRIBUTOR                              LEGAL COUNSEL
ING Funds Distributor, LLC               Goodwin Procter LLP
7337 E. Doubletree Ranch Road            Exchange Place
Scottsdale, Arizona 85258                53 State Street
1-800-334-3444                           Boston, Massachusetts 02109

BEFORE INVESTING, CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF THE VARIABLE ANNUITY CONTRACT AND THE UNDERLYING VARIABLE INVESTMENT OPTIONS. THIS AND OTHER INFORMATION IS CONTAINED IN THE PROSPECTUS FOR THE VARIABLE ANNUITY CONTRACT AND THE UNDERLYING VARIABLE INVESTMENT OPTIONS. OBTAIN THESE PROSPECTUSES FROM YOUR AGENT/REGISTERED REPRESENTATIVE AND READ THEM CAREFULLY BEFORE INVESTING.

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